SENIOR SECURED REDUCING REVOLVING CREDIT AGREEMENT

                                      among

                        DI INDUSTRIES, INC., AS BORROWER,

                          DRILLERS, INC., AS BORROWER,

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN,

                     THE LENDING INSTITUTIONS LISTED HEREIN,

                             BANKERS TRUST COMPANY,

                       AS AGENT AND ADMINISTRATIVE AGENT,

                                       and

                          ING (US) CAPITAL CORPORATION,

                                  AS CO-AGENT.

                          Dated as of December 31, 1996

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                                TABLE OF CONTENTS
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SECTION 1.   Amount and Terms of Credit .................    1
     1.01    Commitments ................................    1
     1.02    Minimum Borrowing Amounts, etc. ............    2
     1.03    Notice of Borrowing ........................    2
     1.04    Disbursement of Funds ......................    3
     1.05    Notes ......................................    4
     1.06    Conversions ................................    4
     1.07    Pro Rata Borrowings ........................    5
     1.08    Interest ...................................    5
     1.09    Interest Periods ...........................    6
     1.10    Increased Costs, Illegality, etc. ..........    8
     1.11    Compensation ...............................   10
     1.12    Change of Lending Office ...................   11
     1.13    Replacement of Lenders .....................   12
     1.14    Joint and Several Liability ................   13

SECTION 2.   Letters of Credit ..........................   15
     2.01    Letters of Credit ..........................   15
     2.02    Letter of Credit Requests; Notices of
               Issuance .................................   17
     2.03    Agreement to Repay Letter of Credit
               Drawings .................................   17
     2.04    Letter of Credit Participations ............   18
     2.05    Increased Costs ............................   21

SECTION 3.   Fees; Commitments ..........................   22
     3.01    Fees .......................................   22
     3.02    Voluntary Termination or Reduction of
               Total Unutilized Revolving Loan
               Commitment ...............................   23
     3.03    Mandatory Reduction of Revolving Loan
               Commitments ..............................   23

SECTION 4.   Payments ...................................   24
     4.01    Voluntary Prepayments ......................   24
     4.02    Mandatory Prepayments ......................   25
     4.03    Method and Place of Payment ................   27
     4.04    Net Payments ...............................   27

SECTION 5.   Conditions Precedent .......................   30
     5.01    Execution of Agreement; Notes ..............   30

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     5.02    No Default; Representations and
               Warranties ...............................   30
     5.03    Officer's Certificate ......................   31
     5.04    Opinions of Counsel ........................   31
     5.05    Corporate Proceedings ......................   31
     5.06    Adverse Change, etc. .......................   32
     5.07    Litigation .................................   32
     5.08    Approvals ..................................   32
     5.09    Consummation of the Acquisition ............   33
     5.10    Existing Credit Agreement ..................   33
     5.11    Security Documents .........................   33
     5.12    Payment of Fees ............................   34
     5.13    Existing Indebtedness Agreements ...........   35
     5.14    Solvency Certificate; Evidence of
               Insurance ................................   35
     5.15    Rig Appraisals..............................   36
     5.16    Environmental Report .......................   36
     5.17    Pro Forma Balance Sheet ....................   36
     5.18    Notice of Borrowing; Letter of Credit
               Request ..................................   37

SECTION 6.   Representations, Warranties and
               Agreements ...............................   37
     6.01    Corporate Status ...........................   37
     6.02    Corporate Power and Authority ..............   38
     6.03    No Violation ...............................   38
     6.04    Litigation .................................   38
     6.05    Use of Proceeds; Margin Regulations ........   39
     6.06    Governmental Approvals .....................   39
     6.07    Investment Company Act .....................   39
     6.08    Public Utility Holding Company Act .........   40
     6.09    True and Complete Disclosure ...............   40
     6.10    Financial Condition; Financial
               Statements ...............................   40
     6.11    Security Interests .........................   42
     6.12    Acquisition ................................   42
     6.13    Compliance with ERISA ......................   42
     6.14    Capitalization .............................   44
     6.15    Subsidiaries ...............................   44
     6.16    Intellectual Property ......................   44
     6.17    Compliance with Statutes, etc. .............   45
     6.18    Environmental Matters ......................   45
     6.19    Properties .................................   46
     6.20    Labor Relations ............................   46
     6.21    Tax Returns and Payments ...................   47
     6.22    Existing Indebtedness ......................   47

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SECTION 7.   Affirmative Covenants ......................   48
     7.01    Information Covenants ......................   48
     7.02    Books, Records and Inspections .............   52
     7.03    Insurance ..................................   52
     7.04    Payment of Taxes ...........................   53
     7.05    Corporate Franchises .......................   53
     7.06    Compliance with Statutes, etc. .............   54
     7.07    Compliance with Environmental Laws .........   54
     7.08    ERISA ......................................   55
     7.09    Good Repair ................................   56
     7.10    End of Fiscal Years; Fiscal Quarters .......   56
     7.11    Additional Security; Further Assur-
               ances; Appraisals ........................   56
     7.12    Register ...................................   58

SECTION 8.   Negative Covenants .........................   59
     8.01    Changes in Business ........................   59
     8.02    Consolidation, Merger, Sale or Pur-
               chase of Assets, etc. ....................   59
     8.03    Liens ......................................   62
     8.04    Indebtedness ...............................   65
     8.05    Advances, Investments and Loans ............   66
     8.06    Dividends, etc. ............................   68
     8.07    Transactions with Affiliates ...............   68
     8.08    Working Capital; Minimum Net Worth .........   69
     8.09    Asset Coverage Ratio .......................   69
     8.10    Interest Coverage Ratio ....................   69
     8.11    Leverage Ratio .............................   69
     8.12    Limitation on Voluntary Payments and
               Modifications of Indebtedness; Mod-
               ifications of Certificate of Incor-
               poration, By-Laws and Certain Other
               Agreements; Issuances of Capital
               Stock; etc. ..............................   69
     8.13    Limitation on Certain Restrictions on
               Subsidiaries .............................   70
     8.14    Limitation on the Creation of
               Subsidiaries .............................   70

SECTION 9.   Events of Default ..........................   71
     9.01    Payments ...................................   71
     9.02    Representations, etc. ......................   72
     9.03    Covenants ..................................   72
     9.04    Default Under Other Agreements .............   72
     9.05    Bankruptcy, etc. ...........................   73
     9.06    ERISA ......................................   73
     9.07    Security Documents .........................   74

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     9.08    Guarantees .................................   74
     9.09    Judgments ..................................   74
     9.10    Ownership ..................................   75

SECTION 10.  Definitions ................................   75

SECTION 11.  The Agent and Co-Agent .....................   98
     11.01   Appointment ................................   98
     11.02   Delegation of Duties .......................   98
     11.03   Exculpatory Provisions .....................   99
     11.04   Reliance by Agent and Co-Agent .............   99
     11.05   Notice of Default ..........................  100
     11.06   Nonreliance on Agent and Co-Agent and
               Other Lenders ............................  100
     11.07   Indemnification ............................  101
     11.08   Agent and Co-Agent in Its Individual
               Capacity .................................  102
     11.09   Holders ....................................  102
     11.10   Resignation of the Agent or Co-Agent;
               Successor Agent or Co-Agent ..............  102

SECTION 12.  Miscellaneous ..............................  103
     12.01   Payment of Expenses, etc. ..................  103
     12.02   Right of Setoff ............................  104
     12.03   Notices ....................................  105
     12.04   Benefit of Agreement .......................  105
     12.05   No Waiver; Remedies Cumulative .............  107
     12.06   Payments Pro Rata ..........................  107
     12.07   Calculations; Computations .................  108
     12.08   Governing Law; Submission to Juris-
               diction; Venue ...........................  109
     12.09   Counterparts ...............................  109
     12.10   Effectiveness ..............................  110
     12.11   Headings Descriptive .......................  110
     12.12   Amendment or Waiver; etc. ..................  110
     12.13   Survival ...................................  112
     12.14   Domicile of Loans ..........................  112
     12.15   Confidentiality ............................  112
     12.16   Waiver of Jury Trial .......................  112

SECTION 13.  Subsidiary Guarantees ......................  113
     13.01   The Subsidiary Guarantees ..................  113
     13.02   Bankruptcy .................................  115
     13.03   Nature of Liability ........................  115
     13.04   Independent Obligation .....................  116
     13.05   Authorization ..............................  117
     13.06   Reliance ...................................  118

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     13.07   Subordination ..............................  118
     13.08   Waiver .....................................  118

ANNEX I      List of Lenders and Commitments
ANNEX II     Lender Addresses
ANNEX III    Existing Letters of Credit
ANNEX IV     Drilling Rigs
ANNEX V      Existing Investments
ANNEX VI     Subsidiaries
ANNEX VII    Existing Indebtedness
ANNEX VIII   Insurance
ANNEX IX     Existing Liens
ANNEX X      Assets Held For Sale

SCHEDULE 6.04      Litigation
SCHEDULE 6.10      Financial Condition
SCHEDULE 6.18      Environmental Matters

EXHIBIT A-1   --   Form of Notice of Borrowing
EXHIBIT A-2   --   Form of Letter of Credit Request
EXHIBIT B     --   Form of Revolving Note
EXHIBIT C     --   Form of Section 4.04(b)(ii) Certificate
EXHIBIT D-1   --   Form of Opinion of Company's Counsel
EXHIBIT D-2   --   Form of Opinion of Cahill Gordon & Reindel
EXHIBIT E     --   Form of Officers' Certificate
EXHIBIT F     --   Form of Pledge Agreement
EXHIBIT G     --   Form of Security Agreement
EXHIBIT H     --   [intentionally omitted]
EXHIBIT I     --   Form of Solvency Certificate
EXHIBIT K     --   Form of Assignment and Assumption Agreement
EXHIBIT L     --   Form of Compliance Certificate
EXHIBIT M     --   Form of Collateral Report

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          This SENIOR SECURED REDUCING REVOLVING CREDIT AGREEMENT, dated as of
December 31, 1996 (the "Agreement"), among DI INDUSTRIES, INC., a Texas corporation (the "Company"), DRILLERS, INC., a Texas corporation ("DI" and, with the Company, the "Borrowers"), each of the Subsidiary Guarantors party hereto (the "Subsidiary Guarantors"), the lending institutions from time to time party hereto (each a "Lender" and, collectively, the "Lenders") and BANKERS TRUST COMPANY as Agent and Administrative Agent and ING (US) CAPITAL CORPORATION, as Co-Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.

                              W I T N E S S E T H :

          WHEREAS, DI has entered into an asset purchase agreement, dated as of November 12, 1996, to acquire (the "Acquisition") substantially all of the assets of the land drilling division of Diamond Offshore Drilling, Inc. for $26 million in cash;

          WHEREAS, prior to the consummation of the Acquisition, DI will permanently retire all $9.4 million of outstanding debt under its existing term loan agreement and will permanently retire such facility; and

          WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make Revolving Loans to the Borrowers and issue Letters of Credit for the purposes described herein;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein, each of the Borrowers, the Subsidiary Guarantors, the Lenders, the Agent and the Co-Agent hereby agrees as follows:

          SECTION 1.  Amount and Terms of Credit.

          1.01 Commitments. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Final Maturity Date, to make a revolving loan or loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrowers, which Revolving Loans: (i) shall be denominated in U.S. Dollars, (ii) except as hereinafter provided, shall, at the option of the Borrowers, be incurred and maintained as and/or converted

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into Base Rate Loans or Eurodollar Loans; and further provided that all
Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof and (iv) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when combined with Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Revolving Loan Commitment of such Lender at such time.

          1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable to such Loans. More than one Borrowing may be incurred on any day; provided that at no time shall there be outstanding more than five Borrowings of Eurodollar Loans.

          1.03 Notice of Borrowing. (a) Whenever a Borrower desires to incur Revolving Loans hereunder, it shall give the Agent at the Notice Office, prior to 10:00 A.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each a "Notice of Borrowing") shall, except as provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify (i) the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing,
(ii) the date of such Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

          (b) Without in any way limiting the obligation of the Borrowers to confirm in writing any telephonic notice permitted to be given hereunder, the Agent or the Letter of Credit

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Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Agent or the Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of a Borrower. The Agent's or the Letter of Credit Issuer's record of the terms of such telephonic notice shall be final, conclusive and binding absent manifest error.

          1.04 Disbursement of Funds. (a) Not later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Lender will make available its pro rata share, if any, of each Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Agent in U.S. Dollars and in immediately available funds at the Payment Office and the Agent promptly will make available to the applicable Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made available same to the applicable Borrower, the Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrowers, and the Borrowers shall immediately pay such corresponding amount to the Agent, which payment may be made, subject to the terms and conditions of this Agreement, from the proceeds of a Loan. The Agent shall also be entitled to recover from the Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrowers to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Rate or (y) if paid by the Borrowers, the then applicable rate of interest, calculated in accordance with Section 1.08.

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          (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

          1.05 Notes. (a) The Borrowers' obligation to pay the principal of, and interest on, all the Loans made to it by each Lender shall be evidenced in the case of Revolving Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes").

          (b) The Revolving Note issued to each Lender shall (i) be executed by the Borrowers, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of the Credit Documents.

          (c) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrowers' obligations in respect of such Loans.

          1.06 Conversions. The Borrowers shall have the option to convert on any Business Day occurring on or after the Initial Borrowing Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing or Borrowings of another Type of Revolving Loan; provided that (i) except as otherwise provided in Section 1.10(b), no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only

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be converted into Eurodollar Loans if no payment Default, or Event of Default, is in existence on the date of the conversion, and (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the applicable Borrower by giving the Agent at the Notice Office, prior to 10:00 A.M. (New York time), at least two Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing(s) pursuant to which the Revolving Loans were made and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Revolving Loans.

          1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be made by the Lenders pro rata on the basis of their Revolving Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Revolving Loans hereunder and that each Lender shall be obligated to make the Revolving Loans to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

          1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of
(i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to
Section 1.06, at a rate per annum which shall at all times be the Applicable Base Rate Margin in excess of the Base Rate in effect from time to time.

          (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the Applicable Eurodollar Margin in excess of the relevant Eurodollar Rate.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear

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interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

          (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof (determined in accordance with Section 4.03) and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount so converted) and (z) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

          (f) The Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrowers and the Lenders thereof.

          1.09 Interest Periods. At the time a Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 10:00 A.M. (New York time) on the second Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, such Borrower shall have the right to elect by giving the Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of such Borrower (but otherwise subject to clause
(y) of the proviso to Section 1.01(a)(ii)), be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

          (i) all Eurodollar Loans comprising a single Bor-rowing shall have the same Interest Period;

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         (ii) the initial Interest Period for any Borrowing of Eurodollar Loans
     shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

        (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

         (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period shall be elected which extends beyond the Final Maturity Date;

         (vi) no Interest Period may be elected at any time when a payment Default or any Event of Default is then in existence; provided, however, that at any time when a non-payment Default is in existence, only a one-month Interest Period may be elected; and

        (vii) no Interest Period in respect of any Borrowing of Eurodollar Loans shall be elected which extends beyond any date upon which a mandatory prepayment of Revolving Loans is required to be made under Section 4.02(a), as a result of reductions to the Total Revolving Loan Commitment pursuant to Section 3.03(b), unless the aggregate principal amount of Revolving Loans which are maintained as Base Rate Loans or which have Interest Periods which will expire on or before such date will be sufficient to make such required payment.

If, upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrowers have failed to elect, or are not permitted to elect by virtue of the application of clause (vi) above, a new Interest Period to be

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applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrowers shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10 Increased Costs, Illegality, etc. (a) In the event that (x) in the case of clause (i) below, the Agent or (y) in the case of clauses (ii) and
(iii) below, any Lender, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

          (i) on any date for determining the Eurodollar Rate for any Interest Period, that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

         (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of net income taxes or similar charges) because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or

        (iii) at any time since the date of this Agreement, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Agent in the case of clause (i) above) shall (x) within five Business Days after any such event and (y) within five Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrowers and (except in the case of clause (i)) to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Lenders). Thereafter, (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice by the Agent no longer exist (which notice the Agent shall endeavor to give promptly after any determination thereof by the Agent), and any Notice of Borrowing or Notice of Conversion given by a Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrowers, (y) in the case of clause (ii) above, the Borrowers agree to pay to such Lender, upon written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrowers by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause
(iii) above, the Borrowers shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrowers may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the Borrowers shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Agent telephonic notice (confirmed promptly in writing) thereof on the same date that a Borrower was notified by a Lender pursuant to Section 1.10(a)(ii) or (iii)), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least two Business Days' notice to the Agent, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this
Section 1.10(b).

          (c) If any Lender shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case, after the date of this Agreement, has or would have the effect of reducing the rate of return on such Lender's or such other corporation's capital or assets as a consequence of such Lender's Revolving Loan Commitment or obligations hereunder to a level below that which such Lender or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Lender (with a copy to the Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such other corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrowers, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrowers' obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

          1.11 Compensation. The Borrowers shall compensate each Lender, promptly upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profit with respect to any Eurodollar Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrowers or deemed withdrawn pursuant to Section 1.10(a) or (b)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 9) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by a Borrower; or (iv) as a consequence of (x) any other default by the Borrowers to repay Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b). Calculation of all amounts payable to a Lender under this Section 1.11 shall be made as though that Lender had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an off-shore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.11. It is further understood and agreed that if any repayment of Eurodollar Loans pursuant to Section 4.01 or any conversion of Eurodollar Loans pursuant to Section 1.06 in either case occurs on a date which is not the last day of an Interest Period applicable thereto, such repayment or conversion shall be accompanied by any amounts owing to any Lender pursuant to this Section 1.11.

          1.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.05 or 4.04 with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event;

provided that such designation is made on such terms that, in the sole judgment of such Lender, such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section
1.12 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Section 1.10, 2.05 or 4.04.

          1.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrowers increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as provided in Section 12.12(b) the Borrowers shall have the right, if no Default or Event of Default then exists or, in the case of clause (z) above, would exist after giving effect to such replacement, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be acceptable to the Agent; provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the Revolving Loan Commitment and outstanding Revolving Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Lender, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01,
(y) each Letter of Credit Issuer an amount equal to such Replaced Lender's Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Letter of Credit Issuer (which at such time remains an Unpaid

Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (ii) all obligations of the Borrowers then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 1.11) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Agent pursuant to Section 7.12 and, if so requested by the Replacement Lender of the appropriate Revolving Note or Revolving Notes executed by the Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 12.01 and 12.06), which shall survive as to such Replaced Lender.

          1.14 Joint and Several Liability. (a) The Borrowers shall have joint and several liability in respect of all Obligations hereunder and under any other Credit Document to which any Borrower is a party, without regard to any defense (other than the defense that payment in full has been made), set-off or counterclaim which may at any time be available to or be asserted by any other Credit Party against the Lenders, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers' liability hereunder, in bankruptcy or in any other instance, and the Obligations of the Borrowers hereunder shall not be conditioned or contingent upon the pursuit by the Lenders or any other Person at any time of any right or remedy against the Borrowers or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any Collateral or guarantee therefor or right of offset with respect thereto. The Borrowers hereby acknowledge that this Agreement is the independent and several obligation of each Borrower (regardless of which Borrower shall have delivered a Notice of Borrowing) and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against the other Borrower. Each Borrower hereby expressly waives, with respect to any of the Loans made to the other Borrower hereunder and any of the amounts owing hereunder by such other Credit Parties in respect of such Loans, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceeds against such other Credit Parties under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of such amounts owing hereunder.

          (b) Notwithstanding any other provisions of this Agreement or the other Credit Documents, the maximum aggregate amount for which a Borrower shall be liable hereunder with respect to Loans to the other Borrower and other Obligations of the other Borrower shall not exceed the maximum aggregate amount of Obligations which does not render this Section 1.14, as it relates to such Borrower, void or voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer. Subject to the preceding sentence, each Borrower shall be liable for payment of Obligations when due and not for collection thereof and each Lender may, from time to time, enforce this provision against any Borrower up to the full amount of the Obligations owed to such Lender without proceeding against the other Borrower, against any security for the Obligations, against any Subsidiary Guarantor or under any Subsidiary Guarantee covering the Obligations.

          (c) The Borrowers hereby agree, as between themselves, that if any Borrower (an "Excess Funding Borrower") shall pay amounts in excess of the portion of the then outstanding Obligations which have arisen in respect of extensions of credit to or for the benefit of the Excess Funding Borrower the other Borrower shall, on demand (but subject to the next sentence hereof), pay to the Excess Funding Borrower an amount equal to such excess. The payment obligation of any Borrower to any Excess Funding Borrower under this Section 1.14(c) shall be subordinate in right of payment to, and subject to, the prior payment and satisfaction in full of the Obligations of such Borrower under the other provisions of this Agreement and the other Credit Documents and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of the Obligations; in addition, no Borrower shall be obligated to pay to the Excess Funding Borrower an amount under this Section 1.14(c) greater than the amount which, when taken together with the aggregate of the amounts paid by it under this Credit Agreement and all other payments under this Section 1.14, would exceed the portion of the then outstanding

Obligations which have arisen in respect of extensions of credit to or for the benefit of such Borrower.

          SECTION 2.  Letters of Credit.

          2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrowers may request the Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the Business Day preceding the Final Maturity Date to issue, for the account of the Borrowers and in support of, on a standby basis, L/C Supportable Indebtedness of the Borrowers or any Subsidiary of either Borrower to any other Person, irrevocable letters of credit in such form as may be approved by such Letter of Credit Issuer (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated pursuant to the terms hereof) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the date hereof and which such Letter of Credit Issuer in good faith deems material to it; or

         (ii) such Letter of Credit Issuer shall have received notice from the Borrowers or the Required Lenders prior to the issuance of such Letter of Credit of the type described in clause (vi) of Section 2.01(b).

          (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) the Letter of Credit Sublimit or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding, the Total Revolving Loan Commitment at such time; (ii) each Letter of Credit shall have an expiry date occurring not later than one year after such Letter of Credit's date of issuance; provided that any such Letter of Credit may be automatically extendable for periods of up to one year so long as such Letter of Credit provides that the respective Letter of Credit Issuer retains an option, satisfactory to such Letter of Credit Issuer, to terminate such Letter of Credit within a specified period of time prior (but not less than 30 days) to each scheduled extension date; provided, further, that each Letter of Credit shall state and shall provide that it shall, in no event, expire no later than five Business Days prior to the Final Maturity Date; (iii) each Letter of Credit shall be denominated in U.S. Dollars; (iv) each Letter of Credit shall provide that the Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Letter of Credit Issuer; (v) no Letter of Credit Issuer will issue any Letter of Credit after it has received written notice from a Borrower or the Required Lenders stating that a Default or an Event of Default exists until such time as such Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Lenders and (vi) no Letter of Credit in support of L/C Supportable Indebtedness of a Foreign Subsidiary shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) in support of L/C Supportable Indebtedness of Foreign Subsidiaries at such time, would exceed $1 million.

          (c) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless the respective Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrowers to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the Letter of Credit Outstandings, as the case may be. No such arrangement shall prejudice the right of the Borrowers or the Letter of Credit Issuer to pursue any available remedies it may have against any Defaulting Lender.

          2.02 Letter of Credit Requests; Notices of Issuance. (a) Whenever the Borrowers desires that a Letter of Credit be issued, a Borrower shall give the Agent and the respective Letter of Credit Issuer written notice (or notice by facsimile) thereof prior to 12:00 Noon (New York time) at least two Business Days (or such shorter period as may be acceptable to the respective Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business
Day) which written notice shall be in the form of Exhibit A-2 (each, a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as such Letter of Credit Issuer customarily requires in connection therewith.

          (b) Each Letter of Credit Issuer shall, promptly after each issuance of, or amendment or modification to, a Letter of Credit issued by it, give the Agent, each Lender and the Borrowers written notice of the issuance of, or amendment or modification to, such Letter of Credit, accompanied by a copy of the Letter of Credit or Letters of Credit issued by it and each such amendment or modification thereto.

          2.03 Agreement to Repay Letter of Credit Drawings. (a) The Borrowers hereby agree to reimburse each Letter of Credit Issuer, by making payment to the Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than one Business Day following the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Base Rate Margin in excess of the Base Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand. Each Letter of Credit Issuer shall provide the Borrowers prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrowers under this Section 2.03(a) or under any other Section of this Agreement.

          (b) The Borrowers' obligation under this Section 2.03 to reimburse the respective Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or any of its Subsidiaries may have or have had against such Letter of Credit Issuer, the Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit issued by it to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrowers shall not be obligated to reimburse such Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions that have been found to constitute willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

          2.04 Letter of Credit Participations. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender, and each such Lender (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder and the obligations of the Borrowers under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Agent for the account of the Lenders as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees with respect to such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Lenders pursuant to Section 1.13 or 12.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assigning and assignee Lender.

          (b) In determining whether to pay under any Letter of Credit, no Letter of Credit Issuer shall have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of such a finding of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

          (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrowers shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to
Section 2.03(a), such Letter of Credit Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Percentage of such payment in U.S. Dollars and in same day funds; provided, however, that no Participant shall be obligated to pay to the Agent its Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions that have been found to constitute willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Agent for the account of the respective Letter of Credit Issuer such Participant's Percentage of the amount of such payment on such Business Day in same day funds (and, to the extent such notice is given after 11:00 A.M. (New York time) on any Business Day, such Participant shall make such payment on the immediately following Business Day). If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Agent for the account of the respective Letter of Credit Issuer, such Participant agrees to pay to the Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any Participant to make available to the Agent for the account of the respective Letter of Credit Issuer its Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of such Letter of Credit Issuer its applicable Percentage of any payment under any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of such Letter of Credit Issuer such other Participant's Percentage of any such payment.

          (d) Whenever any Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Agent have received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Agent and the Agent shall promptly pay to each Participant which has paid its Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

          (e) The obligations of the Participants to make payments to the Agent for the account of the respective Letter of Credit Issuer with respect to each Letter of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

         (ii) the existence of any claim, set-off, defense or other right which the Borrowers or any of their Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agents, any Letter of Credit Issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrowers, or any of their Subsidiaries and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v) the occurrence of any Default or Event of Default.

          2.05 Increased Costs. If the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency, in each case, after the date hereof, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on any Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder, then, upon written demand to the Borrowers by such Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to the Agent), accompanied by the certificate described in the last sentence of this Section 2.05, the Borrowers shall pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrowers by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to the Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such

Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on the Borrowers absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrowers' obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

          SECTION 3.  Fees; Commitments.

          3.01 Fees. (a) The Borrowers shall pay to the Agent for distribution to each Non-Defaulting Lender a commitment fee (the "Commitment Fee") for the period from and including the Effective Date to but not including the Final Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to .50% per annum on the daily average Unutilized Revolving Loan Commitment of such Lender. Accrued Commitment Fees shall be due and payable on a pro rata basis quarterly in arrears on each Quarterly Payment Date and the date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Borrowers shall pay to the Agent for the account of the Lenders pro rata on the basis of their Percentages, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Eurodollar Margin then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon and until the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The Borrowers shall pay to the Agent for the account of each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the "Facing Fee") computed at the rate of 1/4 of 1% per annum on the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to each Letter of Credit be less than $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (d) The Borrowers shall pay directly to the Letter of Credit Issuer upon each payment under, and/or amendment of, a Letter of Credit issued by the Letter of Credit Issuer such amount as shall at the time of such payment or amendment be the administrative charge which the Letter of Credit Issuer is customarily charging for payments under, or amendments of, letters of credit issued by it.

          (e) The Borrowers shall pay to the Agent and Co-Agent such fees as may be agreed to from time to time between the Borrowers and the Agent and Co-Agent when and as due.

          (f) All computations of Fees shall be made in accordance with Section 12.07(b).

          3.02 Voluntary Termination or Reduction of Total Unutilized Revolving Loan Commitment. (a) Upon at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Agent at the Notice Office (which notice the Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment; provided that
(x) any such termination or partial reduction shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each of the Lenders and (y) any partial reduction pursuant to this Section 3.02(a) shall be in the amount of at least $1,000,000.

          3.03 Mandatory Reduction of Revolving Loan Commitments. (a) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on December 31, 1996 unless the Initial Borrowing Date has occurred on or before such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment shall be permanently reduced on the dates set forth below and by the amounts set forth opposite such dates below:

             Date               Amount of Reduction
             ----               -------------------

            January 2, 1998         $ 5,000,000

            January 2, 1999         $ 5,000,000

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment shall be permanently reduced on each date on which the Company or any of its Subsidiaries receives Net Cash Proceeds from Asset Sales in excess of $500,000 individually or $1,000,000 in the aggregate in any consecutive twelve month period to the extent of the excess Net Cash Proceeds so received.

          (d)  The Total Revolving Loan Commitment (and the
Revolving Loan Commitment of each Lender) shall terminate in its entirety on the Final Maturity Date.

          (e) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall apply proportionately to reduce the Revolving Loan Commitment of each Lender.

          SECTION 4.  Payments.

          4.01 Voluntary Prepayments. (a) The Borrowers shall have the right to prepay the Loans, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions: (i) a Borrower shall give the Agent at the Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which such Loans were made, which notice shall be given by a Borrower prior to 11:00 A.M. (New York time) (x) at least one Business Day prior to the date of such prepayment in the case of Revolving Loans maintained as Base Rate Loans and (y) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans, which notice shall promptly be transmitted by the Agent to each of the Lenders; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000; provided that no partial payment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Eurodollar

Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; and (iii) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans; provided that such prepayment shall not be applied to any Revolving Loans of a Defaulting Lender.

          4.02 Mandatory Prepayments. (a) If on any date the sum of (i) the aggregate outstanding principal amount of Revolving Loans (after giving effect to all other repayments thereof on such date) plus (ii) the Letter of Credit Outstandings on such date exceeds the Total Revolving Loan Commitment as then in effect, the Borrowers shall repay on such date the principal of Revolving Loans in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Company shall pay to the Agent on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Agent shall hold such payment as security for the obligations of the Borrowers hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent (which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Agent until the proceeds are applied to the secured obligations); provided that any such Cash collateral shall be released to the Borrowers at any time at which such excess shall no longer exist.

          (b) In addition to any other mandatory prepayments pursuant to this
Section 4.02, on each date on or after the Initial Borrowing Date on which the Company or any of its Subsidiaries receives Net Cash Proceeds from an Asset Sale or Sales, disregarding for purposes of this Section 4.02(b) clause (iii) of the definition of "Asset Sale", in excess of $500,000 individually or $1,000,000 in the aggregate in any consecutive twelve month period, any Borrowings and Letter of Credit Outstandings shall be reduced by an amount equal to 100% of such excess Net Cash Proceeds so received.

          (c) In addition to any other mandatory prepayments pursuant to this
Section 4.02, on each date on or after the Initial Borrowing Date on which the Company or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 8.04) by the Company or any of its

Subsidiaries, any Borrowings and Letter of Credit Outstandings shall be reduced by an amount equal to 100% of the cash proceeds (net of all underwriting discounts, fees and commissions and other costs and expenses associated therewith) of the respective incurrence of Indebtedness.

          (d) In addition to any other mandatory prepayments pursuant to this
Section 4.02, on each date on or after the Initial Borrowing Date on which the Company or any of its Subsidiaries receives any cash proceeds, from any sale or issuance of preferred or common equity of (or cash capital contributions to) the Company or any of its Subsidiaries (other than proceeds received from (x) issuances of options to purchase the Company Common Stock to management, directors, non-employee consultants, and employees of the Company and its Subsidiaries, (y) issuances of the Company Common Stock (including as a result of the exercise of any options with regard thereto) to management, directors, non-employee consultants, and employees of the Company and its Subsidiaries and
(z) equity contributions to any Subsidiary of the Company made by the Company or any other Subsidiary of the Company), any Borrowings and Letter of Credit Outstandings shall be reduced by an amount equal to 100% of such cash proceeds (net of all underwriting discounts, fees and commissions and other costs and expenses associated therewith) of the respective equity issuance or capital contribution.

          (e) In addition to any other mandatory prepayments pursuant to this
Section 4.02, within 10 days following each date on or after the Initial Borrowing Date on which the Company or any of its Subsidiaries receives proceeds from any insurance on any assets owned by the Company or its Subsidiaries and such proceeds are in excess of $500,000 individually or $1,000,000 in the aggregate in any consecutive twelve month period, and such proceeds are not otherwise reinvested (or contractually committed to be reinvested) in like assets within 90 days of receipt, any Borrowings and Letter of Credit Outstandings shall be reduced by an amount equal to 100% of such excess insurance proceeds; provided, however, that any proceeds in excess of $2 million shall be deposited in a cash collateral account, pursuant to documentation acceptable to the Agent, pending application of such proceeds in accordance herewith.

          (f) With respect to each repayment of Revolving Loans required by this
Section 4.02, the Borrowers may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing(s) pursuant to which such Loans were made; provided that (i) Eurodollar Loans may be designated for repayment pursuant to this Section 4.02 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans to an amount less than the Minimum Borrowing Amount, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. In the absence of a designation by the Borrowers as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

          (g) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Revolving Loans and Letter of Credit Outstandings shall be repaid in full on the Final Maturity Date.

          4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Agent for the ratable account of the Lenders entitled thereto, not later than 2:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in U.S. Dollars at the Payment Office, it being understood that written, telex or facsimile transmission notice by a Borrower to the Agent to make a payment from the funds in such Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement or under any Note which are made later than 2:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day (unless otherwise provided herein), the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.04 Net Payments. (a) All payments made by the Borrowers hereunder or under any Note will be made without set- off, counterclaim or other defense (which payment shall not be deemed a waiver by the Borrowers of any claims arising under this Agreement). Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payment (but excluding, except as provided in the second succeeding sentence, any tax (including any franchise tax) imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrowers agree to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence; provided, however, that no such reimbursement shall be required unless such Lender determines that the amount of such Taxes exceeds the amount of any credit, allowance or deduction allowable to such Lender as an offset against any Taxes payable on behalf of such Lender and in such event reimbursement shall not be required in any amount greater than such excess. The Borrowers will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrowers. The Borrowers agree, jointly and severally, to indemnify and hold harmless each Lender and the Agent, and reimburse such Lender and the Agent upon their written request, for the amount of any Taxes so levied or imposed and paid by such Lender or the Agent. A certificate as to the amount of any such required indemnification payment prepared by such Lender or the Agent shall be final, conclusive and binding for all purposes absent manifest error.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrowers and the Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to
Section 1.13 or 12.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver promptly to the Borrowers and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrowers and the Agent of its inability to deliver any such Form or Certificate in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrowers U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income withholding or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrowers the Internal Revenue Service Forms required to be provided to the Borrowers pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), the Company agrees to indemnify each Lender and the Agent in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          SECTION 5. Conditions Precedent. The obligation of each Lender to make each Loan to a Borrower hereunder, and the obligation of the Letter of Credit Issuer to issue each Letter of Credit hereunder, is subject, at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

          5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Agent for the account of each Lender the appropriate Revolving Note executed by the Borrowers and in the amount, maturity and as otherwise provided herein.

          5.02 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          5.03 Officer's Certificate. On the Initial Borrowing Date, the Agent and Co-Agent shall have received a certificate dated such date signed by an appropriate officer of the Company stating that all of the applicable conditions set forth in Sections 5.02, 5.06, 5.07, 5.08, 5.09 (deleting the reference to the Agent and Co-Agent therein), 5.10(a) and (b) (deleting the reference to the Agent and Co-Agent therein), 5.14, exist as of such date.

          5.04 Opinions of Counsel. On the Initial Borrowing Date, the Agent and Co-Agent shall have received opinions, addressed to the Agent and Co-Agent and each of the Lenders and dated the Initial Borrowing Date, from Porter & Hedges, L.L.P., counsel to the Credit Parties, in the form of Exhibit D-1, which opinion shall cover such matters incident to the transactions contemplated herein and in the other Credit Documents as the Agent and Co-Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Agent and Co-Agent.

          5.05 Corporate Proceedings. (a) On the Initial Borrowing Date, the Agent and Co-Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by the chairman, a vice chairman, the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws) shall be reasonably satisfactory to the Agent and Co-Agent.

          (b) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by the Credit Documents shall be reasonably satisfactory in form and substance to the Agent and Co-Agent, and the Agent and Co-Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent and Co-Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          5.06 Adverse Change, etc. At the time of each Credit Event and after giving effect thereto, nothing shall have occurred since September 30, 1996 (and neither the Lenders nor the Agent and Co-Agent shall have become aware of any facts or conditions not previously known) which (a) have, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Lenders or the Agent and Co-Agent, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or
(b) have, or could reasonably be expected to have, a Material Adverse Effect.

          5.07 Litigation. At the time of each Credit Event and after giving effect thereto, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Document or the Acquisition or (b) which could reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the Acquisition, the rights or remedies of the Lenders or the Agent or Co-Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Lenders or the Agent or Co-Agent hereunder or under any other Credit Document.

          5.08 Approvals. On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the Acquisition, the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Acquisition, the transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Acquisition or the making of Loans.

          5.09 Consummation of the Acquisition. On the Initial Borrowing Date, DI shall have consummated the Acquisition in accordance with the terms and conditions of the Acquisition Agreement, without amendment thereto or the waiver of any of the conditions to closing therein other than any amendment or waiver satisfactory to the Agent and the Co-Agent.

          5.10 Existing Credit Agreement. (a) On the Initial Borrowing Date, the commitments under the Existing Credit Agreement shall have been terminated, all loans thereunder shall have been repaid in full, together with all accrued and unpaid interest thereon, all accrued and unpaid fees thereon shall have been repaid in full, all letters of credit issued thereunder shall have been terminated or incorporated hereunder as Letters of Credit, and all other amounts then owing pursuant to the Existing Credit Agreement shall have been repaid in full.

          (b) On the Initial Borrowing Date, all security interests and Liens created under the Existing Credit Agreement and the related security documents on the capital stock of, and assets (including intercompany notes) owned by, the Company and its Subsidiaries shall have been terminated and released, and the Agent and Co-Agent shall have received all such releases as may have been requested by the Agent and Co-Agent, which releases shall be in the form and substance reasonably satisfactory to the Agent and Co-Agent.

          (c) The Agent and Co-Agent shall have received evidence from the lenders under the Existing Credit Agreement in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.10(a) and (b) have been satisfied at such time.

          5.11 Security Documents. (a) On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit F (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein accompanied by executed and undated stock powers in the case of capital stock, and the Pledge Agreement shall be in full force and effect.

          (b) On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit G (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of the Security Agreement Collateral, together with:

          (A) executed copies of Financing Statements (Form UCC-1) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

          (B) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name the Company or any of its Domestic Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (A) above, together with copies of such financing statements that name the Company or any of its Domestic Subsidiaries as debtor (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Agent and Co-Agent and (y) to the extent evidencing Permitted Liens);

          (C) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement; and

          (D) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement shall be in full force and effect.

          5.12 Payment of Fees. On or before the Initial Bor-rowing Date and thereafter at the time of each Credit Event and after giving effect thereto, all costs, fees and expenses, and all other compensation related to the transactions contemplated by this Agreement due to the Agent or Co-Agent or the Lenders (including, without limitation, legal fees and expenses) shall have been paid to the extent then due.

          5.13 Existing Indebtedness Agreements. On or prior to the Initial Borrowing Date, there shall have been delivered to the Agent or Co-Agent copies, certified as true and correct by an appropriate officer of the Company, of:

          (a) all agreements evidencing or relating to the Existing Indebtedness that are to remain in effect after giving effect to the consummation of the Acquisition (collectively, the "Existing Indebtedness Agreements"); and

          (b) all agreements and documents relating to the Acquisition (collectively, the "Transaction Documents");

all of which agreements and documents shall be (x) in form and substance satisfactory to the Agent or Co-Agent and (y) in full force and effect on the Initial Borrowing Date.

          Prior to the Initial Borrowing Date, the Norex Loan shall have been paid in full and all debts thereunder permanently retired. The agreements and documents reflecting such payments and termination of the Norex Loan shall be
(x) in form and substance satisfactory to the Agent and Co-Agent and (y) delivered to the Agent and in full force and effect on the Initial Borrowing Date.

          5.14 Solvency Certificate; Evidence of Insurance. On the Initial Borrowing Date, the Agent and Co-Agent shall have received:

          (a) one or more solvency certificates in the form of Exhibit I from the chief financial officer of the Company and of DI and dated the Initial Borrowing Date, in each case, addressed to the Agent and Co-Agent and each Lender, and reciting that, both prior to and after giving effect to the Acquisition and the incurrence of all financings contemplated herein, the Company and DI (on a stand-alone basis) are not and will not be rendered insolvent or inadequately capitalized for the respective businesses they intend to conduct and have not and will not have incurred debts beyond their ability to pay as they mature and that, upon consummation of the Acquisition, (x) the total assets of the Company and DI exceed the amount necessary to pay all of their liabilities and to pay any distribution preference on any outstanding preferred stock upon dissolution and (y) the amount by which the total assets of the Company and DI exceeds and will exceed their liabilities is no less than their stated capital; and that neither the Company nor any of its Subsidiaries is entering into the Acquisition or this Agreement with the intent to hinder, delay or defraud any creditor of the Company or any of its Subsidiaries; and

          (b) (i) a report from a third party, in form and substance satisfactory to the Agent and Co-Agent, regarding the adequacy of the insurance coverage on the assets of the Company and its Subsidiaries and
     (ii) evidence of insurance complying with the requirements of Section 7.03 for the business and properties of the Company and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agent and Co-Agent and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without at least 30 days' (or 10 days' in the case of non-payment of premium) prior written notice by the insurer to the Collateral Agent.

          5.15 Rig Appraisals. On or prior to the Initial Borrowing Date, the Agent and Co-Agent shall have received an appraisal of the value of each rig owned by the Company and its Subsidiaries, in form and substance satisfactory to the Agent and Co-Agent, from an Approved Appraiser. A complete record of all drilling rigs, including location, owned by the Company and its Subsidiaries, is set forth in Annex IV hereto.

          5.16 Environmental Report. On or prior to the Initial Borrowing Date, the Agent and Co-Agent shall have received a Phase I environmental report pertaining to the Real Properties of the Company and its Subsidiaries, in form and substance satisfactory to the Agent and Co-Agent.

          5.17 Pro Forma Balance Sheet. On or prior to the Initial Borrowing Date, there shall have been delivered to the Agent and Co-Agent an unaudited pro forma consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1996 after giving effect to the Acquisition and the borrowings to occur on the Initial Borrowing Date, together with a related funds flow statement, which pro forma balance sheet and funds flow statement shall be reasonably satisfactory in form and substance to the Agent and Co-Agent and the Required Lenders.

          5.18 Notice of Borrowing; Letter of Credit Request. The Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.03 with respect to each incurrence of Loans; and the Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request satisfying the requirements of Section 2.02 with respect to each issuance of a Letter of Credit.

          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to the Agent and Co-Agent and each of the Lenders that all of the applicable conditions specified above exist as of the date of such Credit Event. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be reasonably satisfactory in form and substance to the Agent and Co-Agent and the Required Lenders.

          SECTION 6. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, the Borrowers, jointly and severally, make the following representations, warranties and agreements with the Lenders (in each case after giving pro forma effect to the Acquisition including the repayment of Indebtedness under the Existing Credit Agreement) all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

          6.01 Corporate Status. Each of the Company and its Subsidiaries (i) is a duly organized and validly existing cor- poration in good standing under the laws of the jurisdiction of its organization, (ii) has the requisite corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

          6.02 Corporate Power and Authority. Each Credit Party has the requisite corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          6.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject, other than such conflicts, inconsistencies, breaches, defaults or impositions which could not, individually or in the aggregate, have a Material Adverse Effect or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries.

          6.04 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, with respect to the Company or any of its Subsidiaries (i) that are likely to have a Material Adverse Effect, except as set forth on Schedule 6.04, or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Agent or Co-Agent or the Lenders or on the ability of any Credit Party to perform its respective obligations to the Agent or Co-Agent or the Lenders hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

          6.05 Use of Proceeds; Margin Regulations. (a) The proceeds of the Loans shall be utilized (I) on the Initial Borrowing Date to (i) consummate the Acquisition, (ii) pay existing debt and (iii) pay fees and expenses in connection with the Acquisition; provided that such borrowings on the Initial Borrowing Date shall not exceed $25,000,000 and (II) on and after the Initial Borrowing Date (subject to the terms and conditions contained in the Credit Documents) (i) to make other land rig acquisitions and (ii) for the general corporate purposes of the Company and its Subsidiaries.

          (b) Neither the making of any Loan, nor the use of the proceeds thereof, will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

          6.06 Governmental Approvals. Except for filings with applicable governmental authority contemplated by the Security Documents, all of which shall be made in accordance with such Security Documents, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

          6.07 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          6.08 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Agent, Co-Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with the Credit Documents or any transaction contemplated therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Agent, Co-Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

          6.10 Financial Condition; Financial Statements. (a) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the Acquisition and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that would be obtained for such assets within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), of each of the Company and its Subsidiaries (on a consolidated basis) and DI (on a stand-alone basis) will exceed its debts, (y) each Credit Party has not incurred nor intended to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) each Credit Party will have sufficient capital with which to conduct its business. For purposes of this Section 6.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; provided that to the extent any such "claim" is not fixed, the amount thereof shall equal the Company's good faith estimate of the likely maximum amount thereof.

          (b) The annual and interim financial statements included in the Company's Proxy Statement mailed on or about August 2, 1996, as supplemented by the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 and the Company's current report on Form 8-K dated November 4, 1996 (both as to the Company and as to its Subsidiaries on a combined basis) (including statements of income and cash flows and changes in shareholders' equity), present fairly in all material respects the financial condition of the relevant Persons at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied (except as therein noted) and the financial statements as of and for the fiscal years have been audited by and accompanied by the opinion of Deloitte & Touche, LLP or KPMG Peat Marwick, independent public accountants.

          (c) Since September 30, 1996 and except as disclosed to the Agent and the Co-Agent in a memorandum dated December 6, 1996 (the "Memorandum"), nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

          (d) Except as fully reflected in the financial statements described in
Section 6.10(b) and the Indebtedness incurred under this Agreement and except as set forth in Schedule 6.10 hereto, (i) there were as of the Initial Borrowing Date (and after giving effect to any Loans made on such date), no liabilities or obligations (excluding obligations or liabilities (i) incurred in the ordinary course of business, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (ii) disclosed to the Agent and the Co-Agent in the Memorandum) with respect to the Company or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and (ii) neither the Company nor any of its Subsidiaries knows of any basis for the assertion against the Company or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, has, or could be reasonably likely to have, a Material Adverse Effect.

          6.11 Security Interests. On and after the Initial Borrowing Date, each of the Security Documents creates (or after the execution and delivery thereof and, where applicable, filing and/or recording thereof will create), as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no Liens other than Prior Liens and Liens permitted under the Security Documents. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Initial Borrowing Date as contemplated by Section 5.11(b) or on or prior to the execution and delivery thereof as contemplated by Sections 7.11 and 8.14.

          6.12 Acquisition. At the time of consummation of the Acquisition, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to make or consummate the Acquisition shall have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained) except where the failure to obtain, give, file, or take would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Acquisition. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Acquisition, or the occurrence of any Credit Event or the performance by the Company and its Subsidiaries of their obligations under the Documents and all applicable laws. The Acquisition has been consummated in accordance with the Acquisition Agreement and all applicable laws.

          6.13 Compliance with ERISA. (a) The Company, its respective Subsidiaries and its respective ERISA Affiliates are in compliance with all applicable provisions of ERISA and the Code and the published regulations and interpretations thereunder with respect to all employee benefit plans (as defined in

Section 3(3) of ERISA); no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for a waiver of the minimum funding standard or an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan and a Foreign Pension Plan have been timely made; neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code or reasonably expects to incur any liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan (other than liabilities of any ERISA Affiliate which could not, by operation of law or otherwise, become a liability of the Company or any of its Subsidiaries); no proceedings have been instituted to terminate, or to appoint a trustee to administer, any Plan; no condition exists which presents a material risk to the Company or any Subsidiary of the Company or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Company and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not, singly or in the aggregate, result in a Material Adverse Effect; no lien imposed under the Code or ERISA on the assets of the Company or any Subsidiary of the Company or any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan; and the Company and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

          (b) Notwithstanding the foregoing, the representations, warranties and agreements contained in this Section 6.13 are qualified such that a breach or failure thereof shall not be treated as such unless the circumstances of such breach or failure have resulted in or are reasonably expected to result in either (i) a Material Adverse Effect or (ii) the imposition of a lien on the assets of the Company or any Subsidiary.

          6.14 Capitalization. On the Initial Borrowing Date, the authorized capital stock of the Company shall consist of (i) 300,000,000 shares of common stock, $.10 par value per share (the "Company Common Stock"), of which approximately 123,283,934 shares are issued and outstanding as of December 26, 1996 (plus up to 1,750,000 shares to be issued in connection with the cancellation of the Norex Loan) and (ii) 10,000 shares of Series B Preferred Stock, $1.00 par value per share, none of which are outstanding. All outstanding shares of the Company Common Stock have been duly and validly issued, and are fully paid and nonassessable. The Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock except for options to purchase the Company Common Stock issued or to be issued to certain officers, employees and directors and consultants of the Company and its Subsidiaries and except for approximately 720,000 shares of mandatorily redeemable Series A Preferred Stock of the Company.

          6.15 Subsidiaries. On and as of the Initial Borrowing Date and after giving effect to the consummation of the Acquisition, the Company has no Subsidiaries other than those Subsidiaries listed on Annex VI. Annex VI correctly sets forth, as of the Initial Borrowing Date and after giving effect to the Acquisition, the percentage ownership (direct and indirect) of the Company in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof. The Company owns all of the issued and outstanding capital stock of DI, and no other Person has any securities convertible into or exchangeable for any capital stock of DI, or any rights to subscribe for or to the purchase, or any options for the purchase of, or any calls, commitments or claims relating to, any of DI's capital stock.

          6.16 Intellectual Property. Each of the Company and each of its Subsidiaries owns or holds a valid license to use all the patents, trademarks, permits, service marks, trade names, technology, know-how and formulas or other rights with respect to the foregoing, free from restrictions that are adverse to the use thereof, that are used in the operation of the business of the Company and each of its Subsidiaries as presently conducted, except where any failure to do so or restrictions could, individually or in the aggregate, have a Material Adverse Effect.

          6.17 Compliance with Statutes, etc. Each of the Company and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (provided, however, that this Section 6.17 does not apply to (i) compliance with respect to Environmental Laws, as to which no representation is made in this Section 6.17, but which is covered by Section 6.18 hereof, (ii) compliance with respect to Taxes, as to which no representation is made in this
Section 6.17, but which is covered by Section 6.21 hereof, (iii) compliance with respect to ERISA, as to which no representation is made in this Section 6.17, but which is covered by Section 6.13 hereof, and (iv) compliance with respect to labor relations matters, as to which no representation is made in this Section 6.17, but which is covered by Section 6.20), except such non-compliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

          6.18 Environmental Matters. Except as set forth in Schedule 6.18: (a) Each of the Company and each of its Subsidiaries, and their respective businesses and Real Property, has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits, licenses or other authorizations issued under such Environmental Laws. There are no pending or past or, to the best knowledge of the Company and its Subsidiaries, threatened Environmental Claims against the Company or any of its Subsidiaries or any Real Property currently or formerly owned or operated by the Company or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property currently or formerly owned or operated by the Company or any of its Subsidiaries or, to the best knowledge of the Company and its Subsidiaries, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Company or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property currently or formerly owned or operated by the Company or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property currently or formerly owned or operated by the Company or any of its Subsidiaries. There are not now any underground storage tanks or related piping located on any Real Property currently or formerly owned or operated by the Company or any of its Subsidiaries.

          (c) Notwithstanding anything to the contrary in this Section 6.18, the representations made in this Section 6.18 shall only be untrue if either the individual or aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Releases and presence of underground storage tanks or related piping, in each case of the types described above, could reasonably be expected to have a Material Adverse Effect.

          6.19 Properties. Each of the Company and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in the financial statements referred to in Section 6.10(b), free and clear of all Liens, other than Prior Liens and Permitted Liens.

          6.20 Labor Relations. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Company or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

          6.21 Tax Returns and Payments. All Federal, state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Company and/or any of its Subsidiaries have been timely filed with the appropriate taxing authority. The Returns accurately reflect all liability for taxes of the Company and its Subsidiaries for the periods covered thereby. The Company and each of its Subsidiaries have paid all taxes payable by them other than immaterial taxes and other taxes which are not yet due and payable, and other than taxes contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the financial statements referred to in Section 6.10(b), (a) there is no material action, suit, proceeding, investigation, audit or claim now pending or threatened by any authority regarding any taxes relating to the Company or any of its Subsidiaries and (b) neither the Company nor any of its Subsidiaries (nor any other person on their behalf or as part of a consolidated group) has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Company nor any of its Subsidiaries (nor any other person on their behalf or as part of a consolidated group) has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither the Company nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Acquisition and the other transactions contemplated hereby.

          6.22 Existing Indebtedness. Annex VII sets forth a true and complete list of all Indebtedness of the Company and its Subsidiaries (other than (i) Indebtedness consisting of Capital Lease Obligations related to motor vehicles not in excess of $1,000,000 in the aggregate and (ii) other Indebtedness which in the aggregate does not exceed $50,000) as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Acquisition and the incurrence of Loans on such date (excluding the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt. Annex III sets forth a true and complete list of all Existing Letters of Credit (the "Existing Letters of Credit") of the Company and its Subsidiaries as of the Initial Borrowing Date.

          SECTION 7. Affirmative Covenants. The Borrowers, jointly and severally, hereby covenant and agree that as of the Initial Borrowing Date and thereafter for so long as this Agreement is in effect and until the Total Revolving Loan Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable) incurred hereunder, are paid in full:

          7.01 Information Covenants. The Company will fur-nish to each Lender:

          (a) Monthly Reports. (i) Within 45 days after the end of each fiscal month of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and statements of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparable budgeted figures for the current fiscal month and year-to-date results, all of which shall be certified by the chief financial officer or other Authorized Officer of the Company, subject to normal year-end audit adjustments and the absence of footnotes, (ii) within 15 days after the end of each fiscal month of the Company, a report as of the last day of such month detailing the status of all operating Drilling Rigs including (x) the location of each such Drilling Rig, (y) the projected term of, type of and parties to any contract relating to each such Drilling Rig and (z) the day rates under such contract for each such Drilling Rig and (iii) within 15 days after the end of each fiscal month of the Company, a Collateral Report in the form of Exhibit M hereto.

          (b) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income, statements of changes in stockholders equity and statements of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period; all of which shall be in the form such information is submitted to the SEC if the Company is a reporting company, and, if not, in the same form as would have been submitted to the SEC and accompanied by a certification by the chief financial officer or other Authorized Officer of the Company that they fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject in all cases to normal year-end audit adjustments and the absence of footnotes.

          (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, statements of changes in stockholders equity and statements of cash flows for such fiscal year and certified by KPMG Peat Marwick or such other independent certified public accountants of recognized national standing, in each case to the effect that such statements fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of their operations and cash flows, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Company and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention insofar as such Default or Event of Default relates to financial and accounting matters or, if such a Default or an Event of Default has come to their attention a statement as to the nature thereof.

          (d) Budgets, etc. Except for the 1997 budget which shall be delivered before January 31, 1997, no later than the commencement of each fiscal year of the Company, budgets of and for the Company and its Subsidiaries in reasonable detail for each month of the succeeding fiscal year, as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

          (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.01(b) and (c), a certificate of the chief financial officer or other Authorized Officer of the Company to the effect than no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Company and its Subsidiaries were in compliance with the provisions of Sections 8.04(d) and (g), 8.08, 8.09, 8.10 and 8.11, as at the end of such fiscal quarter or fiscal year, as the case may be.

          (f) Notice of Default or Litigation. Promptly, and in any event within five Business Days (or 10 Business Days in the case of clause (y) below) after any executive or senior officer of the Company obtains actual knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto and (y) the commencement of, or threat of, any litigation or governmental proceeding pending against the Company or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect, or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document.

          (g) Auditors' Reports. Promptly upon receipt thereof, a copy of each report or "management letter" submitted to the Company or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any of its Subsidiaries.

          (h) Environmental Matters. Promptly, and in any event, within five Business Days after obtaining knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, could have a Material Adverse Effect), written notice of:

               (i) any pending or threatened Environmental Claim against the Company or any of its Subsidiaries or any Real Property currently or formerly owned or operated by the Company or any of its Subsidiaries;

              (ii) any condition or occurrence on any Real Property currently or formerly owned or operated by the Company or any of its Subsidiaries that (x) results in material noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property;

             (iii) any condition or occurrence on any Real Property currently or formerly owned or operated by the Company or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Company or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

              (iv) the taking of any material removal, remedial corrective or other response action in response to the actual or alleged presence of any Hazardous Material on any Real Property currently or formerly owned or operated by the Company or any of its Subsidiaries.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal, remedial, corrective or other response action and the Company's response thereto. In addition, the Company agrees to provide the Lenders with copies of all material written communications by or to the Company or any of its Subsidiaries with or from any Person, government or governmental agency relating to any of the matters set forth in clauses (i)-(iv) above, and such detailed reports relating to any of the matters set forth in clauses
     (i)-(iv) above as may reasonably be requested by the Agent, Co-Agent or the Required Lenders.

          (i) Other Information. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the Company or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the Company or any of its Subsidiaries shall send generally to analysts or the holders of their capital stock in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Agent or Co-Agent on their own behalf or on behalf of the Required Lenders may reasonably request from time to time.

          7.02 Books, Records and Inspections. The Company will, and will cause each of its Subsidiaries to, permit, upon notice to the chief financial officer or other Authorized Officer of the Company, officers and designated representatives of the Agent, Co-Agent or the Required Lenders to visit and inspect any of the properties or assets of the Company and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of the Company and of any of its Subsidiaries and discuss the affairs, finances and accounts of the Company and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent, Co-Agent or the Required Lenders may desire.

          7.03 Insurance. The Company will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurance carriers in such amount, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with past practice of the Company and its Subsidiaries. The Company will furnish to the Agent on the Initial Borrowing Date (see Annex VIII hereto ) and on each such later date as the Agent, Co-Agent or the Required Lenders may reasonably request a summary of the insurance carried in respect of the Company and its Subsidiaries and the assets of the Company and its Subsidiaries together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured and/or loss payee as required pursuant to the next paragraph of this Section 7.03.

          Each policy or certificate with respect to insurance of the Pledged Collateral shall be endorsed to Collateral

Agent's satisfaction for the benefit of Collateral Agent (including, without limitation, by naming Collateral Agent as an additional named insured or sole loss payee, as required by Collateral Agent) and such policy or certificate shall be delivered to Collateral Agent. Each such policy shall state that it cannot be cancelled without 30 days' prior written notice to Collateral Agent. At least 10 days prior to the expiration of any such policy of insurance, the appropriate Credit Party shall deliver to Collateral Agent an extension or renewal policy or an insurance certificate evidencing renewal or extension of such policy. If any such Credit Party shall fail to insure such Pledged Collateral in accordance with this Section 7.03 or if any Credit Party shall fail to so endorse and deposit, or to extend or renew, all such insurance policies or certificates with respect thereto, Collateral Agent shall have the right (but shall be under no obligation) to advance funds to procure or renew or extend such insurance and each Credit Party agrees to reimburse Collateral Agent for all costs and expenses thereof, with interest on all such funds from the date advanced until paid in full at the highest rate then in effect under the Credit Agreement. Collateral Agent agrees that it shall provide notice to the applicable Credit Party that it has advanced funds on its behalf pursuant to this Section 7.03.

          7.04 Payment of Taxes. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under
Section 8.03(a) or charge upon any properties of the Company or any of its Subsidiaries; provided that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          7.05 Corporate Franchises. The Company will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and authority to do business; provided, however, that any transaction permitted by Section 8.02 will not constitute a breach of this Section 7.05.

          7.06 Compliance with Statutes, etc. The Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (provided, however, that this Section 7.06 does not apply to applicable statutes, regulations, orders and restrictions relating to environmental standards and controls, as to which no covenant is made in this
Section 7.06, but which are referred to in Section 7.07 hereof) except for such noncompliance as would not, singly or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

          7.07 Compliance with Environmental Laws. (a) The Company will pay, and will cause each of its Subsidiaries to pay, all costs and expenses incurred by it in keeping in compliance in all material respects with, and avoiding liability under, all Environmental Laws, and will keep or cause to be kept all Real Properties owned or operated by the Company or any of its Subsidiaries free and clear of any Liens imposed pursuant to such Environmental Laws; and (b) neither the Company nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned or operated by the Company or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, where the failure to comply with clause (a) or clause (b) above, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. If the Company or any of its Subsidiaries, or any tenant or occupant of any Real Property owned or operated by the Company or any of its Subsidiaries, causes or permits any intentional or unintentional act or omission resulting in, or otherwise discovers, the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), the Company agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, promptly and at their sole expense, any clean up, investigation, removal, remedial, corrective or other action required pursuant to Environmental Laws to investigate, remove or cleanup any Hazardous Materials from any Real Property where the failure to do so, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; provided that neither the Company nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

          7.08 ERISA. As soon as possible and, in any event, within 30 days after the Company knows or has reason to know of the occurrence of any of the following events to the extent that one or more of such events is reasonably likely to result in a material liability to the Company or any Subsidiary of the Company, the Company will deliver to each of the Lenders a certificate of the chief financial officer or other Authorized Officer of the Company setting forth details as to such occurrence and the action, if any, which the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency (as such term is defined in Section 412(a) of the Code) has been incurred or an application is reasonably expected to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings are reasonably expected to be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Company, any Subsidiary of the Company or any ERISA Affiliate will or is reasonably expected to incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409, 502(i) or 502(l) of ERISA; or that the Company or any Subsidiary of the Company has or is reasonably expected to incur any material liability under any employee welfare benefit plan (within the meaning of Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). At the request of any Lender, the Company will deliver to such Lender a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, at the request of the Agent and Co-Agent or any Lender, copies of annual reports and any notices received by the Company or any Subsidiary of the Company or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Lenders no later than 30 days after the date such report has been filed with the Internal Revenue Service or received by the Company or the Subsidiary or the ERISA Affiliate.

          7.09 Good Repair. The Company will, and will cause each of its Subsidiaries to, ensure that its material properties, its operating drilling rigs and other equipment used in its business are kept in good repair, working order and condition, normal wear and tear and damage by casualty excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

          7.10 End of Fiscal Years; Fiscal Quarters. The Company will, for financial reporting purposes, cause (i) its fiscal years to end on or about December 31 of each year and (ii) its fiscal quarters to end on or about March 31, June 30 and September 30 of each year; provided that the Company may change such fiscal year to any other fiscal year period of twelve consecutive months with the consent of the Agent and Co-Agent.

          7.11 Additional Security; Further Assurances; Appraisals. (a) Promptly, and in any event within 30 days after the acquisition of assets of the type that would have constituted Collateral (if the person acquiring such assets had executed an appropriate Security Document on the Initial Borrowing Date) at the Initial Borrowing Date (the "Additional Collateral"), the Company will, and will cause each of the Guarantors to, at the request of the Collateral Agent following consultation with the Company as to the value of any such Additional Collateral, take all necessary action, including entering into the appropriate security documents and filing the appropriate financing statements under the provisions of the UCC or applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant the Collateral Agent a perfected Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) pursuant to and to the full extent required by the Security Documents and this Agreement; provided that no such action will be required by the Company or any Guarantor to the extent that any such Additional Collateral is subject to a preexisting agreement which prohibits the granting of any additional liens; provided further that such preexisting agreement was not entered into in connection with, or in anticipation of or contemplation of, the acquisition of such assets by the Company or any of its Subsidiaries. In the event that the Company or a Guarantor acquires an interest in Real Property with a value in excess of $3 million, the Company or such Guarantor, as the case may be, will take such actions and execute such documents as the Collateral Agent shall require to create a mortgage on such Real Property for the benefit of the Lenders. All actions taken by the parties in connection with the pledge of Additional Collateral, including, without limitation, costs of counsel for the Collateral Agent, shall be for the account of the Company, which shall pay all sums due on demand.

          (b) The Company will, and will cause each of the Guarantors to, at the expense of the Company, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Company shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 7.11 has been complied with.

          (c) The Company will provide to the Agent and CoAgent a formal Appraisal of Fair Market Value and Orderly Liquidation Value, which shall be in form and substance reasonably satisfactory to the Agent and Co-Agent, prepared in respect of the Drilling Rigs and Related Equipment constituting Collateral, with such appraisals to be provided (x) annually (within 45 days after the end of each fiscal year beginning at the end of fiscal year 1997) at the Company's expense, (y) upon request from the Agent on behalf of the Lenders one additional time per year at the Company's expense and (z) at any time at the Lenders' expense. Any such appraisal requested pursuant to (y) or (z) in the preceding sentence shall be supplied to the Agent and Co-Agent within 30 days of such request.

          (d) The Company agrees that each action required above by Section 7.11(a) and (b) shall be completed within 60 days after such action is either requested to be taken by the Agent or the Required Lenders or required to be taken by the Company or any Subsidiary Guarantor pursuant to the terms of this
Section 7.11; provided that in no event shall the Company or any of its Subsidiaries be required to take any action, other than using its best efforts, to obtain consents from third parties with respect to its compliance with this
Section 7.11.

          7.12 Register. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this Section 7.12, to maintain a register (the "Register") on which they will record the Revolving Loan Commitment from time to time of each of the Lenders, the Revolving Loans made by each of the Lenders and each repayment in respect of the principal amount of the Revolving Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Revolving Loans. With respect to any Lender, the transfer of the Revolving Loan Commitment of such Lender and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Revolving Loan Commitment and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitment and Revolving Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Revolving Note evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The

Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this
Section 7.12, except to the extent that any such losses, claims, damages or liabilities are found to have resulted from the gross negligence or willful misconduct of the Agent.

          SECTION 8. Negative Covenants. The Borrowers, jointly and severally, hereby covenant and agree that as of the Initial Borrowing Date and thereafter for so long as this Agreement is in effect and until the Total Revolving Loan Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable) incurred hereunder, are paid in full:

          8.01 Changes in Business. The Company and its Subsidiaries will not engage in any business other than the businesses in which the Company and its Subsidiaries are engaged in as of the Effective Date and activities incidental thereto, and similar or related businesses.

          8.02 Consolidation, Merger, Sale or Purchase of Assets, etc. The Company will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than sales, transfers or other dispositions of inventory in the ordinary course of business, including sales of inventory on consignment in the ordinary course of business), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that the following shall be permitted:

          (a) the Company and its Subsidiaries may, as lessee or lessor, enter into operating leases in the ordinary course of business with respect to real or personal property;

          (b) the advances, investments and loans permitted pursuant to Section 8.05;

          (c) the Company and its Subsidiaries may sell or discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

          (d) without limitation to clause (c), the Company and its Subsidiaries may sell or exchange specific items of machinery or equipment, so long as the proceeds of each such sale or exchange is used (or contractually committed to be used) to acquire (and results within 180 days of such sale or exchange in the acquisition of) replacement items of machinery or equipment which are the functional equivalent of the item of equipment so sold or exchanged;

          (e) the Company and its Subsidiaries may, in the ordinary course of business, license, as licensor or licensee, patents, trademarks, copyrights and know-how to third Persons and to one another, so long as any such license by the Company or its Subsidiaries in its capacity as licensor is permitted to be assigned pursuant to the Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Company or any of its Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license;

          (f) the assets of any Foreign Subsidiary of the Company may be transferred to the Company or any of its Subsidiaries, and any Foreign Subsidiary of the Company may be merged with and into, or be dissolved or liquidated into, the Company or any of its Subsidiaries so long as the Company or such Subsidiary is the surviving corporation of any such merger, dissolution or liquidation;

          (g) any Domestic Subsidiary of the Company (other than DI) may transfer assets to the Company or to any other Domestic Subsidiary of the Company, so long as (i) if the transferee is a Subsidiary, such Subsidiary is a Credit Party and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect imme- diately prior to such transfer);

          (h) any Domestic Subsidiary of the Company (other than DI) may merge with and into, or be dissolved or liquidated into, the Company so long as
     (i) the Company is the surviving corporation of any such merger, dissolution or liquidation and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Domestic Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

          (i) any Domestic Subsidiary of the Company (other than DI) may merge with and into, or be dissolved or liquidated into, any Domestic Subsidiary of the Company so long as (i) such Domestic Subsidiary is a Credit Party and is the surviving corporation of any such merger, dissolution or liquidation and (ii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Domestic Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

          (j) so long as no Default or Event of Default then exists or would result therefrom (including giving pro forma effect to such acquisition and any additional Indebtedness resulting therefrom or incurred or assumed in connection therewith as if such acquisition had occurred and such Indebtedness had been incurred as of the first day of the most recently completed Test Period (including any other Permitted Acquisition that occurred, and related Indebtedness that was incurred, during such Test Period)), the Company and its Wholly-Owned Subsidiaries may acquire assets or the capital stock of any Person (any such acquisition permitted by this clause (j), a "Permitted Acquisition"); provided that (i) such Person (or the assets so acquired) was, immediately prior to such acquisition, engaged (or used) primarily in the business permitted pursuant to Section 8.01,
     (ii) if such acquisition is structured as a stock or other equity acquisition, then either (A) the Person so acquired becomes a Wholly-Owned Subsidiary of the Company or (B) such Person is merged with and into the Company or a Wholly-Owned Subsidiary of the Company (with the Company or such Wholly-Owned Subsidiary being the surviving corporation of such merger), and in any case, all of the provisions of Section 8.14 have been complied with in respect of such Person and (iii) any Liens or Indebtedness assumed or issued in connection with such acquisition is otherwise permitted under Section 8.03 or 8.04, as the case may be; provided, however, that in connection with Permitted Acquisitions effected by Foreign Subsidiaries or involving the direct or indirect acquisition of assets located outside the continental United States or the stock of an entity incorporated in any jurisdiction which is not part of the United States, the aggregate consideration (other than Indebtedness incurred or assumed in connection with such Permitted Acquisitions) for all such Permitted Acquisitions shall not exceed $1 million; and provided, further, that the Company shall have delivered to the Agent and Co-Agent a certificate of the Chief Financial Officer of the Company showing compliance (in reasonable detail as to pro forma calculations) with all of the provisions of this paragraph (j);

          (k) leases or subleases granted by the Company or any of its Subsidiaries to third Persons not interfering in any material respect with the business of the Company or any of its Subsidiaries;

          (l) "inactive" or "shell" Subsidiaries may be dis- solved or otherwise liquidated; and

          (m)  sales of those assets listed on Annex X hereto.

To the extent the Required Lenders waive the provisions of this Section 8.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 8.02, such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Collateral Agent shall take such actions as are appropriate in connection therewith.

          8.03 Liens. The Company will not, and will not per- mit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon or with respect to any item constituting Collat- eral except for the Lien of the Security Documents relating thereto, the Prior Liens applicable thereto and other Liens expressly permitted by such Security Documents. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of the Company or such Subsidiary which does not constitute Collateral, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following (collectively referred to as "Permitted Liens"):

          (a) inchoate Liens for taxes, assessments or governmental charges of levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

          (b) Liens in respect of property or assets of the Company or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business or in connection with any Capital Expenditure permitted by the terms of this Agreement and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Annex IX, and extensions, renewals or related refinancings thereof, provided that such extensions, renewals or related refinancings pursuant to Section 8.04(b) (x) do not increase the obligations so secured and (y) do not apply to additional assets not subject to the lien being extended or renewed;

          (d) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.09;

          (e) Liens incurred or deposits made (x) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); and (y) to secure the performance of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices;

          (f) licenses, leases or subleases granted to third Persons not interfering in any material respect with the business of the Company or any of its Subsidiaries;

          (g) easements, zoning restrictions, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (h) Liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement;

          (i) any interest or title of a licensor, lessor or sublessor under any license or lease permitted by this Agreement;

          (j) Liens created pursuant to Capital Leases permit- ted pursuant to
     Section 8.04(d);

          (k) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Initial Borrowing Date; provided that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.04(d);

          (l) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Company in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 8.04(i), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Company or any of its Subsidiaries;

          (m) Liens granted with respect to Indebtedness incurred pursuant to
     Section 8.04(g); provided that the collateral subject to such Lien is Cash or Cash Equivalents and does not have an aggregate value in excess of $250,000; and

          (n) additional Liens (on assets other than the Collateral) incurred by the Company and its Subsidiaries so long as the aggregate value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $350,000.

          8.04 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Annex VII, including any extensions, refinancings, replacements or restructurings thereof, provided that the then outstanding principal amount thereof is not increased nor the maturity thereof shortened;

          (c) Indebtedness under Interest Rate Protection Agreement and Other Hedging Agreements permitted by Section 8.05(d);

          (d) Capitalized Lease Obligations and Indebtedness of the Company and its Subsidiaries incurred pursuant to purchase money Liens permitted under
     Section 8.03(k); provided that the sum of (x) the aggregate Capitalized Lease Obligations (excluding up to $1,000,000 of Motor Vehicle Capitalized Lease Obligations) outstanding at any time plus (y) the aggregate principal amount of such purchase money Indebtedness (excluding therefrom any insurance premiums paid in monthly installments) outstanding at such time shall not exceed $500,000 (including Capital Lease Obligations referred to on Annex VII);

          (e) Indebtedness constituting Intercompany Loans to the extent permitted by Section 8.05(g);

          (f) Indebtedness consisting of guaranties (x) by the Company of Indebtedness, leases and other contractual obligations permitted to be incurred by Subsidiaries of the Company that are Guarantors and (y) by Foreign Subsidiaries of the Company of Indebtedness, leases and other contractual obligations permitted to be incurred by the Company and its Subsidiaries;

          (g) third party letters of credit to support the workmens compensation obligations of the Company and its Domestic Subsidiaries in an aggregate face amount not to exceed $2 million and only secured by Liens permitted pursuant to Section 8.03(m);

          (h) additional third party unsecured letters of credit in an aggregate face amount not to exceed $1 million; and

          (i) additional Indebtedness of the Company and its Subsidiaries not otherwise permitted hereunder not exceeding $1 million in aggregate principal amount at any time outstanding.

          8.05 Advances, Investments and Loans. The Company will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash, Cash Equivalents (collectively, "Investments"), except:

          (a) the Company and its Subsidiaries may invest in Cash and Cash Equivalents, and the Company's Foreign Subsidiaries may invest in Foreign Cash Equivalents;

          (b) the Company and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the Company or such Subsidiary;

          (c) the Company and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d) Interest Rate Protection Agreements entered into to protect the Company against fluctuations in interest rates in respect of the Obligations and other Hedging Agreements;

          (e) advances, loans and investments in existence on the Initial Borrowing Date and listed on Annex V shall be permitted, without giving effect to any additions thereto or replacements thereof (except those additions or replacements which are existing obligations as of the Initial Borrowing Date but only to the extent such further obligations are described on such Annex V);

          (f) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases or other contractual arrangements shall be permitted;

          (g) the Company may make intercompany loans and advances to any of its Subsidiaries that are Guarantors and any Subsidiary of the Company may make intercompany loans and advances to the Company or any other Subsidiary of the Company that is a Guarantor (collectively, "Intercompany Loans");

          (h) loans and advances by the Company and its Subsidiaries to employees of the Company and its Subsidiaries for moving and travel expenses and other similar expenses or in connection with stock purchases in each case incurred in the ordinary course of business and consistent with past practices shall be permitted in an aggregate principal amount not to exceed $100,000 at any one time outstanding;

          (i) the Company and its Subsidiaries may acquire and hold promissory notes and/or equity securities issued by the purchaser or purchasers in connection with the sale of receivables to the extent permitted under
     Section 8.02(c); and

          (j) the Company may contribute cash to one or more of its Subsidiaries that are or become Guarantors formed after the Initial Borrowing Date in accordance with Section 8.14 so long as such Subsidiary remains a Guarantor.

          8.06 Dividends, etc. The Company will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of the Company or any such Subsidiary, as the case may
be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights (other than such rights as are granted only to employees as compensation for their employment) in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and the Company will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Company or any Subsidiary of the Company now or hereafter outstanding (or any options or warrants or such stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends", it being understood that the payments made in accordance with the clauses contained in the proviso of Section 8.07 shall not be deemed to be Dividends), except that any Subsidiary of the Company may pay Dividends to the Company or any Wholly-Owned Subsidiary of the Company.

          8.07 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business and on terms and conditions substantially as favorable to the Company or such Subsidiary as would be reasonably expected to be obtainable by the Company or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) the Acquisition; and (ii) transactions between or among the Company and its Subsidiaries to the extent that such transactions are otherwise specifically permitted under this Agreement, (iii) all transactions between or among the Credit Parties and (iv) all immaterial transactions with Affiliates.

          8.08 Working Capital; Minimum Net Worth. The Company shall not permit its Working Capital (excluding for the purposes of this Section 8.08 the current portion of Indebtedness under this Agreement) on the last day of any fiscal quarter to be less than $5 million.

          The Company will not permit Consolidated Net Worth at any time to be less than the Minimum Net Worth.

          8.09 Asset Coverage Ratio. The Company shall at all times maintain an Asset Coverage Ratio greater than 1.0:1.0.

          8.10 Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio for the three month periods ended March 31, 1997 and June 30, 1997 to be less than 2.75:1.0 and thereafter to be less than 3.0:1.0.

          8.11 Leverage Ratio. The Company will not permit the Leverage Ratio at any time to be greater than .50.

          8.12 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc. The Company will not, and will not permit any of its Subsidiaries to:

          (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Indebtedness, including any Existing Indebtedness;

         (ii) amend or modify in any material respect or in any manner adverse to the Company or the Lenders, or permit such an amendment or modification of, any provision of the Existing Indebtedness;

        (iii) amend, modify or change in any way adverse to the interests of the Lenders, its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or ByLaws; and

          (iv) issue any class of capital stock other than com- mon stock.

          8.13 Limitation on Certain Restrictions on Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or any of the Company's Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) the Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Company or a Subsidiary of the Company in the ordinary course of business, (vi) customary provisions restricting the transfer of assets pursuant to Liens permitted under Section 8.03(j), (k), (l), (m) or (n) and (vii) restrictions or encumbrances pursuant to Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition) or on an asset securing such Indebtedness, provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, and provided, further, that such restrictions or encumbrances apply solely to such Subsidiary or asset so acquired.

          8.14 Limitation on the Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this

Agreement, the Company will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary; provided that the Company and its Wholly-Owned Subsidiaries shall be permitted to establish or create Subsidiaries as a result of investments made pursuant to
Section 8.05(j) so long as, in each case, (i) at least 15 days' prior written notice thereof is given to the Agent (or such shorter period of time as is acceptable to the Agent), (ii) unless otherwise consented to by the Agent because such Subsidiary is a Foreign Subsidiary, the capital stock of such new Subsidiary is promptly pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (iii) unless otherwise consented to by the Agent because such Subsidiary is a Foreign Subsidiary, such new Subsidiary promptly executes a counterpart of the Guaranty, the Pledge Agreement and the Security Agreement, and (iv) to the extent requested by the Agent, the Co-Agent or the Required Lenders, takes all actions required pursuant to Section 7.11, provided that no such action will be required by any new Subsidiary (that is not a Wholly-Owned Subsidiary) to the extent such new Subsidiary is a party to a preexisting agreement which prohibits such new Subsidiary from executing a Guaranty; provided, further, such preexisting agreement was not entered into for the purpose of avoiding the requirements of Section 8.14 and the restrictions contained therein are no more adverse to the Company and its Subsidiaries than to the other equity owners in such new Subsidiary. In addition, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

          SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

          9.01 Payments. The Borrowers shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for two or more Business Days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document;

          9.02 Representations, etc. Any representation, warranty or statement made by any Credit Party in any Credit Document or in any statement or certificate delivered pursuant thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          9.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Agent, Co-Agent or the Required Lenders, provided that if any such default covered by this clause (b) (i) is not capable of being remedied within such 30-day period, (ii) is capable of being remedied within an additional 30-day period and (iii) the Credit Party is diligently pursuing such remedy during the periods contemplated by (i) and (ii) and has advised the Agent as to the remedy thereof, the first 30-day period referred to in this clause (b) shall be extended for an additional 30-day period but only so long as (x) the Credit Party continues to diligently pursue such remedy and (y) such default remains capable of being remedied within such period; or

          9.04 Default Under Other Agreements. (a) The Company or any of its Subsidiaries shall (i) default in any payment on or with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of the Company or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be pre-paid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section
9.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $350,000 at any one time; or

          9.05 Bankruptcy, etc. The Company or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any of its Subsidiaries and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Subsidiaries; or the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Subsidiaries; or there is commenced against the Company or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, the Company or any Subsidiary of the Company or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201,
4204 or 4212 of ERISA or Section 401(a)(2), 4971, 4975 or 4980 of the Code, or the Company or any Subsidiary of the Company has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees and other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of imposition of a lien, granting of a security interest or incurring a liability; and (c) which lien, security interest or liability which arises from such event or events is reasonably likely to have a Material Adverse Effect; or

          9.07 Security Documents. (a) Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent with respect to any portion of the Collateral which is not de minimis, or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of any such Security Document; or

          9.08 Guarantees. The Guarantees or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

          9.09 Judgments. One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving a liability (to the extent not paid or not fully covered (which coverage has not been denied) by insurance) in excess of $350,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

          9.10 Ownership. A Change of Control Event shall have occurred; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent may (and shall, upon the written request of the Required Lenders), by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Agent or Co-Agent or any Lender to enforce its claims against any Guarantor or the Borrowers, except as otherwise specifically provided for in this Agreement (provided that if an Event of Default specified in Section 9.05 shall occur with respect to the Borrowers the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Lender shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Borrowers to pay (and the Borrowers hereby agree upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrowers' reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding.

          SECTION 10. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "Acquisition" shall have the meaning provided in the Recitals hereto.

          "Acquisition Agreement" shall mean the Acquisition Agreement, dated as of November 12, 1996, between DI and Diamond M Onshore, Inc., including the Exhibits and Schedules thereto.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall mean BTCo and shall include any successor appointed pursuant to Section 11.10.

          "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

          "Applicable Base Rate Margin" shall mean a percentage per annum equal to 2.00%.

          "Applicable Eurodollar Margin" shall mean a percent- age per annum equal to 3.00%.

          "Appraisal of Fair Market Value" shall mean a report establishing Fair Market Value of an asset or property. The values in such appraisal shall be determined by using the market data approach. The market data approach is that approach to value where recent sales and/or offering prices of similar assets or property are analyzed to arrive at an indication of the most probable selling price for the asset or property being appraised.

          "Approved Appraiser" shall mean Superior Appraisals and Hadco International, Inc. or any other appraiser acceptable to the Agent.

          "Asset Coverage Ratio" shall mean the ratio of (i) Eligible Cash plus 75% of Eligible Accounts Receivable plus 40% of Inventory plus the lesser of (x) 40% of the Fair Market Value (as determined in the most recent Appraisal delivered pursuant to Section 7.11(c)) of Domestic Drilling Rigs and Related Equipment and
(y) 50% of the Orderly Liquidation Value (as determined in the most recent Appraisal delivered pursuant to Section 7.11(c)) of Domestic Drilling Rigs and Related Equipment to (ii) the Total Commitment.

          "Asset Sale" shall mean any sale, transfer or other disposition by the Company or any of its Subsidiaries to any Person of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding the sale by such Person of its own capital stock) of the Company or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business, (ii) sales of assets pursuant to, Sections 8.02(e), (f), (g), (h) and (i) and (iii) sales of those assets listed on Annex X hereto.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

          "Authorized Officer" shall mean any senior officer of a Borrower designated as such in writing to the Agent and Co-Agent by the Borrowers to the extent reasonably acceptable to the Agent and Co-Agent.

          "Bankruptcy Code" shall have the meaning provided in Section 9.05.

          "Base Rate" at any time shall mean the highest of (x) the Prime Lending Rate and (y) the rate which is 1/2 of 1% in excess of the Federal Funds Rate.

          "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

          "Borrower" and "Borrowers" shall have the meanings provided in the first paragraph of this Agreement.

          "Borrowing" shall mean and include the borrowing of one Type of Revolving Loan from all of the Lenders on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

          "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be added to the fixed assets account on the consolidated balance sheet of such Person in accordance with GAAP, including all such expenditures with respect to plant, property or equipment (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP).

          "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Company or any of its Subsidiaries in each case taken at the amount thereof that should be accounted for as liabilities in accordance with GAAP.

          "Cash" shall mean U.S. dollars.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and banker acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least

P-1 or the equivalent thereof (any such bank or Lender, an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (iii) commercial paper issued by any Approved Lender or by the parent company of any Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, as the case may be, and in each case maturing within twelve months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve months from the date of acquisition thereof and, at the time of acquisition having one of the two highest ratings obtainable from either S&P or Moody's, (v) any repurchase agreement entered into with any Approved Lender which is secured by any obligation of the type described in any of clauses (i) through (iii) and (vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses
(i) through (iv) above.

          "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Company and/or any of its Subsidiaries from such Asset Sale.

          "Change of Control Event" shall mean (a) the Company shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the capital stock of Drillers, Inc. and DI International, Inc. or (b) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Effective Date), shall (A) have acquired beneficial ownership of 30% or more on a fully diluted basis of the voting and/or economic interest in the Company's capital stock or (B) obtained the power (whether or not exercised) to elect a majority of the Company's directors or (c) the Board of Directors of the Company shall cease to consist of a majority of Continuing Directors or (d) Norex Drilling Ltd., Somerset Drilling Associates, L.L.C., and Somerset Capital Partners shall cease to own or control at least 30% on a fully diluted basis of the voting interest in the capital stock of the Company.

          "Co-Agent" shall mean ING Capital and shall include any successor to the Co-Agent appointed pursuant to Section 11.10.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and ruling issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all of the Pledged Collateral and Pledged Securities.

          "Collateral Agent" shall mean BTCo acting as collateral agent for the Lenders.

          "Commitment Fee" shall have the meaning provided in Section 3.01(a).

          "Company" shall have the meaning provided in the first paragraph of this Agreement.

          "Company Common Stock" shall have the meaning provided in Section
6.14.

          "Consolidated Current Assets" shall mean the current assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated Current Liabilities" shall mean the current liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, but excluding the current portion of and the accrued but unpaid interest on any Indebtedness under this Agreement.

          "Consolidated Debt" shall mean, at any time, all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis; provided that for purposes of this definition, the amount of Indebtedness in respect of Interest Rate Protection Agreements and Other Hedging Agreements shall be at any time equal to the unrealized net loss position, if any, of the Company and/or its Subsidiaries thereunder on a marked to market basis determined no more than one month prior to such time.

          "Consolidated EBIT" shall mean, for any period, Consolidated Net Income, before total interest expense (inclusive of amortization of deferred financing fees, premiums on Interest Rate Protection Agreements and any original issue discount) of the Company and its Subsidiaries determined on a consolidated basis and provisions for taxes based on income, whether paid or deferred.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all depreciation expense and amortization expense plus non-cash compensation expenses relating to restricted stock and stockoption grants, in each case, that were deducted in determining Consolidated EBIT for such period, plus net earnings of any Person (other than a consolidated Subsidiary that is a Guarantor) in which the Company or any consolidated Subsidiary has an ownership interest to the extent such net earnings shall have actually been received by the Company or such consolidated Subsidiary in the form of cash distributions.

          "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to (A) any rent paid in respect of Capital Leases which is or should be allocable to interest expense in accordance with GAAP and (B) interest capitalized during the construction of any Capital Expenditure) of the Company and its Subsidiaries determined on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs or benefits under Interest Rate Protection Agreements, but excluding, however, amortization of any payments made to obtain any Interest Rate Protection Agreement and Other Hedging Agreements and deferred financing costs and any interest expense on deferred compensation arrangements to the extent included in total interest expense.

          "Consolidated Net Income" shall mean, for any period, the net income (or loss), after provisions for income taxes (other than with respect to net income taxes attributable to items that are excluded from the calculation of Consolidated Net Income in the period), of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period in conformity with GAAP but excluding in any event (a) any extraordinary gains (net of extraordinary losses) but with giving effect to gains or losses from sales of assets sold in the ordinary course of business; (b) net earnings of any person (other than a consolidated Subsidiary that is a Guarantor) in which the Company or any consolidated Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such consolidated Subsidiary in the form of cash distributions; (c) any portion of the net earnings of any consolidated Subsidiary which is unavailable for payment of dividends to the Company or any other consolidated Subsidiary by reason of the provisions of any agreement or applicable law or regulation (including, without limitation, those agreements referred to in the exceptions set forth in Section 8.13); (d) earnings resulting from any reappraisal, revaluation or write-up of assets; (e) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries; (f) the aggregate net gain (or loss) during such period arising from the revaluation (but not sale) of readily marketable securities;
(g) the income (or loss) from discontinued operations; and (h) non-cash charges relating to the Acquisition and repayment of Indebtedness incurred under the Existing Credit Agreement.

          "Consolidated Net Worth" shall mean, at any time, the net worth of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

          "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligations of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of the Company on the Initial Borrowing Date and each other director if such director's nomination for the election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement, each of the Notes and each Security Document.

          "Credit Event" shall mean the making of a Loan or the issuance of a Letter of Credit.

          "Credit Party" shall mean the Borrowers and each Guarantor.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

          "Dividends" shall have the meaning provided in Section 8.07.

          "Documents" shall mean the Credit Documents.

          "Domestic Drilling Rigs and Related Equipment" shall mean Drilling Rigs and Related Equipment owned by the Company or its Domestic Subsidiaries and located in the 48 contiguous states.

          "Domestic Subsidiary" shall mean each Subsidiary of the Company incorporated or organized in the United States or any State or territory thereof.

          "Drilling Rig(s) and Related Equipment" shall mean all drilling and workover rigs owned by the Company and its Subsidiaries, and all pumps, drilling equipment, machinery, equipment, supplies, parts and other goods of any description whatsoever installed on or affixed to or to be used in connection with any such rig.

          "Effective Date" shall have the meaning provided in Section 12.10.

          "Eligible Accounts Receivable" shall mean all accounts receivable of the Company and its Domestic Subsidiaries with respect to account debtors that are located in the 48 contiguous states; accounts that are no more than 90 days past the original invoice date; and accounts that have not otherwise been declared ineligible by the Agent and Co-Agent.

          "Eligible Cash" shall mean all Cash and Cash Equivalents held by the Company and its Domestic Subsidiaries as of the last month in excess of $10 million.

          "Eligible Transferee" shall mean a commercial bank, financial institution or other institutional "accredited investor" (as defined in Regulation D of the Securities Act).

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance, deficiency, liability or violation, investigations or proceedings relating in any way to any violation or liability (or alleged violation or liability) by the Company or any of its Subsidiaries under any Environmental Law (hereafter "Claims") or any permit, license or other authorization issued to the Company or any of its Subsidiaries under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, remedial, corrective, response or other actions or damages pursuant to any Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any foreign, federal, state or local policy, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the environment or Hazardous Materials, or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Subsidiary of the Company would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Code or (to the extent required by operation of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA) Section 414(m) or (o) of the Code.

          "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/16 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by BTCo for U.S. dollar deposits of amounts in same day funds generally comparable to the aggregate principal amount of the Eurodollar Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 9.

          "Existing Credit Agreement" means the credit facility provided to DI and certain Subsidiaries pursuant to the Loan Agreement dated as of December 12, 1994 among DI and NordlandsBanken AS, as amended.

          "Existing Indebtedness" shall have the meaning provided in Section
6.22.

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.13.

          "Existing Letters of Credit" shall have the meaning provided in
Section 6.22.

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Fair Market Value" shall mean with respect to any asset the amount of Net Proceeds which could be expected upon a sale by a willing and informed seller to a willing and informed buyer, both exercising prudent judgment and not acting with undue haste.

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Lender of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent and Co-Agent from three Federal Funds brokers of recognized standing selected by the Agent and Co-Agent.

          "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.01.

          "Final Maturity Date" shall mean December 31, 1999.

          "Foreign Cash Equivalents" shall mean dollar denominated certificates of deposit or bankers acceptances of any bank organized under the laws of the jurisdiction of incorporation of a Foreign Subsidiary, provided that the short-term commercial paper rating of such bank from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than twelve months from the date of acquisition.

          "Foreign Subsidiary" shall mean each Subsidiary of the Company other than a Domestic Subsidiary.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8 and the definition of Interest Reduction Discount, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

          "Guaranteed Creditors" shall mean and include each of the Agent, the Co-Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuer.

          "Guaranteed Obligations" shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrowers to each Lender, and Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrowers or any Guarantor to such Lender, the Agent, the Co-Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with any Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in each of the Credit Documents by the Borrowers.

          "Guarantees" shall mean the Subsidiary Guarantees.

          "Guarantors" shall mean the Subsidiary Guarantors.

          "Hazardous Materials" shall mean (a) any petrochemical or petroleum products or wastes (including crude oil or any fraction thereof), radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances,"

"hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any Environmental Law.

          "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed; provided, however, that in the event that the liability of such first Person is non-recourse to such Person and is recourse only to specified assets of such Person, the amount of Indebtedness attributed thereto shall not exceed the greater of the market value of such assets or the book value of such assets,
(v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person; provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising and payable in the ordinary course of business and consistent with past practice and in no event 120 days past the invoice date (so long as so paid in the ordinary course of business and consistent with past practice).

          "ING Capital" shall mean ING (US) Capital Corporation, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Initial Borrowing Date" shall mean the date upon which the initial Borrowing of Loans occurs.

          "Intercompany Loan" shall have the meaning provided in Section
8.05(g).

          "Interest Coverage Ratio" shall mean, for the three- month period most recently ended for which consolidated financial information is available, commencing with March 31, 1997, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period; provided, however, that for purposes of calculating this ratio, interest expense on the Norex Loan shall not constitute Consolidated Interest Expense.

          "Interest Period," with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Inventory" shall mean inventory of the Company and its Domestic Subsidiaries located in the 48 contiguous states determined in accordance with GAAP.

          "L/C Supportable Indebtedness" shall mean (i) obligations of the Company or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Company or any of its Subsidiaries as are reasonably acceptable to the Agent and the Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

          "Lease" shall mean any lease, sublease, franchise agreement, license, occupancy or concession agreement.

          "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lender" shall have the meaning provided in the first paragraph of this Agreement.

          "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified the Agent and Co-Agent and/or the Company that it does not intend to comply with the obligations under Section 1.01(a) or 2.04(c), in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

          "Letter of Credit" shall have the meaning provided in
Section 2.01(a).

          "Letter of Credit Fees" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Issuer" shall mean BTCo.

          "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

          "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

          "Letter of Credit Sublimit" shall mean $5,000,000.

          "Leverage Ratio" shall mean, at any time, the ratio of (x) Consolidated Debt on such date to (y) Total Capitalization.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

          "Loan" shall mean each Revolving Loan.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole and after giving effect to the Acquisition.

          "Minimum Borrowing Amount" shall mean for Revolving Loans, $1,000,000.

          "Minimum Net Worth" shall mean the sum of (x) $60 million, (y) 50% of Consolidated Net Income, if positive, for the period from and including January 1, 1997 to and including the final day of the most recent period for which consolidated financial information of the Company is available and (z) 50% of the increase to stockholders' equity of the Company attributable to the issuance of Company Common Stock.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Motor Vehicle Capitalized Lease Obligations" shall mean Capitalized Lease Obligations with respect to Capital Leases of motor vehicles.

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

          "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (a) cash expenses of sale (including, without limitation, brokerage fees, if any, transfer taxes and payment of principal, premium and interest of Indebtedness other than the Loans required to be repaid as a result of such Asset Sale), (b) all foreign, federal, state and local taxes to the extent payable as a direct consequence of any such Asset Sale and (c) deduction of reasonable amounts, determined in accordance with GAAP, required to be provided by the Company or such Subsidiary as a reserve against any liabilities retained by the Company or any Subsidiary of the Company associated with such assets after such Asset Sale, including, without limitation, any indemnification, pension and other post-employment benefit liabilities, workers compensation liabilities, liabilities associated with retiree benefits and liabilities relating to environmental matters, except and until such reserves are reversed, in which case the amount of such reversal shall constitute Net Cash Proceeds.

          "Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

          "Norex Loan" shall mean the $4,000,000 term loan to the Company from Norex Drilling Ltd., dated August 29, 1996.

          "Note" shall mean each Revolving Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning pro- vided in Section 1.06.

          "Notice Office" shall mean the office of BTCo located at 130 Liberty Street, New York, New York 10006 or such other office as the BTCo may designate to the Company and the Lenders from time to time.

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent, the Co-Agent, the Collateral Agent or any Lender pursuant to the terms of any Credit Document.

          "Orderly Liquidation Value" shall mean with respect to any asset the amount of Net Proceeds which could be expected upon a sale by an informed seller to a willing and informed buyer, but with the seller under a compulsion to sell within a liquidation period not to exceed 120 days.

          "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect the Company and its Subsidiaries against fluctuations in currency values.

          "Participant" shall have the meaning provided in Section 2.04(a)(i).

          "Payment Office" shall mean the office of BTCo located at 130 Liberty Street, New York, New York 10006 or such other office as BTCo may designate to the Company and the Lenders from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" shall mean, at any time for each Lender, the percentage obtained by dividing such Lender's Revolving Loan Commitment at such time by the Total Revolving Loan Commitment then in effect; provided that if the Total Revolving Loan Commitment has been terminated, the Percentage of each Lender shall be determined by dividing such Lender's Revolving Loan Commitment as in effect immediately prior to such termination by the Total Revolving Loan Commitment as in effect immediately prior to such termination.

          "Permitted Acquisition" shall have the meaning provided in Section 8.02(j).

          "Permitted Liens" shall have the meaning provided in Section 8.03.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company or partnership, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer plan or singleemployer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company, any of its Subsidiaries or any ERISA Affiliate and each such plan for the five calendar year period immediately following the latest date on which the Company, any of its Subsidiaries or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan or any such plan as to which the Company, any of its Subsidiaries or any ERISA Affiliate may have any liability, provided, however, the term "Plan" shall not include any Foreign Pension Plan.

          "Pledge Agreement" shall have the meaning provided in Section 5.11(a) and shall include any additional pledge agreement executed by the Company or any of its Subsidiaries pursuant to Section 7.11.

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreements.

          "Pledged Collateral" shall have the meaning assigned to such term in the Security Agreements.

          "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreements.

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Prior Liens" shall mean Liens which, pursuant to the provisions of any Security Document, are or may be superior to the Lien of such Security Document.

          "Quarterly Payment Date" shall mean the last Business Day of each fiscal quarter (including the fourth fiscal quarter) of the Company.

          "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Register" shall have the meaning provided in Section 7.12.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

          "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Replaced Lender" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the

30-day notice requirement has not been waived by the PBGC by regulation.

          "Required Lenders" shall mean collectively (and not individually) Non-Defaulting Lenders the sum of whose Revolving Loan Commitments (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans and Letter of Credit Outstandings) constitute greater than 66-2/3% of the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of Defaulting Lenders (or, if after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Lenders and Letter of Credit Outstandings at such time).

          "Returns" shall have the meaning provided in Section 6.21.

          "Revolving Loan" shall have the meaning provided in Section 1.01(a).

          "Revolving Loan Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time pursuant to Section 3.02, Section 3.03, Section 9 and/or the definition of "Total Revolving Loan Commitment."

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

          "Secured Creditors" shall have the meaning provided in the Security Documents.

          "Security Agreement" shall have the meaning provided in Section 5.11(b) and shall include any additional security agreement executed by the Company or any of its Subsidiaries pursuant to Section 7.11.

          "Security Documents" shall mean and include the Security Agreements and the Pledge Agreements.

          "S&P" shall mean Standard & Poors' Ratings Service.

          "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

          "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity (other than a corporation) in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time; provided, however, that for purposes of this Agreement Indrillers LLC shall not be deemed to be a Subsidiary of the Company.

          "Subsidiary Guarantee" shall mean the Guarantee contained in Section 13 hereof.

          "Subsidiary Guarantor" shall mean each Subsidiary of the Company executing a Subsidiary Guarantee.

          "Taxes" shall have the meaning provided in Section 4.04.

          "Total Capitalization" shall mean on any date the sum of Consolidated Debt and Consolidated Net Worth at such time.

          "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Lenders it being understood that the Total Revolving Loan Commitment as of the Initial Borrowing Date shall be $35,000,000.

          "Total Revolving Outstandings" shall mean, at any time, the sum of (i) the aggregate principal amount of all Revolving Loans outstanding at such time and (ii) the aggregate amount of all Letter of Credit Outstandings at such time.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time,
(i) the Total Revolving Loan Commitment at such time less (ii) Total Revolving Outstandings at such time.

          "Type" shall mean any type of Revolving Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "Unpaid Drawing" shall have the meaning provided in Section 2.03(a).

          "Unutilized Revolving Loan Commitment" with respect to any Lender at any time shall mean such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate then outstanding principal amount of all Revolving Loans made by such Lender and (ii) such Lender's Percentage of the then Letter of Credit Outstandings.

          "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

          "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

          "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          "Working Capital" shall mean the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "Written" (whether lower or upper case) or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, or telegraph or cable.

          SECTION 11.  The Agent and Co-Agent.

          11.01 Appointment. Each Lender hereby irrevocably designates and appoints BTCo as Agent and ING Capital as CoAgent of such Lender (such term to include for purposes of this Section 11, BTCo acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes BTCo as Agent and ING Capital as Co-Agent to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent and Co-Agent by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent and Co-Agent agree to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in any Credit Document, the Agent and Co-Agent shall not have any duties or responsibilities, except those expressly set forth in the Credit Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise (including by operation of law) to exist against the Agent or Co-Agent. The provisions of this Section 11 are solely for the benefit of the Agent and Co-Agent and the Lenders, and neither the Company nor any of its Subsidiaries or Affiliates shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent and Co-Agent shall act solely as agents of the Lenders and the Agent and Co-Agent do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Company or any of its Subsidiaries or Affiliates.

          11.02 Delegation of Duties. Each of the Agent and Co-Agent may execute any of its duties under any Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent and Co-Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by either of them with reasonable care except to the extent otherwise required by Section 11.03.

          11.03 Exculpatory Provisions. Neither of the Agent or Co-Agent nor any of their Affiliates or any of their officers, directors, employees, agents or attorneys-in-fact shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person in its capacity as Agent or Co-Agent under or in connection with any Credit Document (except to the extent found to have resulted from such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company, any of its Subsidiaries or any of their respective officers contained in any Credit Document, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or Co-Agent under or in connection with, any Document or for any failure of the Company or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. Neither the Agent or Co-Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or condition of, any Document, or to inspect the properties, books or records of the Company or any of its Subsidiaries. The Agent and the Co-Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of any Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent or Co-Agent to the Lenders or by or on behalf of the Company or any of its Subsidiaries to the Agent or Co-Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

          11.04 Reliance by Agent and Co-Agent. Each of the Agent and Co-Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any of its Subsidiaries), independent accountants and other experts selected by the Agent or Co-Agent. Each of the Agent and Co-Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless is shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent and Co-Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          11.05 Notice of Default. The Agent and Co-Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent and Co-Agent have actually received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent and Co-Agent receive such a notice, the Agent and Co-Agent shall give prompt notice thereof to the Lenders. The Agent and Co-Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent and Co-Agent shall have received such directions, the Agent and Co-Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable in the best interests of the Lenders.

          11.06 Nonreliance on Agent and Co-Agent and Other Lenders. Each Lender expressly acknowledges that neither of the Agent or Co-Agent nor any of their Affiliates nor any of their respective officers, directors, employees, agents or attorneys-in-fact have made any representations or warranties to them and that no act by the Agent or Co-Agent hereinafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent or Co-Agent or any such other Person to any Lender. Each Lender represents to the Agent and Co-Agent that it has, independently and without reliance upon the Agent or Co-Agent or any such other Person or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or Co-Agent or any such other Person or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries. The Agent and Co-Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of the Agent or Co-Agent or any of their Affiliates or any of their officers, directors, employees, agents or attorneys-in-fact.

          11.07 Indemnification. The Lenders agree to indemnify each of the Agent and Co-Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Lenders at such time (with such "percentages" to be determined as if there are no Defaulting Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent or Co-Agent in its capacity as such in any way relating to or arising out of any Credit Document, or any documents contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby or any action taken or omitted to be taken by the Agent or Co-Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Company or any of its Subsidiaries; provided that no Lender shall be liable to the Agent or Co-Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent found to have resulted solely from the gross negligence or willful misconduct of such Agent or Co-Agent. To the extent any Lender would be required to indemnify the Agent or Co-Agent pursuant to the immediately preceding sentence but for the fact that it is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any portion of any payment or other distribution hereunder (including, without limitation as to principal of or interest on any Loans) until each other Lender shall have been reimbursed for the excess, if any, of the aggregate amount paid by such Lender under this Section 11.07 over the aggregate amount such Lender would have been obligated to pay had such first Lender not been a Defaulting Lender. If any indemnity furnished to the Agent or Co-Agent for any purpose shall, in the opinion of such Agent or Co-Agent be insufficient or become impaired, the Agent or Co-Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

          11.08 Agent or Co-Agent in Its Individual Capacity. The Agent or Co-Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries and Affiliates as though the Agent or Co-Agent were not an Agent or Co-Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent and Co-Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent or Co-Agent and the terms "Lender" and "Lenders" shall include each of the Agent or Co-Agent in its individual capacity.

          11.09 Holders. The Agent or Co-Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          11.10 Resignation of the Agent or Co-Agent; Successor Agent or Co-Agent. The Agent or Co-Agent may resign as the Agent or Co-Agent upon 60 days' notice to the Lenders and the Company. Upon the resignation the Agent or Co-Agent, the

Required Lenders shall appoint from among the Lenders a successor Agent or Co-Agent which is a bank or a trust company for the Lenders subject to prior approval by the Company (such approval not to be unreasonably withheld, provided that such approval shall not be required if a Default or an Event of Default then exists), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent or Co-Agent, as the case may be, and the term "Agent" or "Co-Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's or Co-Agent's rights, powers and duties as the Agent or Co-Agent shall be terminated, without any other or further act or deed on the part of such former Agent or Co-Agent or any of the parties to this Agreement. After the resignation of the Agent or Co-Agent hereunder, the provisions of this
Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent or Co-Agent under this Agreement.

          SECTION 12.  Miscellaneous.

          12.01 Payment of Expenses, Etc. The Borrowers agree, jointly and severally, to: (i) whether or not the transactions herein contemplated are consummated, pay all out-of-pocket costs and expenses of each of the Agent and Co-Agent (including, without limitation, the reasonable fees and disbursements of Cahill Gordon & Reindel) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Agent's and Co-Agent's syndication efforts with respect to this Agreement; (ii) pay all out-of-pocket costs and expenses of each of the Agent and Co-Agent, each Letter of Credit Issuer and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after a Default or an Event of Default shall have occurred and be continuing, the protection of the rights of each of the Agent and Co-Agent, each Letter of Credit Issuer and each of the Lenders thereunder (including, without limitation, the fees and disbursements of counsel for each of the Agent and Co-Agent, for each Letter of Credit Issuer and for each of the Lenders); (iii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iv) indemnify each of the Agent, the Co-Agent, the Collateral Agent, each Letter of Credit Issuer and each Lender and each of their Affiliates, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any such Person is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any such Person, or any third Person or otherwise) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any other transactions contemplated in any Credit Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent found to have been incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or any Environmental Claim, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding.

          12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each of the Agent, the Co-Agent, each Letter of Credit Issuer and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or any other notice of any kind to the Company or any of its Subsidiaries or any Guarantor or any other Person, any such notice, to the full extent permitted by applicable law, being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Agent, Co-Agent, such Letter of Credit Issuer or such Lender (including, without limitation, by branches and agencies of the Agent, Co-Agent, such Letter of Credit Issuer and such Lender wherever located) to or for the credit or the account of the Borrowers or any Guarantor against and on account of the Obligations of the Borrowers or any Guarantor to the Agent, Co-Agent, such Letter of Credit Issuer or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrowers or any Guarantor purchased by such Lender pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with any Credit Document, irrespective of whether or not such Agent, Co-Agent, such Letter of Credit Issuer or such Lender shall have made any demand hereunder and although said Obligations shall be contingent or unmatured.

          12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Lender, at its address specified for such Lender on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received. For all purposes hereunder, notice delivered to one Borrower shall be deemed to be notice to each Borrower.

          12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, neither the Borrowers nor any Guarantor may assign or transfer any of its rights, obligations or interest under any Credit Document without the prior written consent of the Lenders; and provided, further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitment hereunder except as provided in Section 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder; and provided, further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of any Credit Document except to the extent such amendment or waiver would (i) extend the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees on Loans or Letters of Credit in which such participant is participating (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), or increase the amount of the participant's participation over the amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans in which such participant is participating. In the case of any such participation, the participant shall not have any rights under any of the Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

          (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) to any Affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (y) assign all, or if less than all, a portion equal to at least $2,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitment (and related outstanding Obligations hereunder) to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement; provided that (i) at such time Annex I shall be deemed modified to reflect the Revolving Loan Commitments of such new Lender and of the existing Lenders, (ii) upon surrender of the old Revolving Notes, new Revolving Notes will be issued, at the Borrowers' expense, to such new Lender and to the assigning Lender, such new Revolving Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments, (iii) the consent of the Agent shall be required in connection with any such assignment pursuant to clause (y) of this Section 12.04(b) and (iv) the Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500; and provided, further, that such transfer or assignment will not be effective until recorded by the Agent on the Register pursuant to Section 7.12. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrowers and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a
Section 4.04(b)(ii) Certificate) described in Section 4.04(b).

          (c) Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the other loan documents to any Federal Reserve Bank without notice to or consent of the Borrowers. No such pledge or assignment shall release the transferor Lender from its obligations hereunder.

          12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any party in exercising any right, power or privilege under any Credit Document and no course of dealing between any Credit Party and the Agent, Co-Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, Co-Agent or the Lenders to any other or further action in any circumstances without notice or demand.

          12.06 Payments Pro Rata. (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, determined in accordance with the terms of this Agreement, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          12.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Lenders); provided that except as otherwise specifically provided herein, all computations determining compliance with Sections 3.03 and 8, including definitions used therein shall, (x) in each case, utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the 1996 financial statements delivered to the Lenders pursuant to Section 6.10(b), and (y) to the extent any period covered by such computation (including any Test Period) includes a period prior to the date of the consummation of the Acquisition, such computation shall be made on a pro forma basis as if the Acquisition had occurred at the beginning of such period.

          (b) All computations of interest and Fees hereunder shall be based on the actual number of days elapsed over a year of 360 days (except for interest payable in respect of Base

Rate Loans based on the Prime Lending Rate, which shall be computed on the bases of a 365/66 day year).

          12.08 Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND (EXCEPT AS OTHERWISE EXPRESSLY STATED THEREIN) THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to any Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each Credit Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party, at its address for notices pursuant to
Section 12.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced under any Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Agent, Co-Agent, any Lender or the holder of any Note to serve process in any other manner permitted by applicable law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

          (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with any Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all of the parties hereto shall be lodged with the Borrower and the Agent.

          12.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrowers, each Guarantor, the Agent, the Co-Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at the Notice Office or, in the case of the Lenders, shall have given to the Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Agent will give the Borrowers and each Lender prompt written notice of the occurrence of the Effective Date.

          12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the mean- ing or construction of any provision of this Agreement.

          12.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders; provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of the following clause
(i)), (i) extend the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees on any Loan or Letter of Credit thereon, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i)),
(ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, or release any Guarantor (other than in connection with a sale otherwise permitted hereby),
(iii) amend, modify or waive any provision of this Section 12.12, (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date) or
(v) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement; provided, further, that no such change, waiver, discharge or termination shall (w) increase the Revolving Loan Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Lender, and that an increase in the available portion of any Revolving Loan Commitment of any Lender shall not constitute an increase in the Revolving Loan Commitment of such Lender), (x) without the consent of BTCo., amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (y) without the consent of the Agent and Co-Agent, amend, modify or waive any provision of Section 11 as the same applies to the Agent and Co-Agent or any other provision as the same relates to the rights or obligations of the Agent and Co-Agent and (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described below, to replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each Replacement Lender consents to the proposed change, waiver, discharge or termination; but only if, in each such case, such Replacement Lender at the time of such action is acceptable to the Agent, provided that the Borrowers shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 12.12(a).

          12.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.07 or 12.01, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

          12.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender; provided that the Company shall not be responsible for costs arising under Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Lender in the absence of such transfer.

          12.15 Confidentiality. Each of the Lenders agrees that it will use its reasonable efforts not to disclose without the prior consent of the Company (other than to Affiliates of such Lenders and their respective directors, employees, auditors, counsel or other professional advisors) any confidential information with respect to the Company or any of its Subsidiaries which is furnished pursuant to this Agreement; provided that any Lender may disclose any such information (a) that is or has become generally available to the public,
(b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal or other governmental regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or
(y) in connection with any request or requirement of any such regulatory body,
(c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to such Lender, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender; provided that such prospective transferee agrees to be bound by this Section 12.15 to the same extent as such Lender.

          12.16 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          SECTION 13.  Subsidiary Guarantees.

          13.01 The Subsidiary Guarantees. (a) In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct and indirect benefits to be received by each Subsidiary Guarantor from the proceeds of the Loans and the issuance of the Letters of Credit, each Subsidiary Guarantor hereby agrees with the Lenders as follows: each Subsidiary Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrowers to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrowers to the Guaranteed Creditors becomes due and payable hereunder, each Subsidiary Guarantor, jointly and severally, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses (including reasonable legal fees and expenses) which may be incurred by the Guaranteed Creditors in collecting or enforcing any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrowers), then and in such event each Subsidiary Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Subsidiary Guarantor, notwithstanding any revocation of this Subsidiary Guarantee or any other instrument evidencing any liability of the Borrowers, and each Subsidiary Guarantor shall be and remain jointly and severally liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. This is a guarantee of payment and not of collection.

          (b) Anything contained in this Subsidiary Guarantee to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations and/or the grant of security interests in Collateral to secure its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor in respect of intercompany Indebtedness to the Company or other Affiliates of the Company to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder, and after giving effect (x) to the direct and indirect benefits received by such Subsidiary Guarantor as a result of the Credit Documents and the Loans and (y) as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Subsidiary Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under Section 13.01(c)).

          (c) Subsidiary Guarantors under this Subsidiary Guarantee together desire to allocate among themselves in a fair and equitable manner their obligations arising under this Subsidiary Guarantee. Accordingly, in the event any payment or distribution is made on any date by any Subsidiary Guarantor under this Subsidiary Guarantee (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Subsidiary Guarantors in the amount of such other Subsidiary Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Subsidiary Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Subsidiary Guarantor as of any date of determination, an amount equal to (i) the ratio of
(x) the Adjusted Maximum Amount (as defined below) with respect to such Subsidiary Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Subsidiary Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Subsidiary Guarantee in respect of the obligations guaranteed. "Fair Share Shortfall" means, with respect to a Subsidiary Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Subsidiary Guarantor over the Aggregate Payments of such Subsidiary Guarantor. "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Subsidiary Guarantor under this Subsidiary Guarantee, determined as of such date in accordance with this Section 13.01; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Subsidiary Guarantor for purposes of this Section 13.01(c), any assets or liabilities of such Subsidiary Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Subsidiary Guarantor. "Aggregate Payments" means, with respect to a Subsidiary Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Subsidiary Guarantor in respect of this Subsidiary Guarantee (including, without limitation, in respect of this Section 13.01(c)) minus (ii) the aggregate amount of all payments received on or before such date by such Subsidiary Guarantor from the other Subsidiary Guarantors as contributions under this Section 13.01(c). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Subsidiary Guarantors of their obligations as set forth in this Section 13.01(c) shall not be construed in any way to limit the liability of any Subsidiary Guarantor hereunder.

          13.02 Bankruptcy. Additionally, each Subsidiary Guarantor unconditionally and irrevocably, jointly and severally, guarantees the payment of any and all of the Guaranteed Obligations of the Borrowers or any Guarantor to the Guaranteed Creditors whether or not due or payable by the Borrowers upon the occurrence of any of the events specified in Section 9.05, and unconditionally, and jointly and severally, promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

          13.03 Nature of Liability. (a) The liability of each Subsidiary Guarantor hereunder is joint and several and exclusive and independent of any security for or other guarantee of the Guaranteed Obligations of the Borrowers or any Guarantor whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Subsidiary Guarantor hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrowers or by any other party, or (b) any other continuing or other guarantee, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrowers, or (c) any payment on or in reduction of any such other guarantee or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrowers, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Subsidiary Guarantor, to the extent permitted by applicable law, waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          (b) It is the desire and intent of each Subsidiary Guarantor and the Guaranteed Creditors that this Subsidiary Guarantee shall be enforced against each Subsidiary Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Subsidiary Guarantor under this Subsidiary Guarantee shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of such Subsidiary Guarantor shall be deemed to be reduced and such Subsidiary Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

          13.04 Independent Obligation. The obligations of each Subsidiary Guarantor hereunder are independent of the obligations of any other Subsidiary Guarantor, any other guarantor, any other party or the Borrowers, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor whether or not action is brought against any other Subsidiary Guarantor, any other guarantor, any other party or the Borrowers and whether or not any other guarantor, any other party or the Borrowers are joined in any such action or actions. Each Subsidiary Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrowers or other circumstance which operates to toll any statute of limitations as to the Borrowers shall operate to toll the statute of limitations as to any Subsidiary Guarantor.

          13.05 Authorization. Each Subsidiary Guarantor authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Subsidiary Guarantee herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrowers or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrowers or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrowers to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers to the Guaranteed Creditors regardless of what liability or liabilities of the Borrowers remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other

     Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of any Subsidiary Guarantor from its liabilities under this Subsidiary Guarantee.

          13.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the Borrowers or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          13.07 Subordination. Any of the indebtedness of the Borrowers now or hereafter owing to any Subsidiary Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrowers owing to the Guaranteed Creditors; and if the Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrowers to any Subsidiary Guarantor shall be collected, enforced and received by such Subsidiary Guarantor for the benefit of the Guaranteed Creditors and be paid over to the Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrowers to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of any Subsidiary Guarantor under the other provisions of this Subsidiary Guarantee (other than the reduction of any such liability attributable to such payment). Prior to the transfer by any Subsidiary Guarantor of any note or negotiable instrument evidencing any of the indebtedness of the Borrowers to such Subsidiary Guarantor, such Subsidiary Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Subsidiary Guarantor hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Subsidiary Guarantee (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          13.08 Waiver. (a) Each Subsidiary Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to

(i) proceed against the Borrowers, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrowers, any other Guarantor, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each Subsidiary Guarantor waives any defense based on or arising out of any defense of the Borrowers, any other Guarantor, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrowers, any other Guarantor, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrowers or any other party, or any security, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. Each Subsidiary Guarantor waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against the Borrowers or any other party or any security.

          (b) Each Subsidiary Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Subsidiary Guarantee, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each Subsidiary Guarantor assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise any Subsidiary Guarantor of information known to them regarding such circumstances or risks.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address for all Credit Parties:      DI INDUSTRIES, INC.
                                     as Borrower
450 Gears Road
Houston, Texas 77067                 By /s/ T. SCOTT O'KEEFE
Telephone No.:  (713) 874-0202              T. Scott O'Keefe
Facsimile No.:  (713) 874-0195       Title: Senior Vice President, Chief
                                            Financial Officer, and Secretary

                                     DRILLERS, INC.
                                       as Borrower

                                     By /s/ T. SCOTT O'KEEFE
                                            T. Scott O'Keefe
                                     Title: Senior Vice President, Chief
                                            Financial Officer, and Secretary

                                     DI INTERNATIONAL, INC.
                                       as Guarantor

                                     By /s/ T. SCOTT O'KEEFE
                                            T. Scott O'Keefe
                                     Title: Senior Vice President, Chief
                                            Financial Officer, and Secretary

                                     BANKERS TRUST COMPANY,
                                     Individually and as Agent

                                     By /s/ MARY ZADROGA
                                            Mary Zadroga
                                     Title: Vice President

                                     ING (US) CAPITAL CORPORATION,
                                     Individually and as Co-Agent

                                     By /s/ FRANK P. FENERA
                                            Frank P. Fenera
                                     Title: Associate

                                                                         ANNEX I
                                                                         -------

                LIST OF LENDERS AND COMMITMENTS
                -------------------------------
                                                                       Revolving
Lender                                        Loan Commitment
-----                                         ---------------

Bankers Trust Company                            $14,000,000
ING (US) Capital Corporation                      14,000,000
NordlandsBanken AS                                 7,000,000
                                                 -----------

Total:                                           $35,000,000

                                                                        ANNEX II
                                                                        --------
                                LENDER ADDRESSES
                                ----------------

Lender                       Address

Bankers Trust Company        130 Liberty Street
                             New York, New York  10006
                             Attention:  James T. Cullen
                             Telephone No.:  (212) 250-7343
                             Facsimile No.:  (212) 250-6029

ING (US) Capital Corporation 135 East 57th Street
                             New York, New York  10022
                             Attention:  Frank Ferrara
                             Telephone No.:  (212) 409-1733
                             Facsimile No.:  (212) 832-3616

NordlandsBanken AS           Postboks 1213 Vika,
                             0110 Oslo, Norway
                             Attention:  Torre Formo
                             Telephone No.:  011-47-22-
                             Facsimile No.:  011-47-22-33-67-10

                                                                     EXHIBIT A-1
                                                                     -----------

                           FORM OF NOTICE OF BORROWING
                           ---------------------------

                                                                          [Date]

Bankers Trust Company, as Agent and ING (US) Capital Corporation, as Co-Agent
 for the Banks party to the Credit Agreement referred to below
c/o Bankers Trust Company
One Bankers Trust Plaza
New York, New York  10006

Attention:

Ladies and Gentlemen:

          The undersigned, DI Industries, Inc., a Texas corporation (the "Company"), Drillers, Inc., a Texas corporation ("DI" and together with the Company, the "Borrowers"), refers to the Senior Secured Reducing Revolving Credit Agreement, dated as of December , 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among the Borrowers, each of the Subsidiary Guarantors a party thereto, the lenders from time to time party thereto (the "Banks"), ING (US) Capital Corporation as Co-Agent, and Bankers Trust Company, as Agent for such Banks, and subject to the terms of Sections
1.10 of the Credit Agreement, hereby gives you, the Agent and Co-Agent, irrevocable notice, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby request a Borrowing of Revolving Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit Agreement:

        (i) The Business Day of the Proposed Borrowing is
          , 19  .1
-------------------------
1 Shall be a Business Day at least one Business Day in the case of Base Rate Loans and two Business Days in the case of Eurodollar Loans, in each case, after the date hereof.

       (ii) The aggregate principal amount of the Proposed Borrowing is $      .

      (iii) The Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

      [(iv) The initial Interest Period for the Proposed Borrowing is [one month] [two months] [three months] [six months].]2

          The undersigned hereby certify that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

        (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

        (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

-------------------------
2    To be included for a Proposed Borrowing of Eurodollar
     Loans.

                                   Very truly yours,

                                   DI INDUSTRIES, INC.

                                   By
                                        ----------------------
                                        Title:

                                   DRILLERS, INC.

                                   By
                                        ----------------------
                                        Title:

                                                                     Exhibit A-2

               FORM OF LETTER OF CREDIT REQUEST
               --------------------------------

TO: Bankers Trust Company, as agent (the "Agent") and ING (US) Capital Corporation, as co-agent (the "Co-Agent") under that certain Senior Secured Reducing Revolving Credit Agreement dated as of December , 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement") by and among DI Industries, Inc., a Texas corporation (the "Company"), Drillers, Inc., a Texas corpora- tion ("DI" and together with the Company, the "Borrowers"), each of the Subsidiary Guaran- tors a party thereto, the lenders from time to time party thereto (the "Banks"), the Agent and the Co-Agent. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

Ladies and Gentlemen:

          Pursuant to Sections 2.01 and 2.02 of the Credit Agreement, the Company hereby requests the issuance of a Letter of Credit for the account of [the Company/DI] on [_____________, 199_]1. In connection with this Letter of Credit Request for issuance, the undersigned is providing the Agent with the following information:

     1.   Stated Amount of Letter of Credit: __________________

     2.   Expiration Date of Letter of Credit: ________________

     3.   Name of Beneficiary: ________________________________

     4.   Address of Beneficiary: _____________________________

-------------------
1    Insert proposed date of issuance.

          The undersigned officer of [the Company/DI] does hereby certify that each of the applicable conditions precedent set forth in Article 5 of the Credit Agreement have been and will be satisfied as of the date of making of this Letter of Credit.

DATED:

                                   DI INDUSTRIES, INC./
                                    DRILLERS, INC.

                                   By:
                                        -----------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT B

                             FORM OF REVOLVING NOTE
                             ----------------------

$                                            New York, New York
                                              December   , 1996

          FOR VALUE RECEIVED, DI INDUSTRIES, INC., a Texas corporation (the "Company"), DRILLERS, INC., a Texas corporation ("DI" and together with the Company, the "Borrowers"), hereby promise to pay to [Name of Bank] or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the Final Maturity Date (as defined in the Agreement referred to below) the principal sum of ________ DOLLARS ($ ) or, if less, the unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

          The Borrowers promise also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is one of the Revolving Notes referred to in the Senior Secured Reducing Revolving Credit Agreement, dated as of December , 1996, among the Borrowers, each of the Subsidiary Guarantors a party thereto, the lenders from time to time party thereto (including the Bank), the Agent and ING (US) Capital Corporation as Co-Agent (as amended, modified or supplemented from time to time, the "Agreement") and is issued pursuant to and entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This
Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). This
Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part, as provided in the Agreement, and Revolving Loans may be converted from one Type (as defined in Agreement) into another Type to the extent provided in the Agreement.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrowers hereby waive presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                   DI INDUSTRIES, INC.

                                   By
                                        ----------------------
                                        Title:

                                   DRILLERS, INC.

                                   By
                                        ----------------------
                                        Title:

                                                                       EXHIBIT C

            FORM OF SECTION 4.04(b)(ii) CERTIFICATE
            ---------------------------------------

          Reference is hereby made to the Senior Secured Reducing Revolving Credit Agreement, dated as of December , 1996, among DI Industries, Inc., a Texas corporation (the "Company"), Drillers, Inc., a Texas corporation ("DI" and together with the Company, the "Borrowers"), each of the Subsidiary Guarantors a party thereto, the lenders from time to time party thereto, Bankers Trust Company, as Agent and ING (US) Capital Corporation, as Co-Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

                                   [NAME OF BANK]

                                   By
                                        -----------------------
                                        Title:

Date:         ,
     --------  -----

                                                                       EXHIBIT E
                                                                       ---------
                          FORM OF OFFICERS' CERTIFICATE
                          -----------------------------

          I, the undersigned, [President/Vice President] of DI Industries, Inc., a corporation organized and existing under the laws of the State of Texas (the "Company"), and Drillers, Inc., a corporation organized and existing under the laws of the State of Texas ("DI" and together with the Company, the "Borrowers") do hereby certify on behalf of the Borrowers that:

          1. This Certificate is furnished pursuant to the Senior Secured Reducing Revolving Credit Agreement, dated as of December , 1996, among the Borrowers, each of the Subsidiary Guarantors a party thereto, the lenders from time to time party thereto, ING (US) Capital Corporation as Co-Agent and Bankers Trust Company, as Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. The following named individuals are elected officers of the Borrowers, each holds the office of the Borrowers set forth opposite his name and has held such office since _____, 19__.1 The signature written opposite the name and title of each such officer is his genuine signature.

        Name2              Office             Signature
     ----------          -----------         -----------

     ----------          -----------         -----------

     ----------          -----------         -----------

     ----------          -----------         -----------

          3. Attached hereto as Exhibit A-1 is a certified copy of the Certificate of Incorporation of the Company, as
-------------------------
1 Insert a date prior to the time of any corporate action relating to the Credit Documents or related documentation.

2 Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

filed in the Office of the Secretary of State of the State of Texas on ________, 19__, together with all amendments thereto adopted through the date hereof. Attached hereto as Exhibit A-2 is a certified copy of the Certificate of Incorporation of DI, as filed in the Office of the Secretary of State of the State of Texas on ________, 19__, together with all amendments thereto adopted through the date hereof.

          4. Attached hereto as Exhibit B-1 is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since _________, 19__. Attached hereto as Exhibit B-2 is a true and correct copy of the By-Laws of DI which were duly adopted, are in full force and effect on the date hereof, and have been in effect since _________, 19__.

          5. Attached hereto as Exhibit C-1 is a true and correct copy of resolutions which were duly adopted on ______, 19__ [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C-1, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Documents to which the Company is party. Attached hereto as Exhibit C-2 is a true and correct copy of resolutions which were duly adopted on ______, 19__ [by unanimous written consent of the Board of Directors of DI] [by a meeting of the Board of Directors of DI at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C-2, no resolutions have been adopted by the Board of Directors of DI which deal with the execution, delivery or performance of any of the Documents to which DI is party.

          6. On the date hereof, all of the applicable conditions set forth in Sections 5.02, 5.06, 5.07, 5.08, 5.09, 5.10 and 5.14 of the Credit Agreement
have been satisfied.

          7. On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents to which the Borrowers are a party are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Loans on the date hereof and the application of the proceeds thereof.

          8. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowing to occur on the date hereof or from the application of the proceeds thereof.

          9. There are no proceedings for the dissolution or liquidation of either the Company or DI.

          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of December, 1996.

                              DI INDUSTRIES, INC.

                              ---------------------------------
                                      Name:
                                     Title:

                              DRILLERS, INC.

                              --------------------------------
                                      Name:
                                     Title:

I, the undersigned, [ ] of the Company and of DI, do hereby certify on behalf of the Company and DI that [ ] is the duly elected and qualified [ ] of the Company and of DI and the signature above is his genuine signature.

          IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of _______________, 1996.

                              DI INDUSTRIES, INC.
                              DRILLERS, INC.

                              --------------------------------
                                      Name:
                                     Title:

                                               Exhibit F to
                                               Credit Agreement

                                PLEDGE AGREEMENT

          PLEDGE AGREEMENT (the "Agreement"), dated as of December 31, 1996, made by DI INDUSTRIES, INC. (the "Company") and DRILLERS, INC. ("DI") (collectively the "Borrowers"), each Texas corporations, and DI INTERNATIONAL, INC. (the "Subsidiary Pledgor"; together with the Borrowers, the "Pledgors") in favor of BANKERS TRUST COMPANY, a New York banking corporation having an office at One Bankers Trust Plaza, New York, New York 10006, as Collateral Agent, as pledgee, assignee and secured party, in its capacity as collateral agent (in such capacities and together with any successors in such capacities, "Collateral Agent") for the Banks (as hereinafter defined).

                       R E C I T A L S :

          A. The Company owns, directly or through its Subsidiaries (as defined in the Credit Agreement referred to below), all of the issued and outstanding stock of DI and the Subsidiary Pledgor.

          B. Each Pledgor is the owner of the Pledged Collat-eral (as hereinafter defined) pledged by it pursuant to this Agreement.

          C. The Pledgors, certain financial institutions (collectively, the "Banks"), Bankers Trust Company, as Agent and Administrative Agent, and ING (US) Capital Corporation, as Co-Agent are entering into a certain revolving credit agreement (the "Credit Agreement"; capitalized terms used herein and not defined shall have the meaning assigned to such terms in the Credit Agreement), dated as of the date hereof, pursuant to which the Banks agreed to (i) extend to or for the account of the Borrowers certain Revolving Loans in an aggregate principal amount not to exceed $35,000,000.00 and (ii) issue to or for the account of the Borrowers Letters of Credit.

          D. Each of the Borrowers and the Subsidiary Pledgor are, as of the date hereof, executing the Credit Agreement pursuant to which, among other things, the Subsidiary Pledgor will guarantee the obligations of the Borrowers under the Credit Agreement and the other Credit Documents.

          E. Each of the Borrowers and the Subsidiary Pledgor expects to receive substantial benefit from the execution, delivery and performance of the Credit Agreement and has agreed to grant to the Collateral Agent, liens and security interests
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                                       -2-

in the Pledged Collateral owned by it to secure the Secured Obligations (as hereinafter defined).

          F. It is a condition to the obligations of the Banks to make the Loans under the Credit Agreement and to issue Letters of Credit that the Borrowers and the Subsidiary Pledgor execute and deliver the applicable Credit Documents, including this Agreement.

                      A G R E E M E N T :

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and Collateral Agent hereby agree as follows:

          Section 1. Pledge. As collateral security for the payment and performance when due of all the Secured Obligations, each Pledgor hereby pledges, assigns, transfers and grants to Collateral Agent for its benefit and the benefit of the Secured Parties (as hereinafter defined), a continuing first priority security interest in and to all of the right, title and interest of such Pledgor in, to and under the following property, whether now existing or hereafter acquired, (collectively, the "Pledged Collateral"):

          (a) all issued and outstanding shares of capital stock of each Person described on Schedule A hereto (the "Pledged Stock") (which are and shall, subject to Section 4(b) hereof, remain at all times until this Agreement terminates, certificated shares), including the certificates representing the Pledged Stock and any interest of any Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Stock;

          (b) all additional shares of capital stock of any issuer of the Pledged Stock from time to time acquired by any Pledgor in any manner (which are and shall, subject to Section 4(b) hereof, remain at all times until this Agreement terminates, certificated shares) (which shares shall, upon acquisition, be deemed to be part of the Pledged Stock), including the certificates representing such additional shares and any interest of any Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares;

          (c) all member interests in Indrillers L.L.C., a Michigan limited liability company, held by DI, together with all rights, privileges, authority and powers of DI in
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                                       -3-

     and to Indrillers L.L.C. or under the membership agreement of Indrillers L.L.C. (the "Membership Agreement") (collec-tively, the "Initial Pledged Interest"), and the certifi-cates, instruments and agreements, if any, representing the Initial Pledged Interest;

          (d) all options, warrants, rights, agreements, additional membership interests or other interests relating to Indrillers L.L.C. or any interest in Indrillers L.L.C., including, without limitation, any right relating to the equity or membership interests in Indrillers L.L.C. or under the Membership Agreement (collectively, the "Additional Interests"; together with the Initial Pledged Interest, the "Pledged Interest"; the Pledged Interest and the Pledged Stock, collectively, the "Pledged Securities") from time to time acquired by Pledgor in any manner and the certificates, instruments and agreements, if any, representing the Additional Interests;

          (e) all intercompany notes now owned or held by any Pledgor and from time to time acquired by any Pledgor in any way, including the intercompany notes described on Schedule B hereto (collectively, the "Intercompany Notes") and all certificates or instruments evidencing such Intercompany Notes and all proceeds thereof, all accessions thereto and substitutions therefore;

          (f) all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital, income, profits and other property, interests or proceeds from time to time received, receivable or otherwise distributed to any Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes (collectively, "Distributions"); and

          (g) all Proceeds (as defined under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") or under other relevant law) of any of the foregoing, and in any event, including, without limitation, any and all (i) proceeds of any insurance (except payments made to a Person which is not a party to this Agreement), indemnity, warranty or guarantee payable to Collateral Agent or to any Pledgor from time to time with respect to any of the Pledged Collateral, (ii) payments (in any form whatsoever) made or due and payable to any Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any Governmental Authority (or any person acting under color of a Governmental Authority),
     (iii) instruments representing
     obligations to pay amounts in respect of Pledged Securities or Intercompany Notes, (iv) products of the Pledged Collateral, and (v) other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral.

          Section 2. Secured Obligations. This Agreement is entered into by each Pledgor in favor of Collateral Agent, for its benefit and the benefit of the Banks, the Agent and the Co-Agent (collectively, the "Secured Parties") to secure the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. { 362(a)) of (i) all obligations of the Pledgors now or hereafter existing under or in respect of the Credit Agreement;
(ii) all obligations of the Pledgors now or hereafter existing under or in respect of this Agreement or any other Security Document and (iii) all interest, charges, fees, costs, expenses, reimbursements, premiums, indemnities and other payments of any kind or nature in respect of amounts or instruments referred to in any of clauses (i) and (ii) (the obligations described in clauses (i) through (iii), collectively, the "Secured Obligations").

          Section 3. No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on Collateral Agent or any Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor's part to be so performed or observed or shall impose any liability on Collateral Agent or any Secured Party for any act or omission on the part of any Pledgor relating thereto or for any breach of any representation or warranty on the part of any Pledgor contained in this Agreement or any other Credit Document or under or in respect of the Pledged Collateral or made in connection herewith or therewith.

          Section 4.  Delivery of Pledged Collateral.

          (a) All certificates, agreements or instruments rep- resenting or evidencing the Pledged Collateral, to the extent not previously delivered to Collateral Agent, shall immediately upon receipt thereof by any Pledgor be delivered to and held by or on behalf of Collateral Agent pursuant hereto. All Pledged
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                                       -5-

Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Collateral Agent. Collateral Agent shall have the right, at any time upon the occurrence of an Event of Default and without notice to any Pledgor, to endorse, assign or otherwise transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Collateral. In addition, Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Pledged Collateral for certificates of smaller or larger denominations.

          (b) If the issuer of any Pledged Securities is organized in a jurisdiction which does not permit the use of certificates to evidence equity ownership, or if any of the Pledged Securites are not evidenced by certificates of ownership, then the Pledgor that pledged such Pledged Securities shall, to the extent permitted by applicable law, record such pledge on the stock register or books of the issuer, execute any customary stock pledge forms or other documents necessary or appropriate to complete the pledge and give Collateral Agent the right to transfer such Pledged Securities under the terms hereof and provide to Collateral Agent an opinion of counsel, in form and substance reasonably satisfactory to Collateral Agent, confirming such pledge.

          Section 5.  Supplements, Further Assurances.

          (a) Each Pledgor agrees that at any time and from time to time, at its sole cost and expense, it shall promptly execute and deliver all further instruments and documents, including, without limitation, supplemental or additional UCC-1 financing statements, and take all further action that may be necessary or that Collateral Agent may reasonably request, in order to perfect and protect the pledge, security interest and Lien granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

          (b) Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any Person, promptly (and in any event within five Business Days) deliver to Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 1 hereto (each, a "Pledge Amendment"), in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional shares. Each Pledgor hereby authorizes Collateral Agent to attach each

Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

          Section 6. Representations, Warranties and Covenants. Each Pledgor represents, warrants or covenants (as applicable), after giving effect to the Transaction and the repayment of the Indebtedness incurred under the Existing Credit Agreement, as follows (as to itself only, except that Borrower represents and warrants as to itself and each of the Subsidiary Pledgors):

          (a) No Liens. Such Pledgor is, and at the time of any delivery of any Pledged Collateral to Collateral Agent pursuant to Section 4 of this Agreement will be, the sole legal and beneficial owner of the Pledged Collateral pledged by it. All Pledged Collateral pledged by it is on the date hereof, and will be, so owned by such Pledgor free and clear of any Lien except for the Lien created by this Agreement.

          (b) No Consents, etc. No consent of any party (including, without limitation, stockholders or creditors of such Pledgor) and no consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person (other than those consents or approvals which have been obtained as of the date hereof) is required (x) for the execution, delivery or performance of this Agreement by such Pledgor or for the pledge by such Pledgor of the Pledged Collateral pursuant to this Agreement, or (y) for the exercise by Collateral Agent of the voting or other rights provided for in this Agreement (other than any such consent, approval or action required to be taken by the Collateral Agent), or (z) for the exercise by Collateral Agent of the remedies in respect of the Pledged Collateral pursuant to this Agreement (other than any such consent, approval or action required to be taken by the Collateral Agent).

          (c) Due Authorization and Issuance. All of the Pledged Shares pledged by it have been, and to the extent hereafter issued will be upon such issuance, duly authorized and validly issued and fully paid and nonassessable to the extent permitted by applicable law. DI has fully paid for the Initial Pledged Interest and there is no amount or other obligation on the part of DI owing to Indrillers L.L.C. in exchange for or in connection with the issuance of the Initial Pledged Interest or DI's sta- tus as a member of Indrillers L.L.C.

          (d) Chief Executive Office. Such Pledgor's chief executive office is located at the location indicated on Schedule C hereto. No Pledgor shall move its chief executive office except to such new location as such Pledgor may establish in accordance with the last sentence of this Section 6(e). No Pledgor shall establish a new location for its chief executive office or shall it change its name until (i) it shall have given Collateral Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location or name and providing such other information in connection therewith as Collateral Agent or any Secured Party may reasonably request, and (ii) with respect to such new location or name, such Pledgor shall have taken all action satisfactory to Collateral Agent and the Secured Parties to maintain the perfection and priority of the security interest in the Pledged Collateral intended to be granted hereby.

          (e) Delivery of Pledged Collateral; Filings. Such Pledgor has delivered (or in the case of Pledged Securities acquired by such Pledgor after the date hereof, such Pledgor will have delivered) to Collateral Agent all certificates representing the Pledged Securities and Intercompany Notes intended to be pledged pursuant to this Agreement and has caused to be filed with the Secretary of State of the State of New York and the State indicated on Schedule C hereto, the State in which the chief executive office of such Pledgor is located, UCC-1 financing statements evidencing the Lien created by this Agreement, and such delivery, filing and pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral securing the payment of the Secured Obligations pursuant to the Code in effect in each applicable jurisdiction, including, without limitation, the State of New York and the State indicated on Schedule C hereto.

          (f) Pledged Collateral. All information set forth herein, including the Schedules annexed hereto, relating to the Pledged Collateral pledged by it is accurate and complete in all respects. DI represents that the Initial Pledged Interest constitutes 65% of the equity interests in Indrillers L.L.C.

          (g) No Violations, etc. The pledge of the Pledged Collateral pledged by it pursuant to this Agreement does not violate Regulation G, T, U or X of the Federal Reserve Board.

          (h) Ownership of Pledged Collateral. Except as otherwise permitted by the Credit Agreement, such Pledgor at all times will be the sole beneficial owner of the Pledged Collateral pledged by it.

          (i) No Options, Warrants, etc. There are no options, warrants, calls, rights, commitments or agreements of any character to which such Pledgor is a party or by which it is bound obligating such Pledgor to issue, deliver or sell or cause to be issued, delivered or sold, additional Pledged Securities or obligating such Pledgor to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings to which such Pledgor is a party with respect to the voting of the capital stock of any issuer of the Pledged Securities pledged by it.

          (j) Partnership Agreement. DI has delivered to Collateral Agent a true, correct and complete copy of the Membership Agreement. The Membership Agreement is in full force and effect, has not as of the date hereof, been amended or modified and there is no existing default by any party thereunder or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder. DI shall deliver to Collateral Agent a copy of any notice of default given or received by it under the Membership Agreement within ten (10) days after DI gives or receives such notice. DI will not terminate or agree to terminate the Membership Agreement or make any amendment or modification to the Membership Agreement which may have a material adverse effect on the value of the Pledged Collateral or an adverse effect on the security intended to be provided by this Agreement except as permitted by the Credot Agreement.


          Section 7.  Voting Rights; Distributions; etc.

          (a) So long as no Event of Default shall have occurred and be continuing:

          (i) each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms or purpose of this Agreement or any other Credit Document; provided, however, that such Pledgor shall not in any event exercise such rights in any manner which could reasonably be expected to have an adverse effect on the value of the Pledged Collateral pledged by it or the security intended to be provided by this Agreement.

         (ii) Subject to the terms of the Credit Agreement, each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be, and shall be forthwith delivered to Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

        (iii) Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at such Pledgor's sole cost and expense, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to
     Section 7(a)(ii) hereof.

          (b) Upon the occurrence and during the continuance of an Event of Default:

          (i) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to
     Section 7(a)(i) hereof without any action or the giving of any notice shall cease, and all such rights shall thereupon become vested in Collateral Agent (for so long as such Event of Default shall be continuing), which shall thereupon have the sole right to exercise such voting and other consensual rights.

         (ii) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof shall cease and all such rights shall thereupon become vested in Collateral Agent (for so long as such Event of Default shall be continuing), which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

          (c) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to Collateral Agent appropriate instruments as Collateral Agent may reasonably request in order to permit Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 7(b)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 7(b)(ii) hereof.

          (d) All Distributions which are received by any Pledgor contrary to the provisions of Section 7(b)(ii) hereof shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

          Section 8. Transfers and Other Liens; Additional Shares.

          (a) No Pledgor shall (i) sell, convey, assign or otherwise dispose of, or grant any option, right or warrant with respect to, any of the Pledged Collateral pledged by it except as permitted by the Credit Agreement, (ii) create or permit to exist any Lien upon or with respect to any Pledged Collateral pledged by it other than the Lien and security interest granted to Collateral Agent under this Agreement, or (iii) except as permitted by the Credit Agreement, permit the issuer of any Pledged Securities pledged by it to merge, consolidate or change its legal form, unless all of the outstanding capital stock or membership interests of the surviving or resulting entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares or membership interests of any other constituent entity.

          (b) Each Pledgor shall (i) cause each issuer of the Pledged Securities pledged by it not to issue any stock or other securities or equity interests in addition to or in substitution for the Pledged Securities issued by such issuer, except to such Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of capital stock or other equity securities or equity interests of the issuer of the Pledged Securities which are required to be pledged hereunder.

          Section 9. Reasonable Care. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or
(ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

          Section 10. Remedies Upon Default; Decisions Relat- ing to Exercise of Remedies.

          (a) If any Event of Default shall have occurred and be continuing, Collateral Agent shall have the right, in addition to other rights and remedies provided for herein or otherwise available to it to be exercised from time to time, (i) to retain and apply the Distributions to the Secured Obligations as provided in Section 11 hereof, (ii) to exercise any remedies set forth in any Intercompany Notes (to the extent that a default has occurred thereunder) and
(iii) to exercise all the rights and remedies of a secured party under the Code at the time of an event of default, and Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof (including, without limitation, any partial interest in the Pledged Securities) in one or more parcels at public or private sale, at any exchange, broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, five Business Days notice to such Pledgor of the time and place of any public sale or the time after which any private sale or other intended disposition is to take place shall constitute reasonable notification of such matters. No notification need be given to a Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

          (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to Persons who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the

Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

          (c) If Collateral Agent determines to exercise its right hereunder to sell any or all of the Pledged Collateral, upon written request, each Pledgor shall from time to time furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number of securities included in the Pledged Collateral which may be sold by Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          (d) In addition to any of the other rights and remedies hereunder, Collateral Agent shall have the right to institute a proceeding seeking specific performance in connection with any of the agreements or obligations hereunder.

          (e) Notwithstanding any other provision of this Agreement to the contrary, if, after giving effect to (i) any sale, transfer or other disposition of any or all of the Pledged Collateral pursuant hereto and after the application of the proceeds hereunder to the Secured Obligations and (ii) the sale, transfer or other disposition of any collateral pledged pursuant to any other Security Document and the application of such proceeds thereunder, any Secured Obligation remains unpaid or unsatisfied, each Pledgor shall remain liable for the unpaid and unsatisfied amount of such Secured Obligations for which such Pledgor is otherwise liable pursuant to the Credit Agreement or otherwise.

          Section 11. Application of Proceeds. All Distributions held from time to time by Collateral Agent in accordance with the terms of this Agreement and all proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Collateral Agent of its remedies as a secured creditor as provided in Section 10 hereof shall be applied, together with any other sums then held by Collateral Agent pursuant to this Agreement, promptly by Collateral Agent as follows:

          FIRST, to the payment of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including, without limitation, compensation to Collateral Agent and its agents and the reasonable fees and expenses of its counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, together with interest on each such amount at the highest rate then in effect under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

          SECOND, to the payment of all other costs and expenses of such sale, collection or other realization, including, without limitation, compensation to the Banks and their agents and the reasonable fees and expenses of their counsel and all costs, liabilities and indebtedness made or incurred by the Banks in connection therewith, together with interest on each such amount at the highest rate then in effect under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

          THIRD, to the indefeasible payment in full in cash of interest and all amounts other than principal under the Credit Agreement at any time and from time to time owing by any Pledgor under or in connection with the Credit Agreement, ratably according to the unpaid amounts thereof, without preference or priority of any kind among amounts so due and payable, together with interest on each such amount at the highest rate then in effect under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

          FOURTH, to the indefeasible payment in full in cash of principal at any time and from time to time owing by the Pledgors under or in connection with the Credit Agreement, ratably according to the unpaid amounts thereof, without preference or priority of any kind, among amounts so due and payable, together with interest on each such amount at the highest rate then in effect under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full; and

          FIFTH, the balance, if any, to the Person lawfully entitled thereto (including Pledgor or its successors or assigns).

          Section 12. Expenses. Each Subsidiary Pledgor with respect to itself, and the Borrowers with respect to themselves and jointly and severally with respect to all Subsidiary Pledgors, will upon demand pay to Collateral Agent the amount of any and all expenses of Collateral Agent in connection with this Agreement in accordance with Section 12.01 of the Credit Agreement. All amounts payable by any Pledgor under this Section 12 shall be due upon demand and shall be part of the Secured Obligations. Each Pledgor's obligations under this Section shall survive the termination of this Agreement and the discharge of such Pledgor's other obligations hereunder.

          Section 13. No Waiver; Cumulative Remedies. (a) No failure on the part of Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

          (b) In the event Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Collateral Agent, then and in every such case, each Pledgor, Collateral Agent and each holder of any of the Secured Obligations shall, subject to any determination in such proceeding, be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of Collateral Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

          Section 14. Collateral Agent. Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of Collateral Agent hereunder are subject to the provisions of the Credit Agreement. Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement and the Credit Agreement. Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

          Section 15. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to do any act or thing that it has covenanted to do hereunder or any warranty on the part of any Pledgor contained herein shall be breached, Collateral Agent or any Secured Party may (but shall not be obligated to), upon notice to any such Pledgor, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by Collateral Agent or such Secured Party shall be paid by such Pledgor promptly upon demand therefor, with interest at the highest rate then in effect under the Credit Agreement during the period from and including the date on which such funds were so expended to the date of repayment. Each Pledgor's obligations under this Section 15 shall survive the termination of this Agreement and the discharge of such Pledgor's other obligations under the Credit Agreement and the other Credit Documents. Each Pledgor hereby appoints Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time during the continuance of an Event of Default or at any other time that such Pledgor has failed, after notice from Collateral Agent, to take any action required to be taken by it hereunder, in Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms of this Agreement and the Credit Agreement which Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Each Pledgor hereby ratifies, to the fullest extent permitted by law, all that such attorney shall lawfully do or cause to be done by virtue hereof.

          Section 16.  Indemnity.

          (a) Indemnity. Each of the Borrowers and the Subsidiary Pledgor with respect to itself, and the Borrowers with respect to themselves and jointly and severally with respect to the Subsidiary Pledgor, agrees to indemnify, pay and hold harmless Collateral Agent and each of the Secured Parties in accordance with the provisions of Section 12.01 of the Credit Agreement. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the indemnitees or any of them.

          (b) Survival. The obligations of each Pledgor contained in this
Section 16 shall survive the termination of this Agreement and the discharge of such Pledgor's other obligations under this Agreement and the other Credit Documents.

          (c) Reimbursement. Any amounts paid by any Indemnitee as to which such indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Pledged Collateral.

          Section 17. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be done in accordance with the terms of this Agreement and the Credit Agreement. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by any Pledgor from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

          Section 18. Termination; Release. When all the Secured Obligations have been paid in full and the Commitments of the Banks to make any Loan or to issue any Letter of Credit under the Credit Agreement have expired, this Agreement shall terminate. Upon termination of this Agreement or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of any Pledgor, forthwith assign, transfer and deliver to such Pledgor, against receipt and without recourse to or warranty by Collateral Agent, such of the Pledged Collateral pledged by it to be released (in the case of a release) as may be in the possession of Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper instruments (including, without limitation, Uniform Commercial Code termination statements on Form UCC-3) acknowledging the termination of this Agreement or the release of such Pledged Collateral, as the case may be.

          Section 19. Notices. All notices or other communi- cations herein required to be given shall be given at the address and in the manner required in the Credit Agreement.

          Section 20. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall
(a) be binding upon each Pledgor, and its successors and assigns and (b) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and the other Secured

Parties and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto.

          Section 21. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          Section 22. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY, AND EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

          Section 23. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 24. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

          Section 25. Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          Section 26. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

          (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

         (ii) any lack of validity or enforceability of the Credit Agreement, any other Credit Document, or any other agreement or instrument relating thereto;

        (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Document, or any other agreement or instrument relating thereto;

         (iv) any exchange, release or non-perfection of any other collateral or the pledge of any additional collateral or the failure to recover in respect thereof pursuant to any remedy or right of the Collateral Agent or any Bank contained in this Agreement, the Credit Agreement, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

          (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement or any Credit Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 17 hereof; or

         (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

          Section 27. Collateral Agent's Right to Sever Indebtedness. (a) Each Pledgor acknowledges that (i) the Pledged Collateral does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by other types of property of such Pledgor and its Affiliates in other jurisdictions (all such property, collectively, the "Collateral"), (ii) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate credit agreement and security agreement, and (iii) each Pledgor intends that Collateral Agent have the same rights with respect to the Pledged Collateral, in any judicial proceeding relating to the exercise of any right or remedy hereunder or otherwise, that Collateral Agent would have had if each item of Collateral had been pledged or encumbered pursuant to a separate credit agreement and security agreement. In furtherance of such intent, each Pledgor agrees to the greatest extent permitted by law that, from and after the occurrence of an Event of Default, Collateral Agent may at any time by notice (an "Allocation Notice") to such Pledgor allocate a portion of the Secured Obligations (the "Allocated Indebtedness") to the Pledged Collateral pledged by it and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Pledged Collateral, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate credit obligation of such Pledgor unrelated to the other transactions contemplated by the Credit Agreement. To the extent that the proceeds of any judicial proceeding relating to the exercise of any right or remedy hereunder of the Pledged Collateral shall exceed the Allocated Indebtedness, such proceeds shall belong to such Pledgor and shall not be available hereunder to satisfy any Secured Obligations of such Pledgor other than the Allocated Indebtedness. In any action or proceeding to exercise any right or remedy under this Agreement which is commenced after the giving by Collateral Agent of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and such Pledgor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 27, the proceeds received by the Collateral Agent pursuant to this Agreement shall be applied by the Collateral Agent in accordance with the provisions of Section 11 hereof.

          (b) Each Pledgor hereby waives to the fullest extent permitted by law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that the exercise of any particular right or remedy as provided for herein (by judicial proceedings or otherwise) constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable any further judgment or any other right or remedy provided for herein because the Collateral Agent elected to proceed with the exercise of such initial right or remedy or because of any failure by Collateral Agent to comply with laws that prescribe conditions to the entitlement to such subsequent judgment or the availability of such subsequent right or remedy. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that such subsequent judgment or action is not available to Collateral Agent, no Pledgor shall (i) to the extent permitted by applicable law, introduce in any other jurisdiction any judgment so holding as a defense to enforcement against such Pledgor of any remedy in the Credit Agreement or any other Credit Document or (ii) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered and only with respect to the Collateral referred to in such judgment.

          (c) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 27, including, without limitation, any amendment to this Agreement, any substitute promissory note or affidavit or certificate of any kind, each Pledgor agrees that it shall execute and deliver any such instrument reasonably requested by the Collateral Agent so long as such instrument is consistent with the terms of the Credit Documents.

          Section 28. Future Advances. Without releasing or in any way impairing any of the Secured Obligations existing as of the date hereof, this Agreement shall secure the obligations of the Borrowers and the Subsidiary Pledgor in respect of any Loans made and any Letters of Credit issued on or after the date hereof pursuant to the terms of the Credit Agreement.

          IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                               DI INDUSTRIES, INC.

                         By:
                             --------------------------------
                             Name:
                             Title:

                         DRILLERS, INC.

                         By:
                             --------------------------------
                             Name:
                             Title:

                            BANKERS TRUST COMPANY, as
                                Collateral Agent

                         By:
                             --------------------------------
                             Name:
                             Title:

                                   SCHEDULE A

                                  Pledged Stock

                                                                   PERCENTAGE OF
                                                                      CAPITAL OR
                                                                    OTHER EQUITY
                CLASS     PAR    CERTIFICATE  NUMBER     INTERESTS OF
ISSUER          OF STOCK  VALUE     NO(S).    OF SHARES  ISSUER PLEDGED
-----           -------   -----  -----------  ---------  --------------

Drillers, Inc.                                              100%

DI International, Inc.                                      100%

                                   SCHEDULE B

                               Intercompany Notes

                                   SCHEDULE C

                  Chief Executive Offices of Pledgors

Pledgor                                  Office
-------                                  ------

DI Industries, Inc.

Drillers Inc.

DI International, Inc.

                                    EXHIBIT 1

                                PLEDGE AMENDMENT

          This Pledge Amendment, dated ______________, is delivered pursuant to
Section 5 of the Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated as of December __, 1996, between the undersigned, certain other parties identified therein and BANKERS TRUST COMPANY, as Collateral Agent (the "Agreement"; capitalized terms used herein and not defined have the meanings ascribed to them in the Agreement) and that the Pledged Securities and/or Intercompany Notes listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

                              -------------------------------,
                                     Pledgor

                              By:  ____________________________
                                      Name:
                                     Title:

                               Pledged Securities

                                                         PERCENTAGE OF
                                                        ALL CAPITAL OR
                                                         OTHER EQUITY
         CLASS OF    PAR       CERTIFICATE   NUMBER      INTERESTS OF
ISSUER   STOCK       VALUE        NO(S).     OF SHARES      ISSUER
------   -------     ----      -----------   ---------   --------------

                               Intercompany Notes

              PRINCIPAL      DATE OF          INTEREST     MATURITY
ISSUER        AMOUNT         ISSUANCE         RATE         DATE
------        --------       --------         --------     --------

                                                                    Exhibit G to
                                                                Credit Agreement

                      SECURITY AGREEMENT

          SECURITY AGREEMENT, dated as of December 31, 1996, made by DI INDUSTRIES, INC. and DRILLERS, INC. (collectively the "Borrowers"), each Texas corporations having an office at 450 Gears Road, Suite 625, Houston, Texas 77067 and EACH OF THE SUBSIDIARIES LISTED ON THE SIGNATURE PAGES HERETO (collectively, the "Subsidiary Pledgors"; together with the Borrowers, "the Pledgors"), in favor of BANKERS TRUST COMPANY, a New York banking corporation having an office at 130 Liberty Street, New York, New York 10006, as collateral agent, as pledgee, assignee and secured party (in such capacity and together with any successors in such capacity, the "Collateral Agent") for the Banks (as hereinafter defined).

                       R E C I T A L S :

          A. Borrowers own, directly or through its Subsidiaries (as defined in the Credit Agreement referred to below), all of the issued and outstanding stock of each of the Subsidiary Pledgors.

          B. Each Pledgor is the owner of the Pledged Collat- eral (as hereinafter defined) pledged by it pursuant to this Agreement.

          C. Borrowers, the Subsidiary Pledgors, certain financial institutions (collectively, the "Banks"), Bankers Trust Company, as Agent and Administrative Agent, and ING (US) Capital Corporation, as Co-Agent, are entering into a certain senior secured reducing revolving credit agreement (the "Credit Agreement"; capitalized terms used herein and not defined shall have the meaning assigned to such terms in the Credit Agreement), dated as of the date hereof, pursuant to which the Banks agreed to (i) extend to or for the account of the Borrowers certain Revolving Loans in an aggregate principal amount not to exceed $35,000,000.00 and (ii) issue to or for the account of the Borrowers Letters of Credit.

          D. Each Subsidiary Pledgor is, as of the date hereof, executing the Credit Agreement pursuant to which it will guarantee the obligations of the Borrowers under the Credit Agreement and the other Credit Documents.

          E. Each Subsidiary Pledgor expects to receive substantial benefit from the execution, delivery and performance of the Credit Agreement and has agreed to grant to the Collateral Agent, liens and security interests in the Pledged Collateral owned by it to secure the Secured Obligations (as hereinafter defined).

          F. It is a condition to the obligations of the Banks to make the Loans under the Credit Agreement and to issue Letters of Credit that Borrowers and each Subsidiary Pledgor execute and deliver the applicable Credit Documents, including this Agreement.

                      A G R E E M E N T :

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

          Section 1. Pledge. As collateral security for the payment and performance when due of all the Secured Obligations, each Pledgor hereby pledges, hypothecates, assigns, transfers and grants to the Collateral Agent, for its benefit and the benefit of the Secured Parties (as hereinafter defined), continuing security interests, in and to all of the right, title and interest of such Pledgor in, to and under the following property whether now existing or hereafter arising or acquired from time to time (collectively, the "Pledged Collateral"):

          (i)  all Equipment (as hereinafter defined);

         (ii)  all Inventory (as hereinafter defined);

        (iii)  all Contract Rights (as hereinafter defined);

         (iv)  all Instruments (as hereinafter defined);

          (v)  all General Intangibles (as hereinafter
               defined);

         (vi)  all Receivables (as hereinafter defined);

        (vii) all books, records, ledgers, printouts, file materials and other papers containing information relating to Receivables and any account debtors in respect thereof;

       (viii)  all Permits (as hereinafter defined);

         (ix) all Pension Plan Reversions (as hereinafter defined);

          (x)  all Patents;

         (xi)  all Trademarks (as hereinafter defined);

        (xii)  all Copyrights (as hereinafter defined);

       (xiii)  all Licenses (as hereinafter defined);

        (xiv) all goodwill connected with the use of, and sym-bolized by any of, the Patents, Trademarks, Copyrights and Licenses;

         (xv) all Documents (as hereinafter defined) relating to any of the foregoing; and

        (xvi) all Proceeds (as hereinafter defined) of any of the foregoing.

          Section 2. Secured Obligations. This Agreement is entered into by each Pledgor in favor of the Collateral Agent for its benefit and the benefit of the Banks, the Agent and the Co-Agent (collectively, the "Secured Parties") to secure the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) of (i) all Obligations of the Pledgors now or hereafter existing under or in respect of the Credit Agreement; (ii) all obligations of each Pledgor now or hereafter existing under or in respect of this Agreement or any other Security Documents; and (iii) all interest, charges, fees, costs, expenses, reimbursements, premiums, indemnities or other payments of any kind or nature in respect of amounts or instruments referred to in any of clauses (i) and (ii) (the obligations described in clauses (i) through (iii), collectively, the "Secured Obligations").

          Section 3. No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral pledged by it or from any liability to any Person under or in respect of any of the Pledged Collateral pledged by it or shall impose any obligation on the Collateral Agent or any Secured Party to perform or observe any such term, covenant, condition or agreement on any Pledgor's part to be so performed or observed or shall impose any liability on the Collateral Agent or any Secured Party for any act or omission on the part of any Pledgor relating thereto or for any breach of any representation or warranty on the part of any Pledgor contained in this Agreement or any other Credit Document, or under or in respect of the Pledged Collateral or made in connection herewith or therewith.

          Section 4. Supplements; Further Assurances. Each Pledgor agrees that, at any time and from time to time, it will execute and file and refile such financing statements, continuation statements, amendments thereto and other documents (including, without limitation, this Agreement) in such offices (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office), as the Collateral Agent may reasonably deem necessary or appropriate, wherever required or permitted by law in order to perfect, protect and preserve the rights and interests granted to the Collateral Agent hereunder. Each Pledgor agrees to do such further acts and things, and to execute and deliver to the Collateral Agent such additional assignments, agreements, powers and instruments, as the Collateral Agent may reasonably deem necessary or appropriate, wherever required or permitted by law in order to perfect and preserve the rights and interests granted to the Collateral Agent hereunder or to carry into effect the purposes of this Agreement or better to assure and confirm unto the Collateral Agent its respective rights, powers and remedies hereunder. All of the foregoing shall be at the sole cost and expense of the Pledgors.

          Section 5. Representations, Warranties and Covenants. Each Pledgor represents, warrants or covenants (as applicable), after giving effect to the Transaction and the repayment of the Indebtedness incurred under the Existing Credit Agreement, as follows (as to itself only, except that Borrower represents and warrants as to itself and each of the Subsidiary Pledgors):

          (a) Necessary Filings. Financing statements on form UCC-1 have been prepared and delivered to the Collateral Agent herewith. When this Agreement is duly executed and delivered and (i) such financing statements have been filed in the jurisdictions indicated thereon, and (ii) this Agreement is filed and accepted in the United States Patent and Trademark Office and the United States Copyright Office (such filings, the "Federal Filings"), then all filings shall have been made to create, preserve, protect and perfect the security interest granted by such Pledgor to the Collateral Agent hereby in respect of such of the Pledged Collateral in which a security interest can be perfected by the filing of a financing statement or the filing of a security agreement with the United States Patent and Trademark Office or the United States Copyright Office. When such filings are duly made the security interests granted to the Collateral Agent pursuant to this Agreement in and to such Pledged Collateral constitutes and hereafter will constitute perfected Liens and security interests therein in favor of the Collateral Agent subject in priority to no Liens other than the Liens identified on Schedule A hereto relating to the items of the Pledged Collateral identified on such schedule (collectively, "Prior Liens").

          (b) Ownership. Each Pledgor is, as of the date hereof, and, as to Pledged Collateral acquired by it from time to time after the date hereof, such Pledgor will be, the legal record and beneficial owner of all of its respective Pledged Collateral free from any Lien or other right, title or interest of any Person other than (i) Prior Liens, (ii) Permitted Encumbrances (as hereinafter defined) and (iii) Liens and security interests granted by such Pledgor to the Collateral Agent pursuant to this Agreement. Each Pledgor shall defend its respective ownership of its Pledged Collateral against all claims and demands of all other Persons at any time claiming any interest (other than a Prior Lien or Permitted Encumbrance) in the Pledged Collateral adverse to the Collateral Agent.

          (c) Other Financing Statements. Except as set forth on Schedule A hereto, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) executed or authorized by any Pledgor covering or purporting to cover any interest of any kind in the Pledged Collateral and, so long as this

     Agreement remains in effect, no Pledgor shall execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements or otherwise make any Federal Filing relating to the Pledged Collateral, except (i) financing statements and the Federal Filings filed or to be filed in respect of and covering the security interests granted by any Pledgor to the Collateral Agent pursuant to this Agreement, (ii) financing statements filed in respect of Permitted Encumbrances, (iii) continuation statements filed in respect of Prior Liens and (iv) financing statements filed in respect of Pledged Collateral acquired as part of a Permitted Acquisition.

          (d) Chief Executive Office; Corporate Name; Records. The chief executive office and principal place of business and the corporate name of each Pledgor is as set forth on Schedule B hereto. No Pledgor shall change its name or move its chief executive office, except in accordance with the last sentence of this Section 5(d). All tangible record evidence of all Pledged Collateral and the only original books of account and records of each Pledgor relating thereto are, and will continue to be, kept at such respective chief executive office or principal place of business, or at such new location for such chief executive office as such Pledgor may establish in accordance with the last sentence of this Section 5(d). No Pledgor shall establish a new location for its chief executive office nor shall it change its name until (i) it shall have given the Collateral Agent not less than 30 days' prior written notice of its intention to do so, identifying such new location or name and providing such other information in connection therewith as the Collateral Agent or any Secured Party reasonably may request and (ii) with respect to such change in chief executive office or corporate name, the applicable Pledgor shall have taken all action reasonably satisfactory to the Collateral Agent and the Secured Parties to maintain the perfection and priority of the security interest in the Pledged Collateral intended to be granted hereby.

          (e) Location of Equipment and Inventory. All Equipment and Inventory now held or subsequently acquired by each Pledgor shall be kept at any one of the locations shown on Schedule C hereto other than Inventory sold on consignment by any of the Pledgors in the ordinary course of business, or such new location not shown on Schedule C hereto as such Pledgor may establish if (i) it shall have given to the Collateral Agent at least 30 days' prior written notice of its intention to do so (or such lesser period (which shall in no event be less than 15 days) as is practicable in the case of any Equipment or Inventory acquired in connection with a Permitted Acquisition), identifying such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, each Pledgor shall have taken all action reasonably satisfactory to the Collateral Agent and the Secured Parties to maintain the perfection and priority of the security interest in the Pledged Collateral intended to be granted hereby. In the event that the aggregate value of inventory sold on consignment by the Pledgors exceeds $500,000, each Pledgor shall take all actions necessary to cause the Collateral Agent to have a perfected Lien on and security interest in any such inventory which exceeds in value $500,000 in the aggregate. Each Pledgor agrees that it shall provide written notice to the Collateral Agent as to the amount and location of inventory held on consignment which exceeds in value $500,000.

          (f) Trade Names. No Pledgor conducts business under any name or trade name other than as set forth on Schedule D hereto.

          (g) Patents, Trademarks, Copyrights, Licenses, etc. Schedules E, F, G and H, respectively, attached hereto, are lists which are accurate and complete in all respects as of the date hereof of all registered and applied for Patents, Trademarks, Copyrights and Licenses (collectively, the "Intellectual Property") owned or licensed by each Pledgor. All information set forth relating to the Intellectual Property is accurate and complete in all respects. To each Pledgor's knowledge, such Pledgor has the right to use all Intellectual Property and all computer programs and other similar rights material to such Pledgor's business as such business is presently conducted and as contemplated to be conducted pursuant to the Credit Documents. There is not pending, or to the knowledge of the Pledgors, threatened any claim or litigation against or affecting any Pledgor contesting the validity of any of the Intellectual Property or any such computer programs or other rights material to such Pledgor's business.

          (h) No Consents, etc. No consent of any party (including, without limitation, stockholders or creditors of such Pledgor) and no consent, authorization, approval, or other action by, and, no notice to or filing with, any Governmental Authority or regulatory body or other Person (other than the filings contemplated in Section 5(a) hereof and those consents or approvals which have been obtained as of the date hereof) is required either (x) for the pledge by any Pledgor of the Pledged Collateral pledged by it pursuant to this Agreement, or (y) for the exercise by the Collateral Agent of the rights provided for in this Agreement (other than any such consent, approval or other action required to be taken by the Collateral Agent), or (z) for the exercise by the Collateral Agent of the remedies in respect of the Pledged Collateral pursuant to this Agreement (other than any such consent, approval or other action required to be taken by the Collateral Agent).

          (i) Benefit to Subsidiary Pledgors. Each Subsidiary Pledgor will receive substantial benefit as a result of the execution, delivery and performance of the Credit Agreement.

          Section 6.  Special Provisions Regarding Receivables.

          (a) Special Representations and Warranties. As of the time when each of its Receivables arises, each Pledgor shall be deemed to have represented and warranted that such Receivables and all records, papers and documents relating thereto (i) represent, to the knowledge of Pledgor, bona fide transactions with the account debtor evidencing indebtedness unpaid and owed by such account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) constitute and evidence, to the knowledge of Pledgor, obligations of such account debtor, enforceable in accordance with their respective terms (except with respect to refunds, returns and allowances and other claims arising in the ordinary course of business), or stamp or other taxes, and (iii) are in material compliance and conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction, except where the failure to so comply would not have a material adverse effect on the validity of such Receivable.

          (b) Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense satisfactory and complete records of each Receivable, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto, and each Pledgor shall make the same available to the Collateral Agent for inspection, at each such Pledgor's sole cost and expense, during such Pledgor's normal business hours and upon reasonable prior notice. After the occurrence of an Event of Default, each Pledgor shall, at each such Pledgor's sole cost and expense, deliver all tangible evidence of Receivables, including, without limitation, all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by each Pledgor) at any time upon the Collateral Agent's demand. Upon the occurrence of an Event of Default, the Collateral Agent may transfer a full and complete copy of each Pledgor's books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Receivables or the Collateral Agent's security interest therein without the consent of any Pledgor; provided that Collateral Agent shall use reasonable efforts to cause such Person to agree to keep all such information confidential, subject to customary exceptions.

          (c) Modification of Terms, etc. Except in the ordinary course of business consistent with reasonable business practice and except as may otherwise be permitted pursuant to the Credit Agreement, no Pledgor shall rescind or cancel any indebtedness evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto, or extend or renew any such indebtedness, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or interest therein, without the prior written consent of the Collateral Agent. Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Receivables consistent with reasonable business practice and except as may otherwise be permitted pursuant to the Credit Agreement.

          (d) Collection. Subject to the provisions of Section 6(c) hereof, each Pledgor shall cause to be collected from the account debtor of each of the Receivables, as and when due, any and all amounts owing under or on account of any such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, and each Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with each such Pledgor's ordinary course of business consistent with its collection practices as in effect from time to time. The reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Bank, shall be paid by such Pledgor.

          (e) Legend. Each Pledgor shall legend, at the request of Collateral Agent made at any time after the occurrence of an Event of Default and in form and manner reasonably satisfactory to Collateral Agent, its Receivables and other books, documents and records of such Pledgor evidencing or pertaining to its Receivables with an appropriate reference to the fact that such Receivables have been assigned to Collateral Agent for the benefit of the Secured Parties and that Collateral Agent has a security interest therein.

          (f) Instruments. Each Pledgor shall notify the Collateral Agent, within five Business Days after receipt thereof by such Pledgor and, at Collateral Agent's request, deliver to Collateral Agent any Instrument (other than checks received from customers in the ordinary course of business) evidencing Receivables which is in the principal amount of $250,000 or more. Any Instrument delivered to Collateral Agent pursuant to this Section 6(f) shall be appropriately endorsed (if applicable) to the order of Collateral Agent, as agent for the Secured Parties, and shall be held by Collateral Agent as further security hereunder.

          (g) Cash Collateral. Upon the occurrence of an Event of Default, if Collateral Agent so directs, each Pledgor shall cause all payments on account of its Receivables to be delivered to Collateral Agent to be held by Collateral Agent as cash collateral, upon acceleration or otherwise, and without notice to or assent by such Pledgor, Collateral Agent may apply any or all amounts then or thereafter held as cash collateral in the manner provided in Section 12. The costs and expenses (including, without limitation, reasonable attorneys' fees) of collection incurred by Collateral Agent shall be paid by such

Pledgor in a manner consistent with the rights of the parties hereunder and under the Credit Agreement.

          Section 7. Additional Provisions Regarding All Pledged Collateral.

          (a) After-Acquired Property. If any Pledgor shall (i) obtain any rights to any additional Pledged Collateral or (ii) become entitled to the benefit of any additional Pledged Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Patent, or any improvement on any Patent, the provisions of this Agreement shall automatically apply thereto and any such item enumerated in clause (i) or (ii) with respect to such Pledgor shall automatically constitute Pledged Collateral if such would have constituted Pledged Collateral at the time of execution of this Agreement, and be subject to the Liens and security interests created by this Agreement without further action by any party other than actions required to perfect such security interests. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 7(a) shall not apply in respect of any property acquired in connection with a Permitted Acquisition if such property is subject to a pre-existing agreement or arrangement which would be contravened by this Section 7(a).

          (b) Protection of Security. Except as permitted under the Credit Agreement, no Pledgor shall take any action that impairs the rights of the Collateral Agent or any Bank in the Pledged Collateral. Without limiting the foregoing, each Pledgor (i) will not enter into any agreement that would impair or conflict with such Pledgor's obligations hereunder; (ii) will, promptly following its becoming aware thereof, notify the Collateral Agent of (a) any adverse determination or development in any proceeding with respect to any Pledged Collateral pledged by it, or (b) the institution of any proceeding or any adverse determination or development in any federal, state or, local court or administrative bodies regarding such Pledgor's claim of ownership in or right to use any of the Pledged Collateral pledged by it which is material to such Pledgor's business, or, with respect to Intellectual Property, its right to register, as applicable, the Intellectual Property, or its right to keep and maintain such registration in full force and effect; (iii) will properly maintain (ordinary wear and tear excepted) and protect the Pledged Collateral necessary or appropriate for the operation of such Pledgor's business unless such Pledgor, in its reasonable business judgment, has determined that such maintenance or protection would outweigh the continuing value or utility of such Pledged Collateral to such Pledgor; (iv) will not permit to lapse or become abandoned any Pledged Collateral unless such Pledgor has determined that such Pledged Collateral does not contain or represent any value or utility (other than of an immaterial nature) in its reasonable business judgment; (v) will not settle or compromise any pending or future litigation or administrative proceeding with respect to any Pledged Collateral which is material to such Pledgor's business without the consent of the Collateral Agent;
(vi) will furnish to the Collateral Agent from time to time statements and amended schedules further identifying and describing the Pledged Collateral and such other materials evidencing or reports pertaining to the Pledged Collateral as the Collateral Agent may from time to time reasonably request, all in reasonable detail; and (vii) will comply with all laws, rules and regulations applicable to the Pledged Collateral the failure to comply with which would have a material adverse effect on the value or utility of the Pledged Collateral or an adverse effect on the Lien on the Pledged Collateral granted to the Collateral Agent hereunder.

          (c)  Insurance.

          (i) Each Pledgor shall at all times keep the Pledged Collateral pledged by it insured at such Pledgor's own expense in accordance with the provisions of Section 7.03 of the Credit Agreement.

         (ii) Upon the occurrence of an Event of Default or at any time that a Material Adverse Effect has occurred, Collateral Agent shall have the option to apply any proceeds of insurance received by it pursuant to this Agreement toward the payment of the Secured Obligations in accordance with Section 11 hereof or to continue to hold such proceeds as additional collateral to secure the performance by the Pledgors of the Secured Obligations. So long as no Event of Default shall have occurred and be continuing and no such Material Adverse Effect shall have occurred, each Pledgor shall comply with Section 4.02(e) of the Credit Agreement with respect to any proceeds of insurance received by it.

          (d) Payment of Taxes; Claims. Each Pledgor shall comply with the provisions of Section 7.04 of the Credit Agree- ment with respect to the payment of taxes.

          (e) Financing Statements. Each Pledgor shall sign and deliver to the Collateral Agent such financing and continuation statements, in form reasonably acceptable to the Collateral Agent, as may from time to time be required to continue and maintain valid, enforceable security interests in its respective Pledged Collateral having the priority provided herein and the other rights, as against third parties, provided hereby, all in accordance with the Code. Each Pledgor shall pay any applicable filing fees and other expenses related to the filing of such financing and continuation statements. Each Pledgor authorizes the Collateral Agent to file any such financing or continuation statements without the signature of such Pledgor where permitted by law.

          (f) Warehouse Receipts Non-Negotiable. If any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of the Inventory, no Pledgor shall permit such warehouse receipt or receipt in the nature thereof to be "negotiable" (as such term is used in Section 7-104 of the Code or under other relevant law).

          (g) Maintenance of Equipment. Each Pledgor shall comply with the provisions of Section 7.09 of the Credit Agreement with respect to its Equipment.

          Section 8. Special Provisions Regarding Intellectual Property.

          (a) Modifications. Each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules E, F, G and/or H annexed hereto to include any future Intellectual Property of any Pledgor and the Collateral Agent shall give prompt written notice of any such amendment to the Pledgors. No such amendment shall include Intellectual Property acquired by a Pledgor in connection with a Permitted Acquisition which by its terms cannot be assigned to the Collateral Agent as part of the Pledged Collateral.

          (b) Applications. Each Pledgor shall file and prosecute diligently all applications for the Patents, the Trademarks or the Copyrights now or hereafter pending that would be necessary to the business of such Pledgor to which any such applications pertain, and, subject to the last sentence of this Section 8(b), shall do all acts necessary to preserve and maintain all rights in the Pledged Collateral necessary for the operation of Pledgor's business. Any and all costs and expenses incurred in connection with any such actions shall be borne by Pledgor. No Pledgor shall abandon any right to file a Patent or Trademark or Copyright application, or any pending Patent, Trademark or Copyright application or any Patent, Trademark or Copyright necessary for the operation of such Pledgor's business without the consent of Collateral Agent unless Pledgor has determined that such filing does not contain or represent any value or utility (other than of an immaterial nature) consistent with prudent business practice.

          (c) Restriction on Licensing Intellectual Property. No Pledgor shall license any Intellectual Property or any portion thereof, or amend or permit the amendment of any of the Licenses in either case in a manner that adversely affects the right to receive any amount of payments thereunder, or is in any manner adverse to the interests of the Collateral Agent in the Intellectual Property without the consent of the Collateral Agent; provided, however, that the foregoing shall not prohibit any Pledgor from entering into any such licensing arrangement or License to which such Pledgor becomes a party at the time of, or in connection with, any Permitted Acquisition.

          Section 9. Transfers and Other Liens. No Pledgor shall (i) except as permitted by the Credit Agreement, sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of its respective Pledged Collateral or
(ii) create or permit to exist any Lien upon or with respect to any of its respective Pledged Collateral other than (x) Prior Liens, (y) the Liens and security interests granted to the Collateral Agent under this Agreement and (z) Permitted Encumbrances.

          Section 10. Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

          Section 11.  Events of Default; Remedies; Etc.

          (a) Event of Default. An event of default hereunder (an "Event of Default") shall exist upon the occurrence of an Event of Default, as such term is defined in the Credit Agreement.

          (b) Certain Actions After Default. If an Event of Default shall have occurred, then and in every such case, the Collateral Agent may do any or all of the following:

          (i) personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other Person who then has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon such Pledgor's premises where any of the Pledged Collateral is located and remove such Pledged Collateral and use in connection with such removal any and all services, supplies, aids and other facilities of such Pledgor;

         (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and Contract Rights) constituting the Pledged Collateral to make any payment required by the terms of such instrument or agreement directly to the Collateral Agent; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in a separate account and pay the same promptly to the Collateral Agent;

        (iii) sell, assign or otherwise liquidate, or direct any Pledgor to sell, assign or otherwise liquidate, any or all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation; and

         (iv) take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and there delivered to the Collateral Agent; (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent; and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition (ordinary wear and tear excepted). Each Pledgor's obligation to deliver the Pledged Collateral is of the essence of this Agreement. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation.

          (c) Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred, upon the written demand of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement. Within five Business Days of written notice thereafter from the Collateral Agent, each Pledgor shall make available to the Collateral Agent, to the extent within such Pledgor's power and authority, such personnel in such Pledgor's employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on the Collateral Agent's behalf.

          (d) Dispositions of Pledged Collateral. Upon the occurrence of an Event of Default, the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Code at the time of an event of default, and the Collateral Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Secured Parties or any of their respective affiliates may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

          (e) Certain Notices. Each Pledgor agrees that, to the extent notice of sale shall be required by law, five Business Days' prior written notice from the Collateral Agent of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters.

          (f) Waiver of Claims. Each Pledgor hereby waives, to the full extent permitted by applicable law and except as otherwise provided in this Agreement, notice or judicial hearing in connection with the Collateral Agent's taking possession or the Collateral Agent's disposition of any of the Pledged Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which any Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the full extent permitted by applicable law: (i) all damages occasioned by such taking of possession; (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral in the exercise of remedies pursuant to this Agreement shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of any Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under any Pledgor.

          (g) Deficiency. Notwithstanding any other provision of this Agreement to the contrary, if, after giving effect to any sale, transfer or other disposition of any or all of the Pledged Collateral pursuant hereto and after the application of the proceeds hereunder and any Pledged Collateral sold, transferred or otherwise disposed of pursuant to any other Credit Document to the Secured Obligations, any Secured Obligations remain unpaid or unsatisfied, each Pledgor shall remain liable for the unpaid and unsatisfied amount of such Secured Obligations for which such Pledgor is otherwise liable pursuant to any Credit Document.

          Section 12. Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in Section 11 hereof shall be, without prior notice to or assent by any Pledgor, applied together with any other sums then held by the Collateral Agent pursuant to this Agreement as follows:

          FIRST, to the payment of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including, without limitation, compensation to Collateral Agent and its agents and the reasonable fees and expenses of its counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, together with interest on each such amount at the highest rate then in effect under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

          SECOND, to the payment of all other costs and expenses of such sale, collection or other realization, including, without limitation, compensation to the Secured Parties and their agents and the reasonable fees and expenses of their counsel and all costs, liabilities and indebtedness made or incurred by the Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under the Credit

     Agreement from and after the date such amount is due, owing or unpaid until paid in full;

          THIRD, to the indefeasible payment in full in cash of interest and all amounts other than principal under the Credit Agreement at any time and from time to time owing by the Pledgors under or in connection with the Credit Agreement or the Guarantee, ratably according to the unpaid amounts thereof, without preference or priority of any kind among amounts so due and payable, together with interest on each such amount at the highest rate then in effect under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

          FOURTH, to the indefeasible payment in full in cash of principal at any time and from time to time owing by the Pledgors under or in connection with the Credit Agreement or the Guarantee, ratably according to the unpaid amounts thereof, without preference or priority of any kind, among amounts of principal so due and payable, together with interest on each such amount at the highest rate then in effect under the Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full; and

          FIFTH, to the Pledgors, or their successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          Section 13. Expenses. Each Subsidiary Pledgor with respect to itself, and the Borrower with respect to itself and jointly and severally with respect to all the Subsidiary Pledgors, will upon demand pay to the Collateral Agent the amount of any and all expenses of the Collateral Agent in connection with the Agreement in accordance with Section 12.07 of the Credit Agreement. All amounts payable by any Pledgor under this Section 13 shall be due upon demand and shall be part of the Secured Obligations. Each Pledgor's obligations under this Section shall survive the termination of this Agreement and the discharge of the Secured Obligations.

          Section 14.  No Waiver; Cumulative Remedies.

          (a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

          (b) In the event the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by sale or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, each Pledgor, the Collateral Agent and each Bank shall, subject to any determination in such proceeding, be restored to its respective former position and right hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Collateral Agent and Banks shall continue as if no such proceeding had been instituted.

          Section 15. The Collateral Agent. Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of Collateral Agent hereunder are subject to the provisions of the Credit Agreement. Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement and the Credit Agreement. Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

          Section 16. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to do any act or thing that it has covenanted to do hereunder or if any warranty on the part of any Pledgor contained herein shall be breached, Collateral Agent or any Secured Party may

(but shall not be obligated to), upon notice to any such Pledgor, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by Collateral Agent or such Secured Party shall be paid by such Pledgor promptly upon demand therefor, with interest at the highest rate then in effect under the Credit Agreement during the period from and including the date on which such funds were so expended to the date of repayment. Each Pledgor's obligations under this Section 16 shall survive the termination of this Agreement and the discharge of such Pledgor's other obligations under the Credit Agreement and any other Credit Document. Each Pledgor hereby appoints Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time during the continuance of an Event of Default or at any other time that such Pledgor has failed, after notice from Collateral Agent, to take any action required to be taken by it hereunder, in Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms of this Agreement and the Credit Agreement which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Each Pledgor hereby ratifies, to the fullest extent permitted by law, all that such attorney shall lawfully do or cause to be done by virtue hereof.

          Section 17.  Indemnity.

          (a) Indemnity. Each Subsidiary Pledgor with respect to itself, and the Borrower with respect to itself and jointly and severally with respect to the Subsidiary Pledgors, agrees to indemnify, pay and hold harmless the Collateral Agent and each of the Secured Parties in accordance with the provisions of
Section 12.01 of the Credit Agreement. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the indemnities or any of them.

          (b) Survival. The obligations of each Pledgor con- tained in this
Section 17 shall survive the termination of this

Agreement and the discharge of such Pledgor's other obligations under this Agreement and the other Credit Documents.

          (c) Reimbursement. Any amounts paid by any Indemnitee as to which such indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Pledged Collateral.

          Section 18. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, or consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be done in accordance with the terms of this Agreement and the Credit Agreement. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any Pledgor from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Pledgor in any case shall entitle any such Pledgor to any other or further notice or demand in similar or other circumstances.

          Section 19.  Termination; Releases.

          When all the Secured Obligations have been paid in full and the Commitments of the Banks to make any Loan or to issue any Letter of Credit under the Credit Agreement have expired, this Agreement shall terminate. Upon termination of this Agreement or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of any Pledgor, forthwith assign, transfer and deliver to such Pledgor, against receipt and without recourse to or warranty by Collateral Agent, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper instruments (including, without limitation, Uniform Commercial Code termination statements on Form UCC-3) acknowledging the termination of this Agreement or the release of such Pledged Collateral, as the case may be.

          Section 20. Definitions. The following terms shall have the following meanings. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

          "Asset Sale" has the meaning assigned to such term in the Credit Agreement.

          "Code" means the Uniform Commercial Code as enacted in any and all relevant jurisdictions, as then in effect.

          "Contract Rights" means all contract rights of any kind or character, including, without limitation, all contract rights in respect of reserves, deferred payments, deposits, refunds, non-cash Proceeds of Assets Sales and all claims of every kind and character in any way relating to any Pledgor and the Pledged Collateral other than (i) leases of real property, and (ii) other contracts or agreements which by their terms expressly and unconditionally prohibit assignment, transfer or the grant of a security interest therein by any Pledgor or give the other party thereto the right to terminate the same upon an assignment or transfer thereof, or the grant of a security interest therein and shall only extend to any such contract or agreement to the extent such assignment, transfer or grant of a security interest therein is permitted by applicable law.

          "Copyrights" means all copyrights, whether statutory or common law, including, without limitation, the copyrights listed on Schedule E hereto, along with any and all (i) renewals and extensions thereof, (ii) income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, and (iii) rights to sue for past, present and future infringements thereof.

          "Documents" means all "documents", as defined in the Code and all books, records, ledgers, printouts, computer recording media, data files, tapes, file materials and other papers containing information relating to (a) Receivables and any account debtors, beneficiaries and subcontractors in respect thereof and (b) all other Pledged Collateral.

          "Equipment" means "equipment" as such term is defined in the Code, and in any event shall include all equipment (other than motor vehicles), wherever located in the United States of America, including, without limitation, the items set forth on Schedule I hereto, all Drilling Rigs and Related Equipment, machinery, office machines, furniture, conveyors, tools, materials, storage and handling equipment, transmitting and receiving equipment, and all other equipment of every kind and nature, wherever situated, and owned by any Pledgor or in which any Pledgor may have any interest (to the extent of such interest), all modifications, alterations, repairs, substitutions, additions and accessions thereto, all replacements and all parts therefor, and together with all substitutes for any of the foregoing.

          "General Intangibles" shall mean "general intangibles", as such term is defined in the Code, and, in any event shall include, without limitation, all manuals, blueprints, know-how, warranties and records in connection with the Equipment; all documents of title or documents representing the Inventory and all records, files and writings with respect thereto; any and all other rights, claims and causes of action of any Pledgor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith, including, without limitation, all Contract Rights; all information, customer lists, identification of suppliers, data, plans, blueprints, specification designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs, and the like pertaining to operations by any Pledgor; all information relating to sales of products now or hereafter manufactured, distributed or franchised by any Pledgor; all accounting information pertaining to any Pledgor's operations or any of the Equipment, Inventory, Receivables or General Intangibles and all media in which or on which any of the information or knowledge or data or records relating to such operations or any of the Equipment, Inventory, Receivables, Contract Rights or General Intangibles may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; all rights and goodwill of any Pledgor; all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Pledgor pertaining to operations now or hereafter conducted by any Pledgor or assets now or hereafter held by any Pledgor; all causes of action, claims and warranties now or hereafter owned or acquired by any Pledgor; and any other property consisting of a general intangible under the Code applicable in such other location where any Pledgor maintains its records relating to such property.

          "Instrument" means "instrument" as such term is defined under the Code.

          "Intellectual Property" has the meaning assigned to such term in
Section 5(g) of this Agreement.

          "Inventory" means all inventory of any Pledgor, wherever located, and whether now existing or hereafter acquired, including without limitation, all raw materials, work in progress, returned goods, finished goods, samples and consigned goods to the extent of the consignee's interest therein, and otherwise as determined in accordance with GAAP.

          "Licenses" means all license agreements with any other party with respect to a Patent, Trademark or Copyright, including, without limitation, the license agreements listed on Schedule F hereto, along with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, royalties, damages and payments now and hereafter due and/or payable to any Pledgor with respect thereto, including, without limitation, damages and payments for past or future infringements or violations thereof and (iii) rights to sue for past, present and future infringements or violations thereof other than any license agreement or covenant not to sue which by its terms expressly and unconditionally prohibits the assignment or transfer thereof, or the grant of a security interest therein or gives the other party thereto the right to terminate the same upon an assignment or transfer thereof, or the grant of a security interest therein and shall only extend to such license agreement or covenant not to sue to the extent such assignment, transfer or grant of a security interest therein is permitted by applicable law.

          "Patents" means all patents and patent applications, including, without limitation, the patents and patent applications listed on Schedule G hereto, along with any and all (i) inventions and improvements described and claimed therein, (ii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iii) income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, and (iv) rights to sue for past, present and future infringements thereof.

          "Pension Plan Reversions" means any Pledgor's right to receive the surplus funds, if any, which are payable to such

Pledgor following the termination of any employee pension plan and the satisfaction of all liabilities of participants and beneficiaries under such plan in accordance with applicable law.

          "Permits" means all permits, licenses, certificates, approvals and authorizations, however characterized, issued or in any way furnished by a Governmental Authority in connection with the business operations of each Pledgor or any other Pledged Collateral other than any permit, license or approval which by its terms expressly and unconditionally prohibits the assignment or transfer thereof, or the grant of a security interest therein or gives the other party thereto the right to terminate the same upon an assignment or transfer thereof, or the grant of a security interest therein and shall only extend to such permit, license or approval to the extent such assignment, transfer or grant of a security interest therein is permitted by applicable law.

          "Permitted Encumbrances" means liens of the type described in clauses
(a), (b), (e), (f), (h), (i), (j), (k) and (l) of the definition of Permitted Liens in the Credit Agreement.

          "Proceeds" has the meaning assigned to such term under the Code and, in any event, includes, without limitation, any and all (i) proceeds of any insurance (except payments made to a Person which is not a party to this Agreement), indemnity, warranty or guaranty payable to the Collateral Agent or to any Pledgor from time to time with respect to any of its respective Pledged Collateral, (ii) payments (in any form whatsoever) made or due and payable to any Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of its respective Pledged Collateral by any Governmental Authority (or any person acting on behalf of a Governmental Authority), (iii) instruments representing obligations to pay amounts in respect of any Pledged Collateral, and (iv) other amounts from time to time paid or payable under or in connection with any Pledged Collateral.

          "Receivables" means all of each Pledgor's rights to payment for goods sold or leased or services performed by such Pledgor or any other party, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, contract, security, agreement, chattel paper, or other evidence of indebtedness or security, together with (i) all security pledged, assigned, hypothecated or granted to or held by any Pledgor to secure the foregoing, (ii) General Intangibles arising out of any Pledgor's rights in any goods, the sale of which gave rise thereto; (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, and (v) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers including, without limitation, all the items described above which are payable by any Affiliate of any Pledgor to any Pledgor.

          "Trademarks" means all trademarks (including service marks), trademark registrations and trade names and applications therefor, including, without limitation, the trademark registrations and applications therefor listed on Schedule H hereto, along with any and all (i) renewals thereof, and (ii) income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, and (iii) rights to sue for past, present and future infringements thereof.

          Section 21. Notices. All notices or other communications herein required to be given shall be given at the address and in the manner required in the Credit Agreement.

          Section 22. Continuing Security Interest; Assignment. This Agreement shall create continuing security interests in the Pledged Collateral and shall
(i) be binding upon each Pledgor, its successors and assigns, and (ii) inure to the benefit of the Collateral Agent and the Secured Parties and their respective successors and assigns; no other Persons (including, without limitation, any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto.

          Section 23. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          Section 24. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; FORUM NON CONVENIENS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY, AND EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

          Section 25. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 26. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

          Section 27. Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          Section 28. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

          (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar event of any other Pledgor;

         (ii) any lack of validity or enforceability of the Credit Agreement, any other Credit Document or any other agreement or instrument relating thereto;

        (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Document or any other agreement or instrument relating hereto or thereto;

         (iv) any exchange, release or non-perfection of any other collateral or the pledge of any additional collateral or the failure to recover in respect thereof pursuant to any remedy or right of the Collateral Agent or any Bank contained in this Agreement, the Credit Agreement, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

          (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement or the Credit Agreement, except as specifically set forth in a waiver granted pursuant to the provisions of Section 18 hereof; or

         (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any other Pledgor.

          Section 29. The Collateral Agent's Right To Sever Indebtedness.

          (a) Each Pledgor acknowledges that (i) the Pledged Collateral pledged by it does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by other types of property of such Pledgor and its affiliates in other jurisdictions, (ii) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of the Pledged Collateral a specific amount of indebtedness and to execute in respect of such item a separate credit agreement and (iii) each Pledgor intends that the Collateral Agent have the same rights with respect to the Pledged Collateral pledged by it, in any judicial proceeding relating to the exercise of any right or remedy hereunder or otherwise, that the Collateral Agent would have had if each item of collateral had been pledged or encumbered pursuant to a separate credit agreement or security instrument. In furtherance of such intent, each Pledgor agrees to the greatest extent permitted by law that, from and after the occurrence of an Event of Default, the Collateral Agent may at any time by notice (an "Allocation Notice") to any Pledgor allocate a portion of the Secured Obligations (the "Allocated Indebtedness") to the Pledged Collateral of such Pledgor and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to any portion of the Pledged Collateral, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate credit obligation of such Pledgor unrelated to the other transactions contemplated by the Credit Agreement. To the extent that the proceeds of any judicial proceeding relating to the exercise of any right or remedy hereunder of the Pledged Collateral shall exceed the Allocated Indebtedness, such proceeds shall belong to such Pledgor and shall not be available hereunder to satisfy any Secured Obligations of such Pledgor other than the Allocated Indebtedness. In any action or proceeding to exercise any right or remedy under this Agreement which is commenced after the giving by the Collateral Agent of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and any Pledgor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 29, the proceeds received by the Collateral Agent pursuant to this Agreement shall be applied by the Collateral Agent in accordance with the provisions of Section 12 hereof.

          (b) Each Pledgor hereby waives to the fullest extent permitted by law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that the exercise of any particular right or remedy as provided for herein (by judicial proceedings or otherwise) constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable any further judgment or any other right or remedy provided for herein because the Collateral Agent elected to proceed with the exercise of such initial right or remedy or because of any failure by the Collateral Agent to comply with laws that prescribe conditions to the entitlement to such subsequent judgment or the availability of such subsequent right or remedy. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that such subsequent judgment or action is not available to the Collateral Agent, no Pledgor shall (i) to the extent permitted by applicable law, introduce in any other jurisdiction any judgment so holding as a defense to enforcement against such Pledgor of any remedy in the Credit Agreement or any other Credit Document or (ii) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered and only with respect to the Collateral referred to in such judgment.

          (c) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 29, including, without limitation, any amendment to this Agreement, any substitute promissory note or affidavit or certificate of any kind, each Pledgor agrees that it shall execute and deliver any such instrument reasonably requested by the Collateral Agent so long as such instrument is consistent with the terms of the Credit Documents.

          Section 30. Future Advances. Without releasing or in any way impairing any of the Secured Obligations existing as of the date hereof, this Agreement shall secure the obligations of the Borrowers and the Subsidiary Pledgors in respect of any Loans made and any Letters of Credit issued on or after the date hereof pursuant to the terms of the Credit Agreement.

          IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                         DI INDUSTRIES, INC.

                         By:
                              --------------------------------
                              Name:
                              Title:

                         DRILLERS, INC.

                         By:
                              --------------------------------
                              Name:
                              Title:

                             DI INTERNATIONAL, INC.

                         By:
                              --------------------------------
                              Name:
                              Title:

                             BANKERS TRUST COMPANY,
                               as Collateral Agent

                         By:
                              --------------------------------
                              Name:
                              Title:

                          SCHEDULE A

                    Property Subject
Pledgor             to Lien                 Related Agreements
------              ----------------        ------------------

                                   SCHEDULE B


                        Principal Place               Chief Executive
Pledgor                 of Business                   Office
------                  ---------------               ---------------
Drillers Inc.           450 Gears Road                450 Gears Road
                        Houston, Texas  77067         Houston, Texas  77067

DI Industries, Inc.     450 Gears Road                450 Gears Road
                        Houston, Texas  77067         Houston, Texas  77067

DI International, Inc.  450 Gears Road                450 Gears Road
                        Houston, Texas  77067         Houston, Texas  77067

                                   SCHEDULE C

Pledgor                                Location of Equipment and Inventory
-------                                -----------------------------------

                                   SCHEDULE D

Pledgor                             Trade Names
------                              -----------

                                   SCHEDULE E

                               Claims of Copyright

                                      NONE

                                   SCHEDULE F

                                    Licenses

                                      NONE

                                   SCHEDULE G

                                     Patent

                                      NONE

                               Patent Applications

                                      NONE

                                   SCHEDULE H

                             Trademark Registrations

                                      NONE

                    Applications for Trademark Registrations

                                      NONE

                                   Tradenames

                                      NONE

                                   SCHEDULE I

                                    Equipment

                                      NONE

                                                                       EXHIBIT I
                                                                       ---------

                         OFFICER'S SOLVENCY CERTIFICATE
                         ------------------------------
                                                                          [Date]

Bankers Trust Company, as Agent and ING (US) Capital Corporation, as Co-Agent
 for the Banks party to the Credit Agreement referred to below
c/o Bankers Trust Company
One Bankers Trust Plaza
New York, New York  10006

Attention:

Ladies and Gentlemen:

          I, the undersigned, the chief financial officer of DI Industries, Inc., a corporation organized and existing under the laws of the State of Texas (the "Company") and Drillers, Inc., a corporation organized and existing under the laws of the State of Texas ("DI" and together with the Company, the "Borrowers"), do hereby certify on behalf of the Company that:

          1. This Certificate is furnished pursuant to Section 5.14(a) of the Senior Secured Reducing Revolving Credit Agreement, dated as of December , 1996 among the Borrowers, each of the Subsidiary Guarantors a party thereto, the lenders from time to time party thereto (the "Banks"), Bankers Trust Company, as Agent and ING (US) Capital Corporation, as Co-Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. For purposes of this Certificate, I, or officers of the Borrowers under my direction and supervision, have reviewed such historical and pro forma financial statements and other records and information related to the Borrowers and the Guarantors and made such further inquiry, investigation and review as is necessary to make this certificate.

          3. Based on and subject to the foregoing, I hereby certify on behalf of the Borrowers that, both prior to and after giving effect to the Acquisition and the incurrence of all financings contemplated in the Credit Agreement, the Company and DI (on a stand-alone basis) are not and will not be rendered insolvent or inadequately capitalized for the respective businesses they intend to conduct and have not and will not have incurred debts beyond their ability to pay as they mature and that, upon consummation of the Acquisition, (x) the total assets of the Company and DI exceed the amount necessary to pay all of its liabilities and to pay any distribution preference on any outstanding preferred stock upon dissolution and
(y) the amount by which the total assets of the Company and DI exceeds and will exceed its liabilities is no less than its respective stated capital; and that neither the Company nor any of its Subsidiaries is entering into the Acquisition or this Agreement with the intent to hinder, delay or defraud any creditor of the Company or any of its Subsidiaries.

          4.   Attached hereto is a report from [a third party] pursuant to
Section 5.14(b) of the Credit Agreement.

          IN WITNESS WHEREOF, the Borrowers have caused their duly authorized chief financial officer to execute and deliver this Certificate this ____ day of December, 1996.

                              DI INDUSTRIES, INC.
                              DRILLERS, INC.

                                       By
                                   ----------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT K
                                                                       ---------

          FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
          -------------------------------------------

                                           DATE: ________, 19__

          Reference is made to the Senior Secured Reducing Revolving Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined. __________________ (the "Assignor") and ___________________ (the "Assignee")
hereby agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4(b) of Annex I (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the Assignor's Revolving Loan Commitment, including, without limitation, all rights and obligations with respect to the Assigned Share of any outstanding Revolving Loans and Letters of Credit.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any of their Subsidiaries or the performance or observance by the Borrowers or any of their Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit

Documents or any other instrument or document furnished pursuant thereto.

          3. The assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the the Agent, the Co-Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.1

          4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee, and, to the extent required by the Credit Agreement, the receipt of the consent of the Agent, receipt by the Agent of the assignment fee referred to in Section 12.04(b) of the Credit Agreement and the registration of the transfer on the Register as provided in Section 7.12 of the Credit Agreement, or such later date as otherwise specified in Item 5 of Annex I (the "Settlement Date").

          5. Upon the delivery of a fully executed original hereof to the Agent, as of the Settlement Date, (i) the
-------------------------
1 If the Assignee is organized under the laws of a jurisdiction outside the United States.

Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement and the Credit Agreement, relinquish its right and be released from its obligations under the Credit Agreement and the other Credit Documents.

          6. It is agreed upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Revolving Loans at the rates specified in Item 6 of Annex I, (y) all Commitment Fees on the Assigned Share of the Revolving Loan Commitment at the rate specified in Item 7 of Annex I and (z) all Letter of Credit Fees on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I, which, in each case, accrue on and after the Settlement Date, such interest, Commitment Fees and Letter of Credit Fees to be paid by the Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Revolving Loans which occur on and after the Settlement Date will be paid directly by the Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Revolving Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

          7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunder duly authorized, as of the date first above written, such execution also being made on Annex I hereto.

                              [NAME OF ASSIGNOR],
                              as Assignor

                                       By
                                ------------------------------
                                Title:

                              [NAME OF ASSIGNEE],
                              as Assignee

                                       By
                                ------------------------------
                                Title:

[Acknowledged and Agreed:

BANKERS TRUST COMPANY

By
  -----------------------
  Title:]

                                                                         ANNEX I
                                                                         -------

         ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                     ANNEX I

1.   The Borrowers:  DI Industries, Inc. and Drillers Inc.

2.   Name and Date of Credit Agreement:

     Senior Secured Reducing Revolving Credit Agreement, dated as of December , 1996, among the Borrowers, each of the Subsidiary Guarantors a party thereto, the Banks from time to time party thereto, Bankers Trust Company, as Agent and Administrative Agent and ING (US) Capital Corporation, as Co-Agent.

3.   Date of Assignment Agreement:

4.   Amounts (as of date of item #3 above):

                                             Total Revolving
                                             Loan Commitment

a.   Aggregate Amount for all Banks          $_________

b.   Assigned Share                          __________%

c.   Amount of Assigned Share                $_________

5.   Settlement Date:

6.   Rate of Interest         As set forth in Section 1.08 of
     to the Assignee:         the Credit Agreement (unless
                              otherwise agreed to by the
                              Assignor and the Assignee)2
-------------------------
2 The Borrower and the Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

7.   Commitment Fee           As set forth in Section 3.01(a)
     to the Assignee:         of the Credit Agreement (unless
                              otherwise agreed to by the
                              Assignor and the Assignee)3

8.   Letter of Credit         As set forth in Section 3.01(b)
     Fee to the Assignee:     of the Credit Agreement (unless
                              otherwise agreed to by the
                              Assignor and the Assignee)4

9.   Notice:

           ASSIGNEE:

              ======================
              ======================
              Attention:
              Telephone:
              Telecopier:
              Reference:

-------------------------
3 The Borrower and the Agent shall direct the entire amount of the Commitment Fee to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Commitment Fee through payment by the Assignee to the Assignor.

4 The Borrower and the Agent shall direct the entire amount of the applicable Letter of Credit Fee to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement with the Assignor and the Assignee effecting any agreed upon sharing of such Letter of Credit Fee through payment by the Assignee to the Assignor.

   Payment Instructions:

         ASSIGNEE:

              ======================
              ======================
              Attention:
              Reference:

Accepted and Agreed:

[NAME OF ASSIGNEE]                 [NAME OF ASSIGNOR]

By______________________           By________________________


  ----------------------             ------------------------
  (Print Name and Title)             (Print Name and Title)

                                                                       EXHIBIT M

                               DI INDUSTRIES, INC.
                            FORM OF COLLATERAL REPORT

1.  Eligible Cash
    (from Schedule 1)                   ____________________

2.  Eligible Accounts Receivable
    (from Schedule 1)                   ____________________

3.  Inventory
    (from Schedule 1)                   ____________________

4.  (a) Fair Market Value
        of Domestic Drilling Rigs
        and Related Equipment
        (from most recent Appraisal
        attached hereto)                ____________________

    (b) Orderly Liquidation Value
        of Domestic Drilling Rigs
        and Related Equipment
        (from most recent Appraisal
        attached hereto)                ____________________

5.  Seventy-five percent (75%) of (2.)  ____________________

6.  Forty percent (40%) of (3.)         ____________________

7.  Forty percent (40%) of (4(a).)      ____________________

8.  Fifty percent (50%) of (4(b).)      ____________________

9.  Assets - sum of (1.), (5.), (6.)
    and the lesser of (7.) and (8.)     ____________________

10. Total Revolving Loan Commitment     ____________________
    (see Credit Agreement)

11. Ratio of (9.) to (10.)              ____________________
    (must be at least 1:1)

                                   SCHEDULE 1

                                COLLATERAL REPORT
                    Computation of Availability as of [date]

ELIGIBLE CASH

1.  Total Cash and Cash Equivalents
    (see Credit Agreement for defs.          _______________
     -balance sheet attached hereto)

2.  Less:  Cash and Cash Equivalents
    held by Foreign Subsidiaries             _______________

3.  Less:                                        $10,000,000

    TOTAL ELIGIBLE CASH (if positive):       _______________

ELIGIBLE ACCOUNTS RECEIVABLE

1.  Gross accounts receivable of Company
    and its Domestic Subsidiaries
    (as of last month-end - see balance
     sheet/financial stmt. attached hereto)  _______________

2.  Less:
    (a) Receivables from account debtors
        not located within the 48 con-
        tiguous states ("Debtors")           _______________

    (b) Receivables of Debtors that
        are more than 90 days past the
        original invoice date                _______________

    (c) Other receivables declared
        ineligible by the Agent or Co-
        Agent as provided for in the
        Credit Agreement                     _______________


    TOTAL ELIGIBLE ACCOUNTS RECEIVABLE:      _______________

INVENTORY

1.  Inventory (as of last month end
    (see financial stmts. attached hereto)   _______________

2.  Less:
    - Not located in 48 contiguous states    _______________


    TOTAL INVENTORY:                         _______________